Exhibit 10.1

CREDIT AGREEMENT

by and among

THE NEW YORK TIMES COMPANY,

as Parent and a Borrower,

THE OTHER PERSONS PARTY HERETO AS BORROWERS,

THE PERSONS PARTY HERETO FROM TIME TO TIME AS GUARANTORS,

THE FINANCIAL INSTITUTIONS PARTY HERETO

FROM TIME TO TIME AS LENDERS,

SUNTRUST BANK,

as Issuing Bank,

SUNTRUST BANK,

as Administrative Agent,

SUNTRUST ROBINSON HUMPHREY, INC., WELLS FARGO CAPITAL FINANCE, LLC

and J.P. MORGAN SECURITIES LLC,

as Joint Lead Arrangers,

SUNTRUST ROBINSON HUMPHREY, INC. and

WELLS FARGO CAPITAL FINANCE, LLC,

as Co-Collateral Agents,

SUNTRUST ROBINSON HUMPHREY, INC., WELLS FARGO CAPITAL FINANCE, LLC

and J.P. MORGAN SECURITIES LLC,

as Joint Book Runners

and

JP MORGAN CHASE BANK, N.A,

as Syndication Agent

EXHIBITS

Exhibit A	-	Form of Assignment and Acceptance
Exhibit B	-	Form of Borrowing Base Certificate
Exhibit C	-	Form of Compliance Certificate
Exhibit D	-	Form of Notice of Conversion/Continuation
Exhibit E	-	Form of Request for Advance
Exhibit F	-	Form of Request for Issuance of Letter of Credit
Exhibit G	-	Form of Revolving Loan Note
Exhibit H	-	Form of Guaranty Supplement
Exhibit I	-	Form of Notice of Requested Commitment Increase
Exhibit J	-	Form of Borrower Supplement

SCHEDULES

Schedule C	-	Commitment Ratios
Schedule E	-	Eligible Account Borrowers
Schedule P	-	Post-Closing Matters

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of June 9, 2011 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is by and among THE NEW YORK TIMES COMPANY, a New York corporation (“Parent”), the Subsidiaries of Parent signatory hereto as “Borrowers” (together with Parent, each, individually, a “Borrower” and, collectively, jointly and severally, the “Borrowers”), the Persons party hereto from time to time as Guarantors, the financial institutions party hereto from time to time as Lenders, SUNTRUST BANK, as the Issuing Bank, and SUNTRUST BANK, as the Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrowers have requested that the Administrative Agent, the Issuing Bank and the Lenders make available to them the Commitments, on the terms and conditions set forth herein, to, among other things, replace the Existing Facility and to fund permitted acquisitions, transaction costs and working capital needs of the Borrowers and to use borrowings thereunder for other general corporate purposes; and

WHEREAS, the Administrative Agent, the Issuing Bank and the Lenders are willing to make the Commitments available to the Borrowers upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1.

DEFINITIONS, ACCOUNTING PRINCIPLES AND

OTHER INTERPRETIVE MATTERS

Section 1.1 Definitions. For the purposes of this Agreement:

“14.053% Notes 2015” shall mean the 14.053% notes due January 15, 2015 issued by Parent pursuant to that certain Securities Purchase Agreement, dated as of January 19, 2009, by and among Parent, as issuer, Inmobiliaria Carso, S.A. de C.V., as a note purchaser, and Banco Inbursa S.A., Institución de Banca Múltiple, Grupo Financiero Inbursa, as a note purchaser, in the aggregate principal amount of $250,000,000.

“4.610% Notes 2012” shall mean the 4.610% notes due September 26, 2012 issued by Parent pursuant to that certain Indenture, dated as of March 29, 1995, by and among Parent, as issuer, and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank and The Chase Manhattan Bank)), as trustee, in the aggregate principal amount of $75,000,000.

“5.00% Notes 2015” shall mean the 5.00% notes due March 15, 2015 issued by Parent pursuant to that certain Indenture, dated as of March 29, 1995, by and among Parent, as issuer, and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank and The Chase Manhattan Bank)), as trustee, in the aggregate principal amount of $250,000,000.

“6.625% Notes 2016” shall mean the 6.625% notes due December 15, 2016 issued by Parent pursuant to that certain Indenture, dated as of November 4, 2010, by and among Parent, as issuer, and Wells Fargo Bank, National Association, as trustee, in the aggregate principal amount of $225,000,000.

“Account Debtor” shall mean any Person who is obligated to make payments in respect of an Account.

“Accounts” shall mean all “accounts”, as such term is defined in Article 9 the UCC, arising from the sale or placement of advertising, whether in print, digital or other media and whether directly with advertisers or through advertising agencies, of each Borrower Party whether now existing or hereafter created or arising, including (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by chattel paper (as defined in the UCC) or instruments (as defined in the UCC)) (including any such obligations that may be characterized as an account or contract right under the UCC) arising from such transactions, (b) all of each Borrower Party’s rights in, to and under all purchase orders or receipts for such goods or services, (c) all of each Borrower Party’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), (d) all rights to payment due to a Borrower Party for a secondary obligation incurred or to be incurred, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Borrower Party, in each case, in connection with any such transaction (whether or not yet earned by performance on the part of such Borrower Party) and (e) all collateral security of any kind, given by any Account Debtor or any other Person with respect to any of the foregoing; and an “Account” shall mean any one of the foregoing Accounts.

“Accounting Change” shall have the meaning specified in Section 1.2.

“ACH Transactions” shall mean any cash management or related services including the automated clearinghouse transfer of funds by the Administrative Agent (or any Affiliate of the Administrative Agent) for the account of the Borrower Parties pursuant to an agreement or overdrafts.

“Activation Notice” shall have the meaning specified in Section 6.11(a).

“Additional Amount” shall have the meaning specified in Section 2.8(b)(i).

“Administrative Agent” shall mean SunTrust Bank, acting as administrative agent for the Lender Group, and any successor Administrative Agent appointed pursuant to Section 10.12.

“Administrative Agent Indemnified Person” shall have the meaning specified in Section 10.10.

“Administrative Agent’s Office” shall mean the office of the Administrative Agent located at 303 Peachtree Street, Twenty-Third Floor, Atlanta, Georgia 30308, Attention: Group Portfolio Manager, or such other office as may be designated by the Administrative Agent pursuant to the provisions of Section 11.1.

“Administrative Borrower” shall have the meaning specified in Section 13.4.

“Administrative Questionnaire” shall mean a questionnaire in form and substance satisfactory to the Administrative Agent.

“Advance” or “Advances” shall mean amounts of the Loans advanced by the Lenders to, or on behalf of, the Borrowers pursuant to Section 2.1 on the occasion of any borrowing and shall include, without limitation, all Agent Advances and Swing Loans.

“Affiliate” shall mean, with respect to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or that is a director, officer, manager or partner of such Person. For purposes of this definition, “control”, when used (i) with respect to any Person except Parent or its Subsidiaries, includes the direct or indirect beneficial ownership of ten percent (10%) or more of the outstanding Equity Interests of such Person and (ii) with respect to Parent or its Subsidiaries, includes the direct or indirect beneficial ownership of twenty percent (20%) or more of the outstanding Equity Interests of such Person.

“Agent Advances” shall have the meaning specified in Section 2.1(f).

“Aggregate Commitment Ratio” shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (a) the unutilized portion of the Commitments plus Loans (other than Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances outstanding of such Lender, divided by (b) the sum of the aggregate unutilized Commitments plus Loans (other than Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances of all Lenders, which Aggregate Commitment Ratios, as of the Agreement Date, are set forth (together with Dollar amounts thereof) on Schedule C.

“Aggregate Revolving Credit Obligations” shall mean, as of any particular time, the sum of (a) the aggregate principal amount of all Revolving Loans then outstanding, plus (b) the aggregate principal amount of all Swing Loans then outstanding, plus (c) the aggregate principal amount of all Agent Advances then outstanding, plus (d) the aggregate principal amount of all Letter of Credit Obligations then outstanding.

“Agreement” has the meaning specified in the preamble, together with all Exhibits and Schedules hereto.

“Agreement Date” shall mean the date as of which this Agreement is dated.

“Applicable Law” shall mean, in respect of any Person, all provisions of (a) constitutions, treaties, statutes, rules and regulations and (b) to the extent binding on such Person, policies, procedures, decisions and orders of governmental bodies or regulatory agencies applicable, whether by law or by virtue of contract, to such Person, and (c) all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound, including, in each case, without limitation, the rules and regulations of NYSE Euronext (or any successor, by merger or otherwise, thereto) applicable to the Parent.

“Applicable Margin” shall mean a per annum rate of interest, with respect to each Advance (except Swing Loans) and issuance of Letters of Credit, equal to (a) from the Agreement Date through the date that is two (2) Business Days following the delivery to the Administrative Agent of first the Borrowing Base Certificate required by Section 7.5(a), the applicable margin set forth in the table below with respect to Eurodollar Advances or Base Rate Advances, as applicable, that corresponds to Revolver Utilization determined by the Administrative Agent as of the Agreement Date by reference to the Borrowing Base Certificate delivered pursuant to Section 4.1(a)(xvi), plus the Yield Adjustment Margin (if any) and (b) thereafter, the applicable margin set forth in the table below with respect to Eurodollar Advances or Base Rate Advances, as applicable, that corresponds to Revolver Utilization determined by the Administrative Agent as of the second Business Day following delivery to the Administrative Agent of the most recent Borrowing Base Certificate required by Section 7.5(a), by reference to such Borrowing Base Certificate plus the Yield Adjustment Margin (if any):

Level	Revolver Utilization	Applicable Margin for Eurodollar Advances	Applicable Margin for Base Rate Advances
I	Less than 33%	2.25%	1.25%
II	Greater than or equal to 33% but less than 66%	2.50%	1.50%
III	Greater than or equal to 66%	2.75%	1.75%

The Applicable Margin shall be re-determined by the Administrative Agent, effective as of the second Business Day following delivery following the delivery to Administrative Agent of each Borrowing Base Certificate required by Section 7.5(a). If the Borrowers fail to provide any Borrowing Base Certificate when due, the Applicable Margin shall be set at the margin in the row styled “Level III” as of the second Business Day following the date on which such Borrowing Base Certificate was required to be delivered until the date on which such Borrowing Base Certificate is delivered, on which date (but not retroactively), and without constituting a waiver of any Default or Event of Default occasioned by the failure to timely deliver such Borrowing Base Certificate, the Applicable Margin shall be set at the applicable margin based upon the calculations disclosed by such Borrowing Base Certificate. In the event that the information regarding Revolver Utilization or the Borrowing Base contained in any such Borrowing Base Certificate is determined to be inaccurate by the Co-Collateral Agents in their respective Permitted Discretion, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period then the Applicable Margin actually applied for such period, then (i) the Borrowers shall immediately deliver to Agent a correct Borrowing Base Certificate for such period, (ii) the Applicable Margin shall be determined as if the correct Applicable Margin (as set forth in the table above) were applicable for such period, and (iii) the Borrowers shall immediately deliver to Administrative Agent full payment in respect of the accrued additional interest and Letter of Credit fees as a result of such increased Applicable Margin for such period, which payment shall be promptly applied by Administrative Agent to the affected Obligations.

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity that administers or manages a Lender.

“Assignment and Acceptance” shall mean that certain form of Assignment and Acceptance attached hereto as Exhibit A, pursuant to which each Lender may, as further provided in Section 11.5, sell a portion of its Loans or a portion of the Commitments.

“Authorized Signatory” shall mean, with respect to any Borrower Party, such senior personnel of such Borrower Party as may be duly authorized and designated in writing to the Administrative Agent by such Borrower Party to execute documents, agreements, and instruments on behalf of such Borrower Party.

“Availability” shall mean, as of any date of determination, the amount (if any) by which (a) the lesser of (i) the Commitments, or (ii) the Borrowing Base as most recently reported by the Borrower Parties on or prior to such date of determination, exceeds (b) the Aggregate Revolving Credit Obligations on such date of determination.

“Availability Trigger Amount” shall mean, as of any date of determination, an amount of Availability equal to the greater of (a) $16,700,000 and (b) fifteen percent (15%) of the Commitments as of such date.

“Available Letter of Credit Amount” shall mean, as of any particular time, an amount equal to the lesser of (a) the Letter of Credit Commitment at such time less the aggregate amount of all Letter of Credit Obligations then outstanding and (b) Availability at such time.

“Bank Product Reserves” shall mean all reserves that the Co-Collateral Agents, from time to time, establish at the request of a member of the Lender Group with respect to Bank Products, which, with respect to any Hedge Agreements, shall be based on the mark-to-market value thereof.

“Bank Products” shall mean any one or more of the following types of services or facilities extended to the Borrower Parties by a Person who at the time such services or facilities were extended was a Lender (or any Affiliate of a Lender) and as to which the Administrative Borrower and the Lender (or Affiliate thereof) providing such services or facilities has designated in a written notice to the Administrative Agent that such services or facilities shall be “Bank Products” under this Agreement (and such notice has not been subsequently revoked by the Administrative Borrower and the Lender (or Affiliate thereof) providing such services or facilities): (a) any treasury or other cash management services, including (i) deposit account, (ii) automated clearing house (ACH) origination and other funds transfer, (iii) depository (including cash vault and check deposit), (iv) zero balance accounts and sweep, controlled disbursement and other ACH Transactions, (v) return items processing, (vi) controlled disbursement, (vii)

positive pay, (viii) lockbox, (ix) account reconciliation and information reporting, (x) payables outsourcing, (xi) payroll processing, and (xii) trade finance services, (b) card services, including (i) credit card (including purchasing card and commercial card), (ii) prepaid card, including payroll, stored value and gift cards, (iii) merchant services processing, and (iv) debit card services and (c) Lender Hedge Agreements.

“Bank Products Documents” shall mean all agreements entered into from time to time by the Borrower Parties in connection with any of the Bank Products and shall include the Lender Hedge Agreements.

“Bankruptcy Code” shall mean the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as now or hereafter amended, and any successor statute.

“Base Rate” shall mean the highest of (a) the rate which the Administrative Agent publicly announces from time to time as its prime lending rate, as in effect from time to time and effective from and including the date such change is publicly announced as being effective, (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (1/2%) per annum or (c) the Eurodollar Rate determined on a daily basis for a period of one (1) month (any changes in such rates to be effective as of the date of any change in such rate). The Administrative Agent’s prime lending rate is a reference rate and does not necessarily represent the lowest or best rate of interest actually charged to any customer of the Administrative Agent. The Administrative Agent may make commercial loans or other loans at rates of interest at, above, or below the Administrative Agent’s prime lending rate.

“Base Rate Advance” shall mean an Advance which the Administrative Borrower requests to be made that bears interest based upon the Base Rate or which is converted to an Advance that bears interest based upon the Base Rate, in accordance with the provisions of Section 2.2.

“Blocked Account” shall mean a deposit account or securities account with SunTrust Bank (or, if SunTrust Bank is no longer the Administrative Agent, the financial institution acting as successor Administrative Agent pursuant to the terms hereof) and any other account subject to a Blocked Account Agreement.

“Blocked Account Agreement” shall mean any agreement executed by a depository bank and the Administrative Agent, for the benefit of the Lender Group, and acknowledged and agreed to by the applicable Borrower Party, in form and substance satisfactory to the Administrative Agent, as may be amended from time to time.

“Borrower” and “Borrowers” shall have the meanings specified in the preamble.

“Borrower Parties” shall mean, collectively, the Borrowers and the Guarantors; and “Borrower Party” shall mean any one of the foregoing Borrower Parties.

“Borrower Payments” shall have the meaning specified in Section 2.8(b)(i).

“Borrower Supplement” shall have the meaning specified in Section 6.16.

“Borrowing Base” shall mean, at any particular time, the sum of:

(a) 85% of Eligible Accounts; minus

(b) the Reserves.

“Borrowing Base Certificate” shall mean a certificate of an Authorized Signatory of the Administrative Borrower substantially in the form of Exhibit B, or in such form as otherwise agreed to by the Co-Collateral Agents and the Administrative Borrower.

“Business Day” shall mean any day excluding Saturday, Sunday and any day which is either (a) a legal holiday under the laws of the state where the Administrative Agent’s Office is located, (b) a day on which banking institutions located in the state where the Administrative Agent’s Office are located is closed or (c) a day on which banking institutions located in the State of New York are closed; provided, however, that when used with reference to a Eurodollar Advance (including the making, continuing, prepaying or repaying of any Eurodollar Advance), the term “Business Day” shall also exclude any day in which banks are not open for dealings in deposits of Dollars on the London interbank market.

“Capital Expenditures” shall mean, for any period, on a consolidated basis for the Borrower Parties, the aggregate of all expenditures made by the Borrower Parties during such period that, in conformity with GAAP, are required to be included in or reflected on the consolidated balance sheet as a capital asset of the Borrower Parties, including, without limitation, Capitalized Lease Obligations of the Borrower Parties.

“Capitalized Lease Obligation” shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

“Cash Equivalents” shall mean, collectively, (a) marketable, direct obligations of the US and its agencies maturing within ninety (90) days of the date of purchase, (b) commercial paper issued by corporations, each of which shall have a consolidated net worth of at least $500,000,000 and which commercial paper will mature within ninety (90) days from the date of the original issue thereof and is rated “P-1” or better by Moody’s or “A-1” or better by S&P, (c) certificates of deposit maturing within ninety (90) days of the date of purchase and issued by a US national or state bank having deposits totaling more than $500,000,000, and whose short-term debt is rated “P-1” or better by Moody’s or “A-1” or better by S&P, (d) up to $250,000 per institution and up to $2,000,000 in the aggregate maturing within ninety (90) days in (i) short-term obligations issued by any local commercial bank or trust company located in those areas where any Borrower conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (ii) commercial bank-insured money market funds, or any combination of the types of investments described in this clause (d), (e) marketable, direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within ninety (90) days of the date of purchase and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s and (f) money market funds which have the highest rating obtainable from either S&P or Moody’s.

“Cash Management Bank” shall have the meaning specified in Section 6.11.

“Change In Control” shall mean the occurrence of one or more of the following events: (a) at any time the Permitted Holders cease to own, at such time, in the aggregate, directly or indirectly, beneficially and of record, at least the majority of the then outstanding Class B Common Stock of Parent (or any successor class of common stock with comparable voting rights or in the event no such class exists, the common shares with voting rights), (b) at any time the Permitted Holders shall cease to have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of Parent or (c) any “Change of Control” (or any comparable term) under any other senior Funded Debt of the Borrower (including, without limitation, any of the Excluded Notes and the documents governing the same).

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive by any Governmental Authority; provided that notwithstanding anything herein to the contrary, each of (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any Governmental Authority pursuant to, or in connection with, Basel III shall each be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Co-Collateral Agent” shall mean each of SunTrust Bank and Wells Fargo Capital Finance, LLC, in their respective capacities as co-collateral agents for the Lender Group. If at any time, SunTrust Bank or Wells Fargo Bank, N.A. is not a Lender hereunder, SunTrust Bank, in the case of the former, and Wells Fargo Capital Finance, LLC, in the case of the latter, shall automatically cease to be a “Co-Collateral Agent” hereunder and the Administrative Agent and the Administrative Borrower may, upon or after such event (but shall not be required to), mutually agree on and appoint a successor “Co-Collateral Agent”, who shall be a Lender at such time of appointment; provided, that no Lender shall be required to accept such appointment. For avoidance of doubt, (i) so long as Wells Fargo Bank, N.A. is a Lender hereunder, Wells Fargo Capital Finance, LLC shall be a Co-Collateral Agent until such time as Wells Fargo Capital Finance, LLC, acting in its sole discretion, shall resign as such and (ii) so long as SunTrust Bank is a Lender hereunder, SunTrust Bank shall be a Co-Collateral Agent until such time as SunTrust Bank, acting in its sole discretion, shall resign as such.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all Property pledged as collateral security for the Obligations pursuant to the Security Documents or otherwise, and all other Property of any Borrower Party that is now or hereafter in the possession or control of any member of the Lender Group, or on which any member of the Lender Group has been granted a Lien by any Borrower Party.

“Collateral Account” shall have the meaning specified in Section 6.11.

“Collateralize” shall mean, with respect to any Letter of Credit Obligations, providing security for such Letter of Credit Obligations by either delivering cash collateral or a letter of credit in favor of the Administrative Agent, for the benefit of the Lender Group, acceptable to the Administrative Agent in its Permitted Direction (including, without limitation, as to the form and substance of such letter of credit and, except with respect to issuers that are Lenders, the identity and credit risk of the financial institution issuing such letter of credit), in each case in an amount equal to one hundred five percent (105%) of the Letters of Credit Obligations being secured; and “Collateralized” shall have a corresponding meaning.

“Collateral Access Agreement” shall mean any agreement of any lessor to the Borrower Parties in favor of the Administrative Agent, for the benefit of the Lender Group, in form and substance reasonably satisfactory to the Administrative Agent in its Permitted Discretion, waiving or subordinating certain rights or interests such Person may hold (if any) in regard to the property of any of the Borrower Parties and providing the Administrative Agent access to its Collateral.

“Commercial Letter of Credit” shall mean a documentary Letter of Credit issued by the Issuing Bank in respect of the purchase of goods or services, whether or not the purchaser thereof is a Borrower, but for which a Borrower, in the ordinary course of its business, is the account party with respect to such Letter of Credit.

“Commitment Fee” shall have the meaning specified in Section 2.4(b).

“Commitment Ratio” shall mean, with respect to any Lender, the ratio, expressed as a percentage, of (a) the portion of the Commitments of such Lender, divided by (b) the Commitments of all Lenders, which, as of the Agreement Date, are set forth (together with Dollar amounts thereof) on Schedule C; provided that for purposes of Section 2.18(b) and (c), the calculation of “Commitment Ratio” shall exclude the portion of the Commitments of any Defaulting Lender to the extent its Swing Loan exposure or Letter of Credit exposure is reallocated to the non-Defaulting Lenders.

“Commitments” shall mean the several obligations of the Lenders to advance the aggregate amount of up to $125,000,000 to the Borrowers on or after the Agreement Date, in accordance with their respective Commitment Ratios, pursuant to the terms of this Agreement, as such amount may be reduced from time to time pursuant to the terms of this Agreement or increased pursuant to Section 2.17.

“Commitment Increase” shall have the meaning specified in Section 2.17(a).

“Commitment Increase Cap” shall have the meaning specified in Section 2.17(a).

“Compliance Certificate” shall mean a certificate executed by an Authorized Signatory of the Administrative Borrower substantially in the form of Exhibit C.

“Confidential Information” shall have the meaning specified in Section 11.17.

“Contributing Borrower Party” shall have the meaning specified in Section 13.5(b).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Customer Dispute” shall mean all instances in which (a) a customer of a Borrower has rejected or returned the goods and such return or rejection has not been accepted by such Borrower as a valid return or rejection, or (b) a customer of a Borrower has otherwise affirmatively asserted grounds for nonpayment of an Account, including any repossession of goods by such Borrower, or any claim by an Account Debtor of total or partial failure of delivery, set-off, counterclaim, or breach of warranty.

“Date of Issue” shall mean the date on which the Issuing Bank issues a Letter of Credit pursuant to Section 2.15.

“Default” shall mean any event that, with the passage of time or giving of notice (or both), would constitute an Event of Default.

“Default Rate” shall mean a simple per annum interest rate equal to, (a) with respect to all outstanding principal, the sum of (i) the applicable Interest Rate Basis, plus (ii) the highest Applicable Margin, plus (iii) two percent (2.00%), and (b) with respect to all other Obligations (other than Obligations from Bank Products), the sum of (i) the Base Rate, plus (ii) the highest Applicable Margin with respect to Base Rate Advances, plus (iii) two percent (2.00%); provided, however, that (y) as to any Eurodollar Advance outstanding on the date that the Default Rate becomes applicable, the Default Rate shall be based on the then applicable Eurodollar Basis until the end of the current Eurodollar Advance Period and thereafter the Default Rate shall be based on the Base Rate as in effect from time to time and (z) as to any Base Rate Advance outstanding on the date that the Default Rate becomes applicable, the Default Rate shall be based on the Base Rate as in effect from time to time.

“Defaulting Lender” shall mean any Lender, as determined by the Administrative Agent, that (a) has failed to fund any portion of its Loans or participations in Letters of Credit or Swing Loans required to be funded by it hereunder within three (3) Business Days of the date required to be funded by it hereunder, (b) has notified the Administrative Agent, the Issuing Bank, the Swing Bank, any Lender and/or the Borrowers in writing that it does not intend or is unable to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend or is unable to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Loans; provided, that such Lender shall cease to be a Defaulting Lender as a result of this clause (c) upon delivery of such writing, (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) in the case of a Lender that has a Commitment or obligations with respect to outstanding Letters of Credit or Swing Loans outstanding at such time, shall take, or is the Subsidiary of any Person that has taken, any action or be (or is) the subject of any action or proceeding of a type described in Section 9.1 (g) or (h) (or any comparable proceeding initiated by a regulatory authority having jurisdiction over such Lender or such Person).

“Dilution” shall mean, as of any date of determination, a percentage, based upon the experience of the immediately prior ninety (90) consecutive days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Borrowers’ Accounts during such period, by (b) the Borrowers’ billings with respect to Accounts during such period.

“Dilution Reserve” shall mean, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one (1) percentage point for each percentage point by which Dilution is in excess of five percent (5%), rounded up to the nearest one tenth of a percentage point (0.10%).

“Disbursement Account” shall mean a deposit account designated in writing as the “Disbursement Account” from time to time to the Administrative Agent by the Administrative Borrower.

“Disclosure Schedules” shall mean those certain Disclosure Schedules, dated as of the Agreement Date, by the Borrowers in favor of the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

“Dividends” shall mean any direct or indirect distribution, dividend, or payment of cash or other property of any kind to any Person on account of any Equity Interests of any Borrower Party.

“Dollars” or “$” shall mean the lawful currency of the United States.

“Domestic Subsidiary” shall mean any Subsidiary of a Borrower that is organized and existing under the laws of the US or any state or commonwealth thereof or under the laws of the District of Columbia.

“Dominion Event” shall mean that Availability is less than the Availability Trigger Amount for a period of five (5) consecutive Business Days.

“EBITDA” shall mean, for any period, for the Borrowers and their Subsidiaries on a consolidated basis, an amount equal to Net Income for such period plus, without duplication, (a) the following to the extent deducted in calculating such Net Income: (i) Interest Expense for such period, (ii) the provision for Federal, state, local and foreign income taxes payable by the Borrowers and their Subsidiaries for such period, (iii) depreciation and amortization expense, (iv) non-cash items, including, without limitation, stock compensation expenses and pension expenses, and (v) other non-recurring expenses of Borrowers and their Subsidiaries reducing such Net Income which do not represent a cash item in such period or any future period minus (b) the following to the extent included in calculating such Net Income: (i) Federal, state, local and foreign income tax credits of the Borrowers and their Subsidiaries for such period and (ii) all non-cash items increasing Net Income for such period.

“Electronic Transmission” shall mean each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or facsimile, or otherwise to or from an E-System or any other equivalent service.

“Eligible Accounts” shall mean, at any particular date, all Accounts of the Borrowers set forth on Schedule E (as may be revised in a manner mutually agreeable to the Co-Collateral Agents and the Administrative Borrower, each in their sole discretion, from time to time), but excluding any Borrowers who are subject to any of the events or conditions described in Section 9.1(g) or (h), that the Co-Collateral Agents, in the exercise of their Permitted Discretion, determines to be Eligible Accounts; provided, however, that, without limiting the right of the Co-Collateral Agents to establish other criteria of ineligibility in their Permitted Discretion, Eligible Accounts shall not include any of the following Accounts:

(a) Accounts that the Account Debtor has failed to pay within three calendar months (or, in the case of digital Accounts, four calendar months) of original invoice date;

(b) Accounts with respect to which any of the representations, warranties, covenants and agreements contained in Section 5.2 are not or have ceased to be complete and correct or have been breached;

(c) Accounts with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason, unless the Account Debtor subsequently honors such check, note, draft, acceptance or instrument or pays such Account or part thereof paid therewith;

(d) Accounts as to which the Borrower Party has not performed, as of the applicable date of calculation, all of its obligations then required to have been performed, including, without limitation, the delivery of merchandise or rendition of services applicable to such Accounts;

(e) Accounts as to which any one or more of the following events has occurred with respect to the Account Debtor on such Accounts: death or judicial declaration of incompetency of such Account Debtor who is an individual; the filing by or against such Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the US, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by such Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for such Account Debtor or for any of the assets of such Account Debtor, including, without limitation, the appointment of or taking possession by a “custodian,” as defined in the Bankruptcy Code; the institution by or against such Account Debtor of any other type of Insolvency Proceeding or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, such Account Debtor; the sale, assignment, or transfer of all or substantially all of the assets of such Account Debtor unless the obligations of such Account Debtor in respect of the Accounts are assumed by and assigned to such purchaser or transferee; the nonpayment generally by such Account Debtor of its debts as they become due; or the cessation of the business of such Account Debtor as a going concern;

(f) Accounts of an Account Debtor for whom fifty percent (50%) or more of the aggregate Dollar amount of such Account Debtor’s outstanding Accounts are classified as ineligible under the criteria set forth in clause (a) hereof;

(g) Accounts which represent the remaining obligations for partially paid invoices;

(h) Accounts owed by an Account Debtor which: (i)(A) does not maintain its chief executive office or have material assets in the US or in Canada or (B) is not organized under the laws of the US or any state or territory thereof or of Canada or any province thereof; or (ii) is the government of any foreign country or sovereign state, or of any state, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Accounts are secured or payable by an irrevocable letter of credit or acceptance, or insured under foreign credit insurance in each case, on terms and conditions satisfactory to the Co-Collateral Agents in their Permitted Discretion (including as to form, substance, issuer or domestic confirming bank and the credit and/or payment history or the applicable Account Debtor, as applicable);

(i) Accounts owed by an Account Debtor which is an Affiliate, employee or agent of any Borrower Party (or any Affiliate thereof);

(j) Accounts which are owed by an Account Debtor to which the Borrower Party is indebted in any way, or which are subject to any right of setoff by the Account Debtor, including, without limitation, for co-op advertising, rebates, incentives and promotions, to the extent of such indebtedness or right of setoff and without duplication of any such indebtedness or right of setoff accounted for in the calculation of Dilution;

(k) Accounts which are subject to any Customer Dispute, but only to the extent of the amount in dispute;

(l) Accounts which are owed by the government of the US, or any department, agency, public corporation, or other instrumentality thereof, unless all required procedures for the effective collateral assignment of the Accounts under the Federal Assignment of Claims Act of 1940, as amended, have been complied with to the Co-Collateral Agents’ reasonable satisfaction with respect to such Accounts;

(m) Accounts which are owed by any state, municipality, territory or other political subdivision of the US, or any department, agency, public corporation, or other instrumentality thereof and as to which the Co-Collateral Agents determines in their Permitted Discretion that the Administrative Agent’s security interest therein is not or cannot be perfected or cannot, or would not be commercially or administratively practical, to be enforced against the applicable Account Debtor;

(n) Accounts which represent third-party leasing transactions;

(o) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional;

(p) Accounts which represent any contractual obligation, based on a percentage of sales or otherwise, that must be collected from the Account Debtor and paid by the Borrower Party to a third party as a “pass-through” item, but only to the extent of the amount of such pass-through;

(q) Accounts which are evidenced by a promissory note or other instrument or by chattel paper;

(r) Accounts as to which the applicable Account Debtor has not been sent an invoice or which are partially billed;

(s) Accounts with respect to which the Account Debtor is located in a state or jurisdiction that requires, as a condition to access to the courts of such jurisdiction, that a creditor qualify to transact business, file a business activities report or other report or form, or take one or more other actions, unless the Borrower Party has so qualified, filed such reports or forms, or taken such actions (and, in each case, paid any required fees or other charges), except to the extent that the Borrower Party may qualify subsequently as a foreign entity authorized to transact business in such state or jurisdiction and gain access to such courts, without incurring any cost or penalty viewed by the Co-Collateral Agents in their Permitted Discretion to be significant in amount, and such later qualification cures any bar to access to such courts to enforce payment of such Account;

(t) Accounts which are not a bona fide, valid and, to the best of the Borrower Parties’ knowledge, enforceable obligation of the Account Debtor thereunder;

(u) Accounts which are owed by an Account Debtor with whom any Borrower Party has any agreement or understanding for deductions from the Accounts, except for discounts or allowances which are made in the ordinary course of business for prompt payment or volume purchases and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Accounts, or Accounts with respect to which a debit or chargeback has been issued or generated, in each case to the extent of such deduction and without duplication of any such deduction accounted for in the calculation of Dilution;

(v) Accounts which are not subject to a valid and continuing first priority Lien in favor of the Administrative Agent pursuant to the Security Documents as to which all action necessary or desirable to perfect such security interest shall have been taken, and to which the Borrower Party has good and marketable title, free and clear of any Liens (other than Liens in favor of the Administrative Agent and Permitted Liens);

(w) Accounts which are owed by an Account Debtor to the extent that such Account, together with all other Accounts owing by the same Account Debtor and its Affiliates, (i) with respect to Accounts which are owed by the Account Debtors set forth on Schedule 1.1(a) to the Disclosure Schedules (as such schedule may be amended from time to time with consent of the Co-Collateral Agents acting in their Permitted Discretion), exceed fifteen percent (15%) of all Eligible Accounts and (ii) with respect to Accounts which are owed by an other Account Debtor, exceed ten percent (10%) of all Eligible Accounts (in any case, such percentage, as applied to a particular Account Debtor, being subject to reduction by the Co-Collateral Agents in their Permitted Discretion if the creditworthiness of such Account Debtor deteriorates); provided, however, that, in each case, the amount of Eligible Accounts that are excluded because they exceed the foregoing percentages shall be determined by the Co-Collateral Agents based on all of the otherwise Eligible Accounts prior to giving effect to any eliminations based upon the foregoing concentration limit;

(x) Accounts which represent rebates, refunds or other similar transactions, but only to the extent of the amount of such rebate, refund or similar transaction;

(y) Accounts as to which a security agreement, financing statement, equivalent security or Lien instrument or continuation statement is on file or of record in any public office, except any such as may have been filed in favor of the Administrative Agent pursuant to the Security Documents, any such evidencing or relating to a Permitted Lien, and any such with respect to a Lien granted by an Account Debtor in favor of a Borrower Party;

(z) Accounts which either (i) did not arise in the ordinary course of business of a Borrower Party out of the sale of goods or services by a Borrower Party or (ii) arise from barter transactions;

(aa) Accounts, the collection of which, the Co-Collateral Agents, in their Permitted Discretion, believes to be doubtful by reason of the Account Debtor’s financial condition;

(bb) Accounts with respect to which the Account Debtor is a Sanctioned Person or Sanctioned Country;

(cc) Accounts that are not payable in Dollars;

or

(dd) Accounts that are pre-billed Accounts or that arise from progress billing.

“Eligible Assignee” shall mean (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; or (d) any other Person approved by (i) the Administrative Agent, (ii) with respect to any proposed assignee of the Commitments, the Issuing Bank and, (iii) unless an Event of Default exists, the Administrative Borrower, such approvals not to be unreasonably withheld or delayed; provided, however, that if the consent of the Administrative Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment thresholds specified in Section 11.5(b)), the Administrative Borrower shall be deemed to have given its consent seven (7) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Administrative Borrower prior to such fifth (5th) Business Day.

“Environmental Laws” shall mean, collectively, any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or binding requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, with respect to releases of Hazardous Materials, as now or may at any time during the term of this Agreement be in effect.

“Equity Interests” shall mean, as applied to any Person, any capital stock, membership interests, partnership interests or other equity interests of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as in effect on the Agreement Date and as such Act may be amended thereafter from time to time.

“ERISA Affiliate” shall mean, with respect to any Borrower Party, any trade or business (whether or not incorporated) that together with such Borrower Party, are treated as a single employer under Section 414 (b) or (c) of the Code or Section 4001 of ERISA.

“ERISA Event” shall mean, with respect to any Borrower Party or any ERISA Affiliate, (a) any “reportable event” within the meaning of Section 4043 of ERISA with respect to a Title IV Plan for which the thirty (30) day notice period has not been waived; (b) the withdrawal of any Borrower Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Borrower Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution or threatened institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (g) the failure by any Borrower Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days or could not reasonably be expected to result in the imposition of a lien pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Internal Revenue Code; (h) any other event or condition that could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA, or (i) receipt from the Internal Revenue Service of notice of the failure of any Plan intended to be qualified under Section 401(a) of the Code to qualify under Section 401(a) of the Code, or the failure of any trust forming part of any such Plan to qualify for exemption from taxation under Section 501(a) of the Code.

“E-System” shall mean any electronic system, including Intralinks®, SyndTrak Online and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent, any of its Affiliates or any other Person, providing for access to data protected by passcodes or other security system.

“Eurodollar Advance” shall mean an Advance which the Administrative Borrower requests to be made that bears interest based upon the Eurodollar Rate or which is continued as or converted as an Advance that bears interest based upon the Eurodollar Rate, in accordance with the provisions of Section 2.2.

“Eurodollar Advance Period” shall mean, for each Eurodollar Advance, each one (1), two (2), three (3) or six (6) month (or, only if available to all Lenders, nine (9) or twelve (12) month) period, as selected by the Administrative Borrower pursuant to Section 2.2, during which the applicable Eurodollar Rate (but not the Applicable Margin) shall remain unchanged. Notwithstanding the foregoing, however: (a) any applicable Eurodollar Advance Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Eurodollar Advance Period shall end on the next preceding Business Day; (b) any applicable Eurodollar Advance Period which begins on a day for which there is no numerically corresponding day in the calendar month during which such Eurodollar Advance Period is to end shall (subject to clause (a) above) end on the last day of such calendar month; and (c) no Eurodollar Advance Period shall extend beyond the Maturity Date or such earlier date as would interfere with the repayment obligations of the Borrowers under Section 2.6.

“Eurodollar Basis” shall mean, with respect to each Eurodollar Advance Period, a simple per annum interest rate equal to the quotient of (a) the Eurodollar Rate divided by (b) one minus the Eurodollar Reserve Percentage, stated as a decimal. The Eurodollar Basis shall remain unchanged during the applicable Eurodollar Advance Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage.

“Eurodollar Rate” shall mean, for any Eurodollar Advance Period, the rate per annum quoted on the display designated on that page of the Bloomberg reporting service, or, if unavailable, a similar service as reasonably determined by the Administrative Agent, that displays British Banker’s Association Interest Settlement Rates for Dollar deposits as of 11:00 a.m. (London, England time) two (2) Business Days prior to the applicable date of determination; provided, however, that if no such quoted rate appears on such page, the rate used for such Eurodollar Rate shall be the per annum rate of interest determined by the Administrative Agent to be the rate at which Dollar deposits for such Eurodollar Advance Period are offered to the Administrative Agent as of 11:00 a.m. (London, England time) two (2) business days prior to such date of determination.

“Eurodollar Reserve Percentage” shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next one one-hundredth of one percent (1/100th of 1%)) in effect on any day to which the Administrative Agent is subject with respect to the Eurodollar Basis pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) (“Regulation D”) with respect to Eurocurrency Liabilities (as that term is defined in Regulation D). Eurodollar Advances shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. The Eurodollar Basis for any Eurodollar Advance shall be adjusted as of the effective date of any changes in the Eurodollar Reserve Percentage.

“Event of Default” shall mean any of the events specified in Section 9.1, provided that any requirement for notice or lapse of time, or both, has been satisfied.

“Excluded Notes” shall mean the (i) 4.610% Notes 2012, (ii) 5.00% Notes 2015 and (iii) 14.053% Notes 2015.

“Excluded Subsidiaries” shall mean (a) Epsilen, LLC, an Indiana limited liability company, (b) Midtown Insurance, (c) Northern SC Paper Corporation, a Delaware corporation, (d) The New York Times Building LLC, a New York limited liability company, (e) NYT Building Leasing Company LLC, a New York limited liability company, (f) NYT Real Estate Company LLC, a New York limited liability company, (g) any Foreign Subsidiary of the Borrower Parties or (h) any other entity mutually agreed to in writing by the Administrative Agent and Administrative Borrower; and “Excluded Subsidiary” shall mean any one of the foregoing Excluded Subsidiaries.

“Excluded Tax” means with respect to any member of the Lender Group, (a) Taxes imposed on or measured by net income, net profits, net worth or capital, franchise or doing business Taxes, branch profit Taxes and similar Taxes, in each case, imposed on such member of the Lender Group by the United States or by the jurisdiction or any political subdivision thereof under the laws of which such member of the Lender Group is organized; (b) Taxes imposed as a result of a present or former connection between such member of the Lender Group and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from such member of the Lender Group having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document); (c) withholding Taxes to the extent the applicable Borrower Party is not required to indemnify such Lender Party or pay any Additional Amounts to such Lender Party pursuant to Section 2.8(b)(i) or Section 2.8(b)(iii); (d) any Taxes arising under FATCA and (e) any Taxes that are attributable to the failure (other than as a result of a Change in Law) by such member of the Lender Group to comply with the requirements of Section 2.8(b)(v).

“Executive Order No. 13224” shall mean Executive Order No. 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Existing Facility” shall mean that certain Credit Agreement, dated as of June 21, 2006, by and among Parent, the lenders and agents party thereto from time to time and Bank of America, N.A., as administrative agent, as restated, supplemented or otherwise modified from time to time.

“Existing Notes” shall mean, collectively, the (a) 4.610% Notes 2012, (b) 5.00% Notes 2015, (c) 14.053% Notes 2015 and (d) 6.625% Notes 2016.

“FATCA” means sections 1471, 1472, 1473 and 1474 of the Code (and any amended or successor version that is substantively comparable), the United States Treasury Regulations promulgated thereunder and published guidance with respect thereto.

“Federal Funds Rate” shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, “H.15(519)”) on the preceding Business Day opposite the caption “Federal Funds (Effective)”; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 12:00 noon (Atlanta, Georgia time) on that day by each of three (3) leading brokers of Federal funds transactions in New York, New York selected by the Administrative Agent.

“Fee Letters” shall mean, collectively, any fee letters (whether executed before or after the Agreement Date) by and among the Borrower Parties, or any of them, in favor of the Lender Group, or any member thereof, with respect to the transactions contemplated from time to time by this Agreement.

“Financial Covenants” shall mean the financial covenants applicable to the Borrower Parties from time to time pursuant to Section 8.8.

“Fixed Charge Coverage Ratio” shall mean, with respect to the Borrowers and their Subsidiaries on a consolidated basis for any period, calculated on a Pro Forma Basis during such period, the ratio of (a) the greater of (i) (x) EBITDA for such period minus (y) the sum of (A) Unfinanced Capital Expenditures and (B) tax payments paid in cash during such period, net of any cash tax refunds received during such period, or (ii) zero, to (b) Fixed Charges.

“Fixed Charges” shall mean with respect to any the Borrowers and their Subsidiaries, on a consolidated basis, for any period, the sum, without duplication, of (a) Interest Expense paid in cash for such Person for such period, plus (b) all cash dividends or other distributions paid, accrued or scheduled to be paid or accrued, on any series of preferred stock, common stock or other equity interests of any Borrower during such period to any Person other than such Person or any of its Subsidiaries (excluding items eliminated in consolidation), plus (c) scheduled payments of principal during such period (excluding payments of principal on the applicable scheduled maturity dates of the Excluded Notes), plus (d) mandatory pension payments made in cash during such period. For the avoidance of doubt, the early redemption of any of the Excluded Notes does not constitute a scheduled payment of principal in respect of such Excluded Notes for purposes of this definition of “Fixed Charges” to the extent either (i) cash on hand (other than from an Advance of the Revolving Loans) or (ii) proceeds from a Permitted Refinancing are used to make such redemption.

“Foreign Subsidiary” shall mean any Subsidiary of a Borrower Party that does not constitute a Domestic Subsidiary.

“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funded Debt” shall mean, with respect to the Borrowers and their Subsidiaries on a consolidated basis and without duplication, as of any calculation date, (a) any obligation of such Person for borrowed money, including, without limitation, all of the Obligations, (b) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) any obligation of such Person to pay the deferred purchase price of property or for services (other than such obligations incurred in the ordinary course of business), (d) any Capitalized Lease Obligation, (e) any obligation or liability of others secured by a Lien on property owned by such Person, whether or not such obligation or liability is assumed, (f) any debt, liability or obligation of such Person arising from or in connection with any Hedge Agreements and, without double counting, any other debt, liability or obligation arising from or in connection with any Bank Products, (g) any reimbursement or payment obligations (contingent or otherwise) of such Person with respect to letters of credit, bankers acceptances and similar instruments issued for the account of such Person, (h) any Guaranty (except items of shareholders’ equity or Equity Interests or surplus or general contingency or deferred tax reserves) of items set forth in clauses (a), (b), (c), (d), (g) or (k) of this definition, (i) any financial obligation of such Person under purchase money mortgages, (j) any financial obligation of such Person under asset securitization vehicles, (k) any obligations of such Person under conditional sales contracts and similar title retention instruments with respect to property acquired, and (l) any financial obligation of such Person as issuer of Equity Interests redeemable in whole or in part at the option of a Person other than such issuer, at a fixed and determinable date or upon the occurrence of an event not solely within the control of such issuer.

“Funding Borrower Party” shall have the meaning specified in Section 13.5(b).

“Funding Losses” shall mean expenses incurred by any Lender or any Participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and any lost profit of such Lender or any Participant of such Lender over the remainder of the Eurodollar Advance Period for such prepaid Advance. For purposes of calculating amounts payable to a Lender hereunder with respect to Funding Losses, each Lender shall be deemed to have actually funded its relevant Eurodollar Advance through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Advance and having a maturity and repricing characteristics comparable to the relevant Eurodollar Advance Period; provided, however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable hereunder.

“GAAP” shall mean generally accepted accounting principles and practices in the US set forth from time to time in the opinions and pronouncements of the Financial Accounting Standards Board and the American Institute of Certified Public Accountants (or agencies with similar functions of comparable stature and authority within the US accounting profession including, without limitation, the SEC); provided, however, that all calculations relative to liabilities shall be made without giving effect to Statement of Financial Accounting Standards No. 159 or any similar principal or practice with respect to fair value accounting of liabilities.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government.

“Guarantors” shall mean, collectively, the Subsidiary Guarantors and any other Person that has executed a Guaranty Supplement or other document guaranteeing the Obligations; and “Guarantor” shall mean any one of the foregoing Guarantors.

“Guaranty” or “guaranteed,” as applied to an obligation, whether contingent or otherwise (each a “primary obligation”), shall mean and include (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of any Person, whether or not contingent, (i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of such primary obligation or (B) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof, but excluding the endorsement of instruments for collection in the ordinary course of business. All references in this Agreement to “this Guaranty” shall be to the Guaranty provided for pursuant to the terms of Article 3.

“Guaranty Supplement” shall have the meaning specified in Section 6.16.

“Hazardous Materials” shall mean any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), friable asbestos containing materials defined or regulated as such in or under any Environmental Law.

“Hedge Agreement” shall mean any and all transactions, agreements or documents now existing or hereafter entered into between or among any Borrower Party, on the one hand, and a third party, on the other hand, which provides for an interest rate, credit or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging such Borrower Party’s exposure to fluctuations in interest or exchange rates, loan, credit exchange, commodity, energy, security or currency valuations.

“Indemnified Person” shall mean each member of the Lender Group, each Co-Collateral Agent, each Affiliate of each of the foregoing and each of their respective employees, partners, representatives, officers, agents, legal counsel, advisors, consultants and directors.

“Indemnified Taxes” means any Taxes other than Excluded Taxes or Other Taxes.

“Insolvency Proceeding” shall mean any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state, federal or non-US bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” shall mean all patents, trademarks, tradenames, copyrights, technology, software, know-how and processes used in or necessary for the conduct of the business of the Borrower Parties.

“Interest Expense” shall mean, for the Borrowers and their Subsidiaries, for any period determined on a consolidated basis in accordance with GAAP, the sum, without duplication, of: (a) the aggregate of cash and non-cash interest expense of the Borrowers and their Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation (whether or not interest expense in accordance with GAAP), (i) any amortization or accretion of debt discount or any interest paid on Funded Debt on the Borrower in the form of additional Funded Debt, (ii) any amortization of deferred financing costs, (iii) the net costs under any interest or currency hedging obligations (including amortization fees), (iv) all capitalized interest, (v) the interest portion of any deferred payment obligation, (vi) commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptances, and (vii) any interest expense on Funded Debt of another Person that is guaranteed by any Borrower or a Subsidiary thereof and/or secured by a Lien on the assets of a Borrower or a Subsidiary thereof (whether or not such guarantee or Lien is called upon), and (b) the interest component of capital leases paid, accrued or scheduled to be paid or accrued by the Borrowers and their Subsidiaries during such period.

“Interest Rate Basis” shall mean the Base Rate or the Eurodollar Basis, as applicable.

“Inventory” shall mean all “inventory,” as such term is defined in the UCC, of each Borrower Party, whether now existing or hereafter acquired, wherever located, and in any event including inventory, merchandise, goods and other personal property that are held by or on behalf of a Borrower Party for sale or lease or are furnished or are to be furnished under a contract of service, goods that are leased by a Borrower Party as lessor, or that constitute raw materials, samples, work-in-process, finished goods, returned goods, promotional materials or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Borrower Party’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment” shall mean, with respect to any Person, any loan, advance or extension of credit by such Person to, or any Guaranty with respect to the Equity Interests, Funded Debt or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any Equity Interests of any other Person, other than any acquisition of all or substantially all of the Equity Interests of a Person or all or substantially all of the assets, property or business of a Person.

“Issuing Bank” shall mean SunTrust Bank, or any other Person who hereafter may be designated as the Issuing Bank pursuant to an Assignment and Acceptance or otherwise.

“Lease Expense” shall mean, for any period, the aggregate amount of fixed and contingent rentals paid or payable by the Borrowers and their Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period.

“Lender Agreement” shall mean a lender joinder agreement, in form and substance satisfactory to the Administrative Agent.

“Lender Group” shall mean, collectively, the Administrative Agent, the Issuing Bank and the Lenders (or any Affiliate of the Administrative Agent or any Lender with respect to Bank Products). In addition, if SunTrust Bank or a Lender ceases to be the Administrative Agent or a Lender, as applicable, then for any Lender Hedge Agreement entered into by any Borrower Party with SunTrust Bank or such Lender while it was the Administrative Agent or a Lender, SunTrust Bank or such Lender, as applicable (or an Affiliate of SunTrust Bank or such Lender, as applicable, with respect to Bank Products) shall be deemed to be a member of the Lender Group for purposes of determining the secured parties under any Security Documents.

“Lender Hedge Agreement” shall mean any and all Hedge Agreements now existing or hereafter entered into between or among any Borrower Party, on the one hand, and any Person that is a Lender (or an Affiliate of a Lender) at the time such Hedge Agreement was entered into, on the other hand.

“Lender Party” shall mean any member of the Lender Group.

“Lenders” shall mean those lenders whose names are set forth on the signature pages to this Agreement under the heading “Lenders” and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with Section 11.5; and “Lender” shall mean any one of the foregoing Lenders.

“Letter of Credit Commitment” shall mean the obligation of the Issuing Bank to issue Letters of Credit in an aggregate face amount from time to time not to exceed $75,000,000 pursuant to the terms of this Agreement.

“Letter of Credit Obligations” shall mean, at any time, the sum of (a) an amount equal to one hundred percent (100%) of the aggregate undrawn and unexpired stated amount (including the amount to which any such Letter of Credit can be reinstated pursuant to its terms) of the then outstanding Letters of Credit, plus (b) an amount equal to one hundred percent (100%) of the aggregate drawn, but unreimbursed drawings of any Letters of Credit (excluding, for the avoidance of doubt, such drawings that have been reimbursed with Advances made pursuant to Section 2.15).

“Letter of Credit Reserve Account” shall mean any account maintained by the Administrative Agent for the benefit of the Issuing Bank, the proceeds of which shall be applied as provided in Section 9.2(d).

“Letters of Credit” shall mean either Standby Letters of Credit or Commercial Letters of Credit issued by the Issuing Bank on behalf of one or more of the Borrower Parties from time to time in accordance with Section 2.15.

“Lien” shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge agreement, assignment for security purposes, charge, option, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, any documents, notice, instruments or other filings under the Federal Assignment of Claims Act of 1940 or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

“Loan Account” shall have the meaning specified in Section 2.7(b).

“Loan Documents” shall mean this Agreement, any Revolving Loan Notes, the Security Documents, the Blocked Account Agreements, the Disclosure Schedules, the Fee Letters, the Guaranty Supplements, all reimbursement and related agreements relating to Letters of Credit issued hereunder, all Collateral Access Agreements, all Compliance Certificates, all Borrowing Base Certificates, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Notices of Conversion/Continuation, all Notices of Requested Commitment Increase, all documents executed by a Borrower Party in connection with the Federal Assignment of Claims Act of 1940 (if any), and all other documents, lockbox agreements, instruments, certificates, and agreements executed or delivered by a Borrower Party in connection with or contemplated by this Agreement, including, without limitation, any security agreements or guaranty agreements from any Borrower’s Subsidiaries to the Lender Group, or any of them; provided, however, that, notwithstanding the foregoing, none of the Bank Product Documents shall constitute Loan Documents.

“Loans” shall mean, collectively, the Revolving Loans, the Swing Loans and the Agent Advances.

“Majority Lenders” shall mean, as of any date of calculation, Lenders the sum of whose unutilized portions of Commitments plus Loans (other than Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances outstanding on such date of calculation exceeds fifty percent (50%) of the sum of the aggregate unutilized Commitments plus Loans (other than Swing Loans and Agent Advances) outstanding plus participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances outstanding of all of the Lenders as of such date of calculation; provided, however, that so long as there are two or fewer Lenders party to this Agreement, Majority Lenders shall include all Lenders; provided, further, Defaulting Lenders and their portion of the Commitments, Loans and participation interests in Letter of Credit Obligations, Swing Loans and Agent Advances shall be excluded for purposes of determining “Majority Lenders” hereunder.

“Margin Stock” shall have the meaning specified in Section 5.1(s).

“Material Contract” shall mean any contract, lease, instrument, guaranty, license or other agreement (other than the Loan Documents) to which any Borrower Party or any Subsidiary of a Borrower Party is or becomes a party and as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could have a Materially Adverse Effect.

“Materially Adverse Effect” shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding or any change in Applicable Law), a material adverse change in, or a material adverse effect on: (a) the business, operations, properties, condition (financial or otherwise), assets or income of the Borrower Parties, taken as a whole; (b)

the ability of the Borrower Parties, taken as a whole, to perform any material obligations under this Agreement or any other Loan Documents to which it is a party; or (c) (i) the validity, binding effect or enforceability of any Loan Document, (ii) the rights, remedies or benefits available to the Administrative Agent, the Issuing Bank or any Lender under the Loan Documents, taken as a whole, or (iii) the attachment, perfection or priority of any Lien of the Administrative Agent under the Security Documents on a material portion of the Collateral.

“Maturity Date” shall mean the earliest of (i) June 9, 2016, (ii) November 15, 2014, unless, on or before such date, either the 14.053% Notes 2015 are repaid in full or sufficient cash, Cash Equivalents and Short-Term Investments are on hand for the repayment in full of the 14.053% Notes 2015 (and the 14.053% Notes 2015 are in fact paid in full on or before the scheduled maturity date of the 14.053% Notes 2015), (iii) January 15, 2015, unless, on or before such date, either the 5.00% Notes 2015 are repaid in full or sufficient cash, Cash Equivalents and Short-Term Investments are on hand for the repayment in full of the 5.00% Notes 2015 (and the 5.00% Notes 2015 are in fact paid in full on or before the scheduled maturity date of the 5.00% Notes 2015), (iv) the date that is 60 days prior to the scheduled maturity date of any Funded Debt incurred pursuant to Section 8.1(n) that exceeds, in the aggregate with all other such Funded Debt having a maturity date which is earlier than the date set forth in clause (i) of this definition, a principal amount of $50,000,000, unless, on or before such date, such Funded Debt is repaid in full or sufficient cash, Cash Equivalents and Short-Term Investments are on hand for the repayment in full of such Funded Debt (and such Funded Debt is in fact paid in full on or before the scheduled maturity date thereof), and (v) such earlier date as payment of the Loans shall be due (whether by acceleration or otherwise).

“Maximum Guaranteed Amount” shall have the meaning specified in Section 3.1(g).

“Midtown Insurance” shall mean Midtown Insurance Company, a New York corporation.

“Midtown Insurance Debt” shall mean the obligations owing to Midtown Insurance pursuant to (i) that certain Promissory Note, dated as of June 20, 2003, made by NYT Capital, LLC, as successor by conversion to NYT Capital, Inc. (“NYT Capital”) in favor of Midtown Insurance, as amended as of July 27, 2007 and as further amended as of June 3, 2011, in the original principal amount of $275,000,000 (as further amended, amended and restated, supplemented, modified, replaced or refinanced pursuant to Section 8.1(p) from time to time) and (ii) that certain Revolving Credit Loan Agreement, dated as of June 20, 2003, by and between NYT Capital and Midtown Insurance, as amended and restated as of June 3, 2011, in an aggregate outstanding principal amount not to exceed $1,000,000,000 (as further amended, amended and restated, supplemented, modified, replaced or refinanced pursuant to Section 8.1(p) from time to time).

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Borrower Party or ERISA Affiliate is making or is obligated to make contributions on behalf of participants who are or were employed by any of them.

“Necessary Authorizations” shall mean all material authorizations, consents, permits, approvals, waivers, licenses, certificates and exemptions from, and all material filings and registrations with, and all material reports to, any Governmental Authority whether federal, state, local, and all agencies thereof, which are required for the transactions contemplated by the Loan Documents and necessary to the conduct of the businesses and the ownership (or lease) of the properties and assets of the Borrower Parties.

“Net Cash Proceeds” shall mean, with respect to any sale, lease, transfer, casualty loss or other disposition or loss of assets by any Borrower Party or any issuance by any Borrower Party of any Equity Interests or the incurrence by any Borrower Party of any Funded Debt (other than the Obligations), the aggregate amount of cash received for such assets or Equity Interests, or as a result of such Funded Debt, net of reasonable and customary transaction costs properly attributable to such transaction and payable by such Borrower Party to a non-Affiliate in connection with such sale, lease, transfer or other disposition of assets or the issuance of any Equity Interests or the incurrence of any Funded Debt, including, without limitation, sales commissions and underwriting discounts.

“Net Income” shall mean, for any period, the consolidated net income (or loss) of the Borrowers and their Subsidiaries for that period, determined in accordance with GAAP; provided, that there shall be excluded therefrom: (a) net after-tax gains (or losses) from asset sales or abandonment or reserves relating thereto, (b) net after-tax items classified as extraordinary gains (or losses), (c) the net income (but not loss) of any Borrower (except Parent) or Subsidiary thereof to the extent that a corresponding amount could not be distributed to the Parent at the date of determination as a result of any restriction pursuant to such Person’s charter or by-laws or any law, regulation, agreement or judgment applicable to any such distribution, (d) any increase (but not decrease) in net income attributable to minority interests in any Subsidiary and (e) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Net Income accrued at any time following the Agreement Date.

“New Lender” shall have the meaning specified in Section 2.17(a).

“Non-US Lender Party” means any Lender Party (or any transferee or assignee thereof) or Participant that is not a United States Person as defined in Section 7701(a)(30) of the Code.

“Notice of Conversion/Continuation” shall mean a notice in substantially the form of Exhibit D.

“Notice of Requested Commitment Increase” shall mean a notice substantially in the form of Exhibit I.

“NYT Sale Leaseback” shall mean, collectively, that certain Agreement of Purchase and Sale, dated as of March 6, 2009, and that certain Lease Agreement, dated as of March 6, 2009 (as amended as of August 31, 2009), in each case by and among NYT Real Estate Company LLC, a New York limited liability company and 620 Eighth NYT (NY) Limited Partnership, a Delaware limited partnership, and the transactions contemplated thereby.

“Obligations” shall mean (a) all payment and performance obligations as existing from time to time of the Borrower Parties to the Lender Group, or any of them, under this Agreement and the other Loan Documents (including all Letter of Credit Obligations and including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), or as a result of making the Loans or issuing the Letters of Credit, (b) the obligation to pay an amount equal to the amount of any and all damages which the Lender Group, or any of them, may suffer by reason of a breach by any Borrower Party of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, and (c) any debts, liabilities and obligations as existing from time to time of any Borrower Party to the Administrative Agent or any Lender (or an Affiliate of the Administrative Agent or any Lender) arising from or in connection with any Bank Products and, if SunTrust Bank or such Lender ceases to be the Administrative Agent or a Lender, as applicable, any debts, liabilities and obligations as existing from time to time of any Borrower Party to SunTrust Bank or such Lender, as applicable (or an Affiliate of SunTrust Bank or such Lender, as applicable) arising from or in connection with any Bank Products entered into at a time when SunTrust Bank was the Administrative Agent or such Lender was a Lender, or prior thereto, as applicable.

“OFAC” shall mean the Office of Foreign Assets Control of the United States Department of the Treasury, or any successor agency.

“Other Taxes” shall have the meaning specified in Section 2.8(b)(ii).

“Overadvance” shall mean, as of any date of determination, the amount by which (a) the Aggregate Revolving Credit Obligations on such date of determination exceeds (b) the lesser of (i) the Commitments, or (ii) the Borrowing Base as most recently reported by the Borrower Parties on or prior to such date of determination.

“Parent” shall have the meaning specified in the preamble.

“Participant” shall have the meaning specified in Section 11.5(d).

“Participant Register” shall have the meaning specified in Section 11.5(g).

“Payment Date” shall mean the last day of each Eurodollar Advance Period for a Eurodollar Advance.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Permitted Discretion” shall mean a determination made in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

“Permitted Holders” shall mean any descendents (or any spouse thereof) of Iphigene Ochs Sulzberger (the “Family Members”) or any beneficiary or trustee (as the same may change from time to time) of a trust over 50% of the trust interests of which are held by beneficiaries who are Family Members.

“Permitted Liens” shall mean, as applied to any Person:

(a) Any Lien in favor of the Administrative Agent or any other member of the Lender Group given to secure the Obligations;

(b) (i) Liens on real estate for real estate taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims, in each case, which are not yet delinquent or the non-payment of which is being reasonably and diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person’s books;

(c) Liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or which are being reasonably and diligently contested in good faith, and, if required by GAAP, a reserve or appropriate provision shall have been made therefor;

(d) Liens, pledges or deposits incurred or made in the ordinary course of business in connection with worker’s compensation and unemployment insurance or other types of social security benefits;

(e) Easements, rights-of-way, restrictions (including zoning or deed restrictions), and other similar encumbrances on the use of real property which in the Permitted Discretion of the Administrative Agent do not interfere with the ordinary conduct of the business of such Person;

(f) Purchase money security interests and Liens securing Capitalized Lease Obligations provided that such Lien attaches only to the asset so purchased or leased by such Person and secures only Funded Debt incurred by such Person in order to purchase or lease such asset, but only to the extent permitted by Section 8.1(d);

(g) Deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(h) Liens on assets of the Borrower Parties existing as of the Agreement Date which are set forth on Schedule 1.1(b) to the Disclosure Schedules;

(i) Statutory Liens in favor of landlords with respect to assets at leased premises in a state that provides for statutory Liens in favor of landlords or Liens arising under leases entered into by a Borrower Party in the ordinary course of business;

(j) Liens of collecting banks under the UCC on items in the course of collection and bankers liens and rights of setoff with respect to depository agreements entered into in the ordinary course of business;

(k) Liens on cash deposits in connection with any letter of intent or purchase agreement in connection with any acquisition, Investment or asset sale permitted under this Agreement, in an aggregate amount not to exceed at any time the greater of (i) five percent (5%)

of the cash purchase price to be paid in connection with each such acquisition, Investment or asset sale, as applicable and (ii) $2,000,000;

(l) Any interest of title of a lessor under, and Liens arising from UCC financing statements (or equivalent filings, registrations or agreements in foreign jurisdictions) solely evidencing such lessor’s interest under, leases permitted by this Agreement;

(m) Any attachment or judgment Lien not constituting an Event of Default under Section 9.1(i);

(n) Leases, subleases or licenses (with respect to either Intellectual Property or other property) entered into in the ordinary course of business;

(o) Liens arising from the filing of UCC financing statements relating solely to leases not prohibited by this Agreement or consignment arrangements not prohibited by this Agreement or with respect to property that is not owned by the Borrower Parties;

(p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(q) Liens securing obligations (other than Funded Debt) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower Parties and their Subsidiaries;

(r) Deposits in the ordinary course of business to secure liabilities to insurance carriers, lessors and utilities;

(s) Liens on documents of title and property covered thereby securing indebtedness in respect of commercial letters of credit;

(t) Liens securing Funded Debt permitted under Section 8.1(n), so long as such Liens do not encumber any of the Collateral;

(u) Liens securing Funded Debt permitted under Section 8.1(g), so long as such Liens do not encumber any of the Collateral;

(v) Liens securing the Permitted Refinancing of any Funded Debt permitted under Section 8.1; provided that such Liens do not encumber any Collateral; and

(w) Liens in the form of cash collateral securing reimbursement or payment obligations (contingent or otherwise) with respect to letters of credit obligations permitted under Section 8.1.

“Permitted Refinancing” means any modification, refinancing, refunding, renewal, replacement or extension of any Funded Debt so long as (a) the aggregate principal amount (which shall be the full face amount thereof plus any extraordinary fees or interest), thereof does not exceed the principal amount of the Funded Debt so modified, refinanced, refunded, renewed, replaced or extended plus the amount of accrued and unpaid interest thereon plus any reasonable premium or make-whole amount required pursuant to the documents evidencing such debt plus fees, costs and expenses related to such extension, renewal, modification, replacement or refinancing, (b) the modified, refinanced, refunded, renewed, replaced or extended Funded Debt has a later than or equal to final maturity and a longer than or equal to weighted average life to maturity than the Funded Debt being modified, refinanced, refunded, renewed, replaced or extended, (c) the covenants contained in any instrument or agreement relating to the modified, refinanced, refunded, renewed, replaced or extended Funded Debt, taken as a whole, are not materially less favorable to Borrower Parties than those relating to the Funded Debt being modified, refinanced, refunded, renewed, replaced or extended, taken as a whole, and the modified, refinanced, refunded, renewed, replaced or extended Funded Debt shall not be secured by a Lien on any of the Collateral, (d) the Funded Debt shall be subordinated to the Obligations to the same extent, if any, as the Funded Debt being extended, renewed, replaced or refinanced, provided that for purposes of this definition, a guaranty of the Funded Debt being extended, renewed, replaced or refinanced by a Subsidiary of the primary obligor thereof shall not in and of itself be deemed to constitute subordination and (e) at the time of and after giving effect to such extension, renewal, replacement or refinancing, no Default or Event of Default shall exist.

“Person” shall mean an individual, corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, other legal entity or joint venture or a government or any agency or political subdivision thereof.

“Plan” shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA that any Borrower Party or ERISA Affiliate maintains, sponsors, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past six (6) years on behalf of participants who were employed by any Borrower Party or ERISA Affiliate.

“Pro Forma Basis” shall mean for purposes of determining compliance with the Financial Covenants and the usage of defined terms relating thereto, giving effect on a pro forma basis for the period of the calculation, without duplication: (a) the incurrence or repayment of any Funded Debt, preferred stock or Equity Interests which are subject to any required redemption, purchase, retirement, defeasance, sinking fund or similar payment or any claim of rescission with respect thereto, excluding revolving credit borrowings and repayments of revolving credit borrowings during the period commencing on the first day of the four (4) fiscal quarters immediately preceding the applicable date of determination (the “Four Quarter Period” and, such applicable date of determination, the “Transaction Date”) to and including the Transaction Date (the “Reference Period”), including, without limitation, the incurrence of the Funded Debt giving rise to the need to make the calculation (and the application of the net proceeds thereof), as if the incurrence (and application) occurred on the first day of the Reference Period; (b) any asset sales or other dispositions or acquisitions occurring during the Reference Period, as if the asset sale or acquisition occurred on the first day of the Reference Period; and (c) other related transactions which would otherwise be accounted for as an adjustment permitted by Regulation S-X under the Securities Act or on a pro forma basis under GAAP, in each case, as if such transaction or transactions during the Reference Period were realized on the first day of the Reference Period. Furthermore, in calculating “Fixed Charges” for purposes of determining the “Fixed Charge Coverage Ratio”: (i) interest on outstanding Funded Debt determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Funded Debt in effect on that date; and (ii) if interest on any Funded Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the period.

“Property” shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, Inventory or other asset owned, leased or operated by the Borrower Parties, their Subsidiaries or any of them (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

“Qualified Cash” shall mean, as of any date of determination, the amount of unrestricted cash, Cash Equivalents and Short-Term Investments of the Borrower Parties that is in deposit accounts or in securities accounts, or any combination thereof, subject in each case to a Blocked Account Agreement.

“Register” shall have the meaning specified in Section 11.5(c).

“Reimbursement Obligations” shall mean the payment obligations of the Borrowers under Section 2.15(d).

“Replacement Event” shall have the meaning specified in Section 11.16.

“Replacement Lender” shall have the meaning specified in Section 11.16.

“Request for Advance” shall mean any certificate signed by an Authorized Signatory of the Administrative Borrower requesting a new Advance hereunder, which certificate shall be denominated a “Request for Advance,” and shall be in substantially the form of Exhibit E. Each Request for Advance shall, among other things, specify the date of the Advance, which shall be a Business Day, the amount of the Advance, and the type of Advance.

“Request for Issuance of Letter of Credit” shall mean any certificate signed by an Authorized Signatory of the Administrative Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit F, and shall, among other things, (a) specify that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (b) the stated amount of the Letter of Credit (which shall be in Dollars), (c) the effective date (which shall be a Business Day) for the issuance of such Letter of Credit, (d) the date on which such Letter of Credit is to expire (which shall be a Business Day and which shall be subject to Section 2.15(a)), (e) the Person for whose benefit such Letter of Credit is to be issued, (f) other relevant terms of such Letter of Credit, and (g) the Available Letter of Credit Amount as of the scheduled date of issuance of such Letter of Credit.

“Requirement of Law” means, as to any Person, any law (statutory or common), ordinance, treaty, rule, regulation, order, policy, other legal requirement or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon such

Person or any of its property (real, personal, tangible or intangible) or to which such Person or any of its property is subject.

“Reserves” shall mean reserves that the Co-Collateral Agents may establish from time to time in their Permitted Discretion for such purposes as the Co-Collateral Agents shall deem necessary and in such amounts as the Co-Collateral Agents may determine from time to time in their Permitted Discretion. Without limiting the generality of the foregoing, the following reserves (without duplication) shall be deemed an exercise of the Co-Collateral Agents’ Permitted Discretion: (a) reserves for accrued but unpaid ad valorem, excise and personal property tax liability; (b) Bank Product Reserves; (c) unless a Collateral Access Agreement has been received with respect to such property, reserve for Lease Expense with respect to leases of property where tangible Collateral in excess of $100,000 or books and records relating to the Collateral are located (in an amount not to exceed $500,000 with respect to the property that is the subject of the NYT Sale Leaseback); (d) reserves for any other matter that has a negative impact on the value of the Collateral, and (e) the Dilution Reserve.

“Restricted Payment” shall mean (a) Dividends, (b) any payment of management, consulting, investment banking or similar fees payable by any Borrower Party or any Subsidiary of a Borrower Party to any Affiliate, and (c) any redemption, purchase, retirement, defeasance, sinking fund or similar payment or any claim of rescission with respect to any Equity Interest of any Borrower Party. For the avoidance of doubt, the conversion of any shares of Parent’s Class B common stock into a like number of shares of Parent’s Class A common stock (and the subsequent retirement of such shares of Class B common stock) in accordance with Parent’s Certificate of Incorporation shall not constitute a Restricted Payment.

“Restricted Purchase” shall mean any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Equity Interests of a Borrower Party.

“Retiree Welfare Plan” shall mean a Plan that is an “employee welfare benefit plan” within the meaning of Section 3(1) of ERISA that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Code Section 4980B (or applicable state law mandating health insurance continuation coverage for employees) and at the sole expense of the participant or the beneficiary.

“Reversion Event” shall mean that Availability is greater than or equal to the Availability Trigger Amount for a period of forty five (45) consecutive days.

“Reversion Notice” shall have the meaning specified in Section 6.11(a).

“Revolver Utilization” shall mean, as of any date of determination, the ratio, expressed as a percentage, of (a) the Aggregate Revolving Credit Obligations as of such date of determination to (b) the lesser of (i) the Commitments as of such date of determination and (ii) the Borrowing Base as most recently reported by the Borrower Parties on or prior to such date of determination.

“Revolving Loan Notes” shall mean those certain promissory notes issued by the Borrowers to each of the Lenders that requests a promissory note, in accordance with each such Lender’s Commitment Ratio of the Commitments, in substantially in the form of Exhibit G.

“Revolving Loans” shall mean, collectively, the amounts (other than Agent Advances and Swing Loans) advanced from time to time by the Lenders to the Borrowers under the Commitments, not to exceed the amount of the Commitments.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.ustreas.gov/offices/enforcement/ofac/programs/, as amended or as otherwise published from time to time.

“Sanctioned Person” shall mean (i) a Person named on the list of “Specially Designated Nationals and Blocked Persons” or any similar list, maintained by OFAC and available at http://www.ustreas.gov/offices/enforcement/ofac/sdn/, as amended or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled or Controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“S&P” shall mean Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc., or any successor thereto.

“SEA” shall mean the Securities and Exchange Act of 1934 and the rules promulgated thereunder by the Securities and Exchange Commission, as amended from time to time or any similar US Federal law then in force from time to time.

“SEC” means the United States Securities and Exchange Commission and any successor thereto.

“Securities Act” shall mean the Securities Act of 1933, as amended, or any similar US Federal law then in force.

“Security Agreement” shall mean that certain Security Agreement dated as of the Agreement Date among the Borrower Parties and the Administrative Agent, on behalf of, and for the benefit of, the Lender Group, in form and substance satisfactory to Administrative Agent.

“Security Documents” shall mean, collectively, the Security Agreement, all documents executed in connection with the Federal Assignment of Claims Act of 1940 (if any), all UCC-1 financing statements and any other document, instrument or agreement granting Collateral for the Obligations, as the same may be amended or modified from time to time.

“Short-Term Investments” shall mean, collectively, Investments with a remaining maturity at the time of acquisition greater than ninety (90) days, but less than one year and which are either (a) marketable, direct obligations of the US and its agencies maturing within one year of the date of purchase, (b) commercial paper issued by corporations, each of which shall have a consolidated net worth of at least $500,000,000 and which commercial paper will mature within two hundred seventy (270) days from the date of the original issue thereof and is rated “P-1” or better by Moody’s or “A-1” or better by S&P, (c) certificates of deposit maturing within one year of the date of purchase and issued by a US national or state bank having deposits totaling more than $500,000,000, and whose short-term debt is rated “P-1” or better by Moody’s or “A-1” or better by S&P, (d) up to $250,000 per institution and up to $2,000,000 in the aggregate maturing within one year but more than ninety (90) days in (i) short-term obligations issued by any local commercial bank or trust company located in those areas where any Borrower conducts its business, whose deposits are insured by the Federal Deposit Insurance Corporation, or (ii) commercial bank-insured money market accounts, or any combination of the types of investments described in this clause (d) or (e) marketable, direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year of the date of purchase and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s.

“Significant Subsidiary” shall mean any Subsidiary of Parent that, in accordance with GAAP, is consolidated with Parent in its consolidated financial statements and that generated seven percent or more of the revenues or held seven percent or more of the assets of Parent and its Subsidiaries for or at the end of Parent’s most recently completed fiscal year for which Parent filed an annual report on Form 10–K or proxy statement containing audited financial results with the SEC.

“Standby Letter of Credit” shall mean a Letter of Credit issued to support obligations of any Borrower Party incurred in the ordinary course of its business, and which is not a Commercial Letter of Credit.

“Subsidiary” shall mean, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).

“Subsidiary Guarantors” shall mean all Subsidiaries of the Borrowers signatory to this Agreement as a “Guarantor” and all Subsidiaries of the Borrowers that have executed and delivered a Guaranty Supplement, excluding, for the avoidance of doubt the Excluded Subsidiaries.

“Swing Bank” shall mean SunTrust Bank, or any other Lender who shall agree with the Administrative Agent to act as Swing Bank.

“Swing Loans” shall mean, collectively, the amounts advanced from time to time by the Swing Bank to the Borrowers under the Commitments in accordance with Section 2.2(g).

“Taxes” shall mean all current or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority and all interest, penalties and additions to tax with respect thereto.

“Terrorism Risk Insurance Act” shall mean the Terrorism Risk Insurance Act of 2002, Pub. L. No. 107-297, 116 Stat. 2322 (2002), or any successor statute, as the same has been, or shall hereafter be, renewed, extended, amended, reauthorized or replaced.

“Testing Trigger Period” shall have the meaning specified in Section 8.8.

“Title IV Plan” shall mean a Plan that is an “employee pension benefit plan,” other than a Multiemployer Plan, within the meaning of Section 3(2) of ERISA, that is covered by Title IV of ERISA.

“Transaction Conditions” shall mean, as of any date of determination, that: (a) no Default or Event of Default has occurred and is then continuing, (b) the Fixed Charge Coverage Ratio, as of the most recent fiscal quarter for which financial statements are available, is equal to or greater than the ratio set forth in Section 8.8 (notwithstanding whether the Borrowers are at such date required to be in compliance with the covenant set forth in such Section pursuant to its terms), (c) Availability, after giving effect to the transactions contemplated to occur as of such date of determination, is equal to or greater than an amount equal to the greater of (i) $62,500,000 and (ii) fifty percent (50%) of the Commitments as of such date minus, in each case, Qualified Cash as of such date in an aggregate amount not to exceed $25,000,000, (d) average Availability for the thirty day period prior to such date of determination is equal to or greater than an amount equal to the greater of (i) $62,500,000 and (ii) fifty percent (50%) of the Commitments as of such date minus, in each case, average Qualified Cash for such thirty day period in an aggregate amount not to exceed $25,000,000, and (e) the Administrative Agent shall have received a certificate from the Administrative Borrower certifying as to the forgoing as of such date. Any reference in this Agreement to the “Transaction Conditions” being met, or other comparable reference or description, shall mean, as of any such date of determination, that each of the foregoing clauses (a), (b), (c), (d) and (e) are satisfied and true.

“Transaction Conditions (Undrawn)” shall mean, as of any date of determination, that no Advances or Letters of Credit have been outstanding at any point during the ninety (90) day period immediately preceding such date in an amount exceeding $250,000, calculated as the sum of the aggregate principal amount of all Advances and the aggregate face amount of all Letters of Credit.

“UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article 9 shall govern; provided further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, the Administrative Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

“Unfinanced Capital Expenditures” shall mean, with respect to Parent and its Subsidiaries for any period, Capital Expenditures made during such period that are not financed with the proceeds of Funded Debt.

“Unfunded Pension Liability” shall mean at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Borrower Party or any ERISA Affiliate as a result of such transaction.

“US” or “United States” shall mean the United States of America, including the District of Columbia and its possessions and territories.

“US Lender Party” means any Lender Party (or any transferee or assignee thereof) or Participant that is a United States Person as defined in Section 7701(a)(30) of the Code.

“USA Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001), as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Voidable Transfer” shall have the meaning specified in Section 11.18.

“Yield Adjustment Margin” shall mean, if the applicable margin being charged on a Commitment Increase is greater than the Applicable Margin being charged on the Loans, an amount equal to the difference between (i) the applicable margin being charged on such Commitment Increase, including upfront fees and original issue discount with respect thereto, and (ii) the Applicable Margin charged on the Loans immediately prior to the date such Commitment Increase is implemented, including any upfront fees and original issue discount with respect thereto.

Section 1.2 Accounting Principles. The classification, character and amount of all assets, liabilities, capital accounts and reserves and of all items of income and expense to be determined, and any consolidation or other accounting computation to be made, and the interpretation of any definition containing any financial term, pursuant to this Agreement shall be determined and made in accordance with GAAP consistently applied, unless such principles are inconsistent with the express requirements of this Agreement; provided, however, that if Administrative Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision of this Agreement to eliminate the effect of any change in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or agencies with similar functions of comparable stature and authority within the US accounting profession including, without limitation, the SEC), or successors thereto or agencies with similar functions, occurring after the Agreement Date (an “Accounting Change”) or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Administrative Borrower that the Majority Lenders request an amendment to any provision of this Agreement for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then the Administrative Agent and the Borrower Parties agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of the Lender Group and the Borrower Parties after such Accounting Change conform as nearly as possible to their respective positions as of the date of this Agreement and, until and unless any such amendments have been agreed upon and agreed to by the Majority Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. All accounting terms used herein without definition shall be used as defined under GAAP. All financial calculations hereunder shall, unless otherwise stated, be determined for the Borrowers on a consolidated basis with their Subsidiaries.

Section 1.3 Other Interpretive Matters. Each definition of an agreement in this Article 1 shall include such instrument or agreement as amended, restated, supplemented or otherwise modified from time to time with, if required, the prior written consent of the Majority Lenders, except as provided in Section 11.12 and otherwise to the extent permitted under this Agreement and the other Loan Documents. Except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise specifically provided herein. References in this Agreement to “Articles”, “Sections”, “Schedules” or “Exhibits” shall be to Articles, Sections, Schedules or Exhibits of or to this Agreement unless otherwise specifically provided. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, whether or not so expressly stated in each such instance, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. “Writing”, “written” and comparable terms refer to printing, typing, computer disk, e-mail and other means of reproducing words in a visible form. “Ordinary course”, “normal course” or comparable terms shall be deemed to refer to the ordinary course of business, consistent with historical practices, in each context. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All terms used herein which are defined in Article 9 of the UCC and which are not otherwise defined herein shall have the same meanings herein as set forth therein. All references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s Office, unless otherwise indicated. As used in Sections 7.6(a), 7.6(b), 7.6(f), 9.1(d) and 9.1(e), any reference to the Borrower Parties, of any of them, having knowledge of the existence of a specified condition or event shall be deemed satisfied if any of the following officers of Parent shall have knowledge of such event of condition: any chairman, vice chairman, president, chief executive officer, treasurer, senior vice present or general counsel.

ARTICLE 2.

THE LOANS AND THE LETTERS OF CREDIT

Section 2.1 Extension of Credit. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, the Lenders agree, severally in accordance with their respective Commitment Ratios, and not jointly, to extend credit to the Borrowers in an aggregate principal amount not to exceed the Commitments.

(a) The Revolving Loans. Each Lender holding a Commitment agrees, severally in accordance with its Commitment Ratio and not jointly with the other Lenders, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrowers, from time to time on any Business Day prior to the Maturity Date with respect to the Revolving Loan, amounts which do not exceed such Lender’s ratable share (based upon such Lender’s Commitment Ratio) of Availability, as of such Business Day. Subject to the terms and conditions hereof and prior to the Maturity Date with respect to the Revolving Loans, Advances under the Commitments may be repaid and reborrowed from time to time on a revolving basis.

(b) Intentionally Omitted.

(c) The Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrower Parties, from time to time on any Business Day prior to the date thirty (30) days prior to the Maturity Date with respect to the Revolving Loans, pursuant to Section 2.15 in an aggregate outstanding face amount not to exceed, with respect to the issuance of any individual Letter of Credit as of any date of determination, the Available Letter of Credit Amount as of such date of determination.

(d) The Swing Loans. Subject to the terms and conditions of this Agreement, the Swing Bank, in its sole discretion, may from time to time on any Business Day after the Agreement Date but prior to the Maturity Date with respect to the Revolving Loans, make Swing Loans to the Borrowers (i) in an amount not to exceed the Availability, to the extent in effect at such time of determination, as of such Business Day and (ii) in an aggregate amount (including all Swing Loans outstanding as of such Business Day) not to exceed the lesser of (A) the excess of (1) the Swing Bank’s ratable share (in accordance with its Commitment Ratio) of the Commitments less (2) the sum of the aggregate outstanding principal amount of Swing Loans and Revolving Loans made by it and the Swing Bank’s ratable share (in accordance with its Commitment Ratio) of the outstanding Letter of Credit Obligations and Agent Advances, or (B) $20,000,000.

(e) Overadvances; Optional Overadvances. If at any time the amount of the Aggregate Revolving Credit Obligations exceeds the Commitments or any other applicable limitation set forth in this Agreement (including, without limitation, the limitations on Swing Loans, Agent Advances and Letters of Credit) such excess (an “Overadvance”) shall nevertheless constitute a portion of the Obligations that are secured by the Collateral and are entitled to all benefits thereof. In no event, however, shall the Borrowers have any right whatsoever to (i) receive any Revolving Loan, (ii) receive any Swing Loan, or (iii) request the issuance of any Letter of Credit if, before or after giving effect thereto, there shall exist a Default or Event of Default. In the event that (1) the Lenders shall make any Revolving Loans, (2) the Swing Bank shall make any Swing Loan, (3) the Administrative Agent shall make any Agent Advances or (4) the Issuing Bank shall agree to the issuance of any Letter of Credit, which in any such case gives rise to an Overadvance, the Borrowers shall make, on demand, a payment on the Obligations to be applied to the Revolving Loans, the Swing Loans, the Agent Advances and the Letter of Credit Reserve Account, as appropriate, in an aggregate principal amount equal to such Overadvance. Notwithstanding the foregoing or any other contrary provision of this Agreement, the Lenders hereby authorize the Swing Bank at the direction of the Administrative Agent in the Administrative Agent’s Permitted Discretion, and Swing Bank shall at the direction of the Administrative Agent, knowingly and intentionally, continue to make Swing Loans to the Borrowers, notwithstanding that an Overadvance exists or thereby would be created, in an aggregate amount outstanding at any time not to exceed (together with the amount of Agent Advances made pursuant to Section 2.1(f) then outstanding) $5,000,000, so long as (i) after giving effect to such Swing Loans, the outstanding Aggregate Revolving Credit Obligations do not exceed the Commitments, and (ii) at the time of the making of any such Swing Loans, the Administrative Agent does not believe, in good faith, that the Overadvance created by such Swing Loans will be outstanding for more than thirty (30) days. The foregoing sentence is for the exclusive benefit of the Administrative Agent, the Swing Bank, and the Lenders and is not intended to benefit the Borrowers in any way. The Majority Lenders may at any time revoke the Administrative Agent’s authority to direct the Swing Bank to make Overadvances pursuant to the preceding sentence of this Section 2.1(e). Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof.

(f) Agent Advances.

(i) Subject to the limitations set forth below and notwithstanding anything else in this Agreement to the contrary, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent’s sole discretion, (A) at any time that a Default or Event of Default exists, (B) at any time that any of the other conditions precedent set forth in Article 4 have not been satisfied, or (C) at any time an Overadvance exists or would result from any Agent Advance (as defined below), to make Base Rate Advances to the Borrowers on behalf of the Lenders in an aggregate amount outstanding at any time not to exceed (together with the amount of Swing Loans made pursuant to Section 2.1(d) then outstanding) $5,000,000, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as provided under this Agreement (any of such advances are herein referred to as “Agent Advances”); provided, that the Majority Lenders may at any time revoke the Administrative Agent’s authorization to make Agent Advances. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. The Administrative Agent shall promptly provide to the Administrative Borrower written notice of any Agent Advance. In no event shall the Aggregate Revolving Credit Obligations, after giving effect to any Agent Advance, exceed the Commitments.

(ii) The Agent Advances shall be secured by the Collateral and shall constitute Obligations hereunder. Each Agent Advance shall bear interest as a Base Rate Advance. Each Agent Advance shall be subject to all terms and conditions of this Agreement and the other Loan Documents applicable to Revolving Loans, except that all payments thereon shall be made to the Administrative Agent solely for its own account and the making of any Agent Advance shall not require the consent of the Borrowers. The Administrative Agent shall have no duty or obligation to make any Agent Advance hereunder.

(iii) The Administrative Agent shall notify each Lender no less frequently than weekly, as determined by the Administrative Agent, of the principal amount of Agent Advances outstanding as of 12:00 noon (Atlanta, Georgia time) as of such date, and each Lender’s pro rata share thereof. Each Lender shall before 2:00 p.m. (Atlanta, Georgia time) on such Business Day make available to the Administrative Agent, in immediately available funds, the amount of its pro rata share of such principal amount of Agent Advances outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan to the Borrowers, notwithstanding any failure of the Borrowers to satisfy the conditions in Section 4.2. The Administrative Agent shall use such funds to repay the principal amount of Agent Advances. Additionally, if at any time any Agent Advances are outstanding, any of the events described in Section 9.1(g) or 9.1(h) shall have occurred, then each Lender shall automatically, upon the occurrence of such event, and without any action on the part of the Administrative Agent, the Borrowers or the Lenders, be deemed to have purchased an undivided participation in the principal and interest of all Agent Advances then outstanding in an amount equal to such Lender’s Commitment Ratio and each Lender shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent in immediately available funds, the amount of such Lender’s participation (and upon receipt thereof, the Administrative Agent shall deliver to such Lender, a loan participation certificate dated the date of receipt of such funds in such amount). The disbursement of funds in connection with the settlement of Agent Advances hereunder shall be subject to the terms and conditions of Section 2.2(e).

Section 2.2 Manner of Borrowing and Disbursement of Loans.

(a) Choice of Interest Rate, etc. Any Advance shall, at the option of the Borrowers, be made either as a Base Rate Advance or as a Eurodollar Advance (except for the first three (3) Business Days after the Agreement Date, during which period the Loans shall bear interest as a Base Rate Advance and except as otherwise provided in this Agreement); provided, however, that (i) if the Administrative Borrower fails to give the Administrative Agent written notice specifying whether a Eurodollar Advance is to be repaid, continued or converted on a Payment Date, such Advance shall be converted to a Base Rate Advance on the Payment Date in accordance with Section 2.3(a)(iii), (ii) the Administrative Borrower may not select a Eurodollar Advance (A) on the Agreement Date, (B) with respect to Swing Loans, (C) with respect to an Advance, the proceeds of which are to reimburse the Issuing Bank pursuant to Section 2.15, or (D) if, at the time of such Advance or at the time of the continuation of, or conversion to, a Eurodollar Advance pursuant to Section 2.2(c), a Default or Event of Default exists, unless otherwise consented to by the Administrative Agent and the Majority Lenders in their sole discretion, and (iii) all Agent Advances shall be made as Base Rate Advances. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (Atlanta, Georgia time) in order for such Business Day to count toward the minimum number of Business Days required.

(b) Base Rate Advances.

(i) Initial and Subsequent Advances. The Administrative Borrower shall give the Administrative Agent in the case of Base Rate Advances irrevocable notice by telephone not later than 11:00 a.m. (Atlanta, Georgia time) on the date of such Base Rate Advance, which shall be a Business Day, and shall promptly confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by the Administrative Borrower to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given.

(ii) Repayments and Conversions. The Borrowers may (A) subject to Section 2.5, at any time with same Business Day notice repay a Base Rate Advance, or (B) upon at least three (3) Business Days’ irrevocable prior written notice by the Administrative Borrower to the Administrative Agent in the form of a Notice of Conversion/Continuation, convert all or a portion of the principal thereof to one or more Eurodollar Advances. Upon the date indicated by the Administrative Borrower, such Base Rate Advance shall be so repaid or converted.

(c) Eurodollar Advances.

(i) Initial and Subsequent Advances. The Administrative Borrower shall give the Administrative Agent in the case of Eurodollar Advances irrevocable notice by telephone not later than 11:00 a.m. (Atlanta, Georgia time) three (3) Business Days prior to the date of such Eurodollar Advance, which shall be a Business Day, and shall promptly confirm any such telephone notice with a written Request for Advance; provided, however, that the failure by the Administrative Borrower to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given.

(ii) Repayments, Continuations and Conversions. At least three (3) Business Days prior to each Payment Date for a Eurodollar Advance, the Administrative Borrower shall give the Administrative Agent written notice in the form of a Notice of Conversion/Continuation specifying whether all or a portion of such Eurodollar Advance outstanding on such Payment Date is to be continued in whole or in part as one or more new Eurodollar Advances and also specifying the new Eurodollar Advance Period applicable to each such new Eurodollar Advance (and subject to the provisions of this Agreement, upon such Payment Date, such Eurodollar Advance shall be so continued). Upon such Payment Date, any Eurodollar Advance (or portion thereof) not so continued shall be converted to a Base Rate Advance or, subject to Section 2.5, be repaid.

(iii) Miscellaneous. Notwithstanding any term or provision of this Agreement which may be construed to the contrary, each Eurodollar Advance shall be in a principal amount of no less than $1,000,000 and in an integral multiple of $250,000 in excess thereof, and at no time shall the aggregate number of all Eurodollar Advances then outstanding exceed seven (7).

(d) Notification of Lenders. Upon receipt of (i) a Request for Advance or a telephone, telecopy or deemed request for Advance, (ii) notification from the Issuing Bank that a draw has been made under any Letter of Credit (unless the Issuing Bank will be reimbursed through the funding of a Swing Loan), or (iii) notice from the Administrative Borrower with respect to the prepayment of any outstanding Eurodollar Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof and the amount of each Lender’s portion of any such Advance. Each Lender shall, not later than 2:00 p.m. (Atlanta, Georgia time) on the date specified for such Advance (under clause (i) or (ii) of this Section 2.2(d)) in such notice, make available to the Administrative Agent at the Administrative Agent’s Office, or at such account as the Administrative Agent shall designate, the amount of such Lender’s portion of the Advance in immediately available funds.

(e) Disbursement. Prior to 3:00 p.m. (Atlanta, Georgia time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 4, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (i) transferring the amounts so made available by wire transfer to the Disbursement Account or (ii) in the case of an Advance the proceeds of which are to reimburse the Issuing Bank pursuant to Section 2.15, transferring such amounts to such Issuing Bank. Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (Atlanta, Georgia time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrowers or the Issuing Bank, as applicable, on such date a corresponding amount. If and to the extent such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers or the Issuing Bank, as applicable, until the date such amount is repaid to the Administrative Agent, (x) for the first two (2) Business Days, at the Federal Funds Rate for such Business Days, and (y) thereafter, at the Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s portion of the applicable Advance for purposes of this Agreement and if both such Lender and the Borrowers shall pay and repay such corresponding amount, the Administrative Agent shall promptly relend to the Borrowers such corresponding amount. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent’s demand therefor, the Administrative Agent shall notify the Administrative Borrower and the Borrowers shall promptly pay such corresponding amount to the Administrative Agent. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender. In the event that a Lender for any reason fails or refuses to fund its portion of an Advance in violation of this Agreement, then, until such time as such Lender has funded its portion of such Advance, or all other Lenders have received payment in full (whether by repayment or prepayment) of the principal and interest due in respect of such Advance, such non-funding Lender shall not (i) have the right to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan

Document; provided, however, that the foregoing shall not apply to any of the matters governed by clauses (C) and (E) of Section 11.12(a), and, with respect to any such Lender, the amount of the Commitments or Loans, as applicable, held by such Lender shall not be counted as outstanding for purposes of determining “Majority Lenders” hereunder, and (ii) be entitled to receive any payments of principal, interest or fees from the Borrowers or the Administrative Agent (or the other Lenders) in respect of its Loans.

(f) Deemed Requests for Advance. Unless payment is otherwise timely made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the other Loan Documents as principal, interest, reimbursement obligations in connection with Letters of Credit, premiums, fees, reimbursable expenses or other sums payable hereunder shall be deemed irrevocably to be a Request for Advance on the due date of, and in an aggregate amount required to pay, such principal, interest, reimbursement obligations in connection with Letters of Credit, premiums, fees, reimbursable expenses or other sums payable hereunder, and the proceeds of a Revolving Loan made pursuant thereto may be disbursed by way of direct payment of the relevant Obligation and shall bear interest as a Base Rate Advance; provided, however, that if the Transaction Conditions (Undrawn) are met at the time any such payment is due, the Administrative Agent shall give the Administrative Borrower two (2) Business Days prior written notice before a deemed Request for Advance will be made pursuant to this Section 2.2(f). The Lenders shall have no obligation to the Borrowers to honor any deemed Request for Advance under this Section 2.2(f) unless all the conditions set forth in Section 4.2 have been satisfied, but, with the consent of the Lenders required under the last sentence of Section 4.2, may do so in their sole discretion and without regard to the existence of, and without being deemed to have waived, any Default or Event of Default and without regard to the existence or creation of an Overadvance or the failure by the Borrowers to satisfy any of the conditions set forth in Section 4.2. No further authorization, direction or approval by the Borrowers shall be required to be given by the Borrowers for any deemed Request for Advance under this Section 2.2(f). The Administrative Agent shall promptly provide to the Administrative Borrower written notice of any Advance pursuant to this Section 2.2(f).

(g) Special Provisions Pertaining to Swing Loans.

(i) The Administrative Borrower shall give the Swing Bank written notice in the form of a Request for Advance, or notice by telephone no later than 1:00 p.m. (Atlanta, Georgia time) on the Business Day on which the Borrowers wish to receive an Advance of any Swing Loan followed promptly by a written Request for Advance, with a copy to the Administrative Agent; provided, however, that the failure by the Administrative Borrower to confirm any notice by telephone with a written Request for Advance shall not invalidate any notice so given; provided further, however, that any request by the Administrative Borrower of a Base Rate Advance under the Commitments shall be deemed to be a request for a Swing Loan unless the Administrative Borrower specifically requests otherwise. Each Swing Loan shall bear interest at the rate equal to the Base Rate. If the Swing Bank, in its sole discretion, elects to make the requested Swing Loan, the Swing Loan shall be made on the date specified in the notice or the Request for Advance and such notice or Request for Advance shall specify (i) the amount of the requested Swing Loan, and (ii) instructions for the disbursement of the proceeds of the requested Swing Loan. Each Swing Loan shall be subject to all the terms and conditions applicable to Revolving Loans, except that all payments thereon shall be payable to the Swing

Bank solely for its own account. The Swing Bank shall have no duty or obligation to make any Swing Loans hereunder. The Swing Bank shall not make any Swing Loans if the Swing Bank has received written notice from any Lender (or the Swing Bank has actual knowledge) that one or more applicable conditions precedent set forth in Section 4.2 will not be satisfied (or waived pursuant to the last sentence of Section 4.2) on the requested Advance date. In the event the Swing Bank in its sole and absolute discretion elects to make any requested Swing Loan, the Swing Bank shall make the proceeds of such Swing Loan available to the Borrowers by deposit of Dollars in same day funds by wire transfer to the Disbursement Account. In the event that the Swing Bank informs the Administrative Agent that it will not make the requested Advance as a Swing Loan, then such request will be deemed a request for a Base Rate Advance under the Commitments.

(ii) The Swing Bank shall notify the Administrative Agent and each Lender no less frequently than weekly, as determined by the Administrative Agent, of the principal amount of Swing Loans outstanding as of 3:00 p.m. (Atlanta, Georgia time) as of such date and each Lender’s pro rata share (based on its Commitment Ratio) thereof. Each Lender shall before 12:00 noon (Atlanta, Georgia time) on the next Business Day make available to the Administrative Agent, in immediately available funds, the amount of its pro rata share (based on its Commitment Ratio) of such principal amount of Swing Loans outstanding. Upon such payment by a Lender, such Lender shall be deemed to have made a Revolving Loan to the Borrowers, notwithstanding any failure of the Borrowers to satisfy the conditions in Section 4.2. The Administrative Agent shall use such funds to repay the principal amount of Swing Loans to the Swing Bank. Additionally, if at any time any Swing Loans are outstanding, any of the events described in Section 9.1(g) or 9.1(h) shall have occurred, then each Lender shall automatically upon the occurrence of such event and without any action on the part of the Swing Bank, the Borrowers, the Administrative Agent or the Lenders be deemed to have purchased an undivided participation in the principal and interest of all Swing Loans then outstanding in an amount equal to such Lender’s Commitment Ratio of the principal and interest of all Swing Loans then outstanding and each Lender shall, notwithstanding such Event of Default, immediately pay to the Administrative Agent for the account of the Swing Bank in immediately available funds, the amount of such Lender’s participation (and upon receipt thereof, the Swing Bank shall deliver to such Lender a loan participation certificate dated the date of receipt of such funds in such amount). The disbursement of funds in connection with the settlement of Swing Loans hereunder shall be subject to the terms and conditions of Section 2.2(e).

Section 2.3 Interest.

(a) On Loans. Interest on the Loans, subject to Sections 2.3(b) and (c), shall be payable as follows:

(i) On Base Rate Advances and Swing Loans. Interest on each Base Rate Advance and each Swing Loan shall be computed for the actual number of days elapsed on the basis of a hypothetical year of three hundred sixty (360) days and shall be payable quarterly in arrears on the last day of each calendar quarter for the prior calendar quarter, commencing on June 30, 2011. Interest on Base Rate Advances and Swing Loans then outstanding shall also be due and payable on the Maturity Date (or the date of any earlier prepayment in full of the Obligations). Interest shall accrue and be payable on each Base Rate Advance (except Swing

Loans) at the simple per annum interest rate equal to the sum of (A) the Base Rate and (B) the Applicable Margin. Interest shall accrue and be payable on each Swing Loan at the simple per annum interest rate equal to the Base Rate.

(ii) On Eurodollar Advances. Interest on each Eurodollar Advance shall be computed for the actual number of days elapsed on the basis of a hypothetical year of three hundred sixty (360) days and shall be payable in arrears on (x) the Payment Date for such Advance, and (y) if the Eurodollar Advance Period for such Advance is greater than three (3) months, on the last day of each three (3) month period prior to the Payment Date. Interest on Eurodollar Advances then outstanding shall also be due and payable on the Maturity Date (or the date of any earlier prepayment in full of the Obligations). Interest shall accrue and be payable on each Eurodollar Advance at a rate per annum equal to the sum of (A) the Eurodollar Basis applicable to such Eurodollar Advance and (B) the Applicable Margin.

(iii) If No Notice of Selection of Interest Rate. If the Administrative Borrower fails to give the Administrative Agent timely notice of its selection of a Eurodollar Basis, or if for any reason a determination of a Eurodollar Basis for any Advance is not timely concluded, the Base Rate shall apply to such Advance. If the Administrative Borrower fails to elect to continue any Eurodollar Advance then outstanding prior to the last Payment Date applicable thereto in accordance with the provisions of Section 2.2, as applicable, the Base Rate shall apply to such Advance commencing on and after such Payment Date.

(b) Upon an Event of Default. Immediately upon the occurrence and during the continuance of an Event of Default, interest on the outstanding Obligations shall accrue at the Default Rate. Interest accruing at the Default Rate shall be payable on demand and in any event on the Maturity Date (or the date of any earlier prepayment in full of the Obligations) and shall accrue until the earliest to occur of (i) waiver of the applicable Event of Default in accordance with Section 11.12, (ii) agreement by the Majority Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to (A) accelerate the maturity of the Loans, (B) terminate the Commitments, or (C) exercise any other rights or remedies under the Loan Documents in order to charge interest hereunder at the Default Rate.

(c) Computation of Interest.

(i) In computing interest on any Advance, the date of making the Advance shall be included and the date of payment shall be excluded; provided, however, that if an Advance is repaid on the date that it is made, one (1) day of interest shall be due with respect to such Advance.

(ii) With respect to the computation of interest hereunder, the application of funds in any Blocked Account by the Administrative Agent to the Obligations shall be deemed made on the date of receipt of such funds so long as such funds are received prior to 2:00 p.m. (Atlanta, Georgia time), if received after 2:00 p.m. (Atlanta, Georgia time), such funds shall be deemed received on the next Business Day.

Section 2.4 Fees.

(a) Fee Letters. Each Borrower agrees, jointly and severally, to pay to the Administrative Agent such fees as are set forth in the Fee Letters.

(b) Commitment Fee. Each Borrower agrees, jointly and severally, to pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Commitment Ratios, a commitment fee (the “Commitment Fee”) on the difference between the average daily Revolver Utilization and the Commitments for each day from the Agreement Date through the Maturity Date (or the date of any earlier prepayment in full of the Obligations), at a per annum rate equal to (i) 0.50% for any calendar quarter where the average daily Revolver Utilization was less than or equal to 50% and (ii) 0.375% for any calendar quarter where the average daily Revolver Utilization was greater than 50%. Such Commitment Fee shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable in arrears on June 30, 2011, for the immediately preceding calendar quarter and thereafter shall be payable quarterly in arrears on the last day of each calendar quarter thereafter for the immediately preceding calendar quarter, and if then unpaid, on the Maturity Date with respect to the Revolving Loans (or the date of any earlier prepayment in full of the Obligations), and shall be fully earned when due and non-refundable when paid.

(c) Letter of Credit Fees.

(i) The Borrowers shall pay to the Administrative Agent for the account of the Lenders, in accordance with their respective Commitment Ratios, a commission and arrangement fee on the stated amount of each outstanding Letter of Credit for each day such Letter of Credit is outstanding from the Date of Issue through the Maturity Date with respect to the Revolving Loans (or the date of any earlier prepayment in full of the Obligations) at a rate per annum on the amount of the Letter of Credit Obligations equal to the Applicable Margin for Eurodollar Advances in effect from time to time. Such Letter of Credit fee shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable quarterly in arrears for each calendar quarter on the first day of the immediately succeeding calendar quarter, commencing on July 1, 2011, and if then unpaid, on the Maturity Date with respect to the Revolving Loans (or the date of any earlier prepayment in full of the Obligations).

(ii) The Borrowers shall also pay to the Administrative Agent, for the account of the Issuing Bank, (A) a fee on the stated amount of each outstanding Letter of Credit for each day such Letter of Credit is outstanding from its Date of Issue through the expiration date of each such Letter of Credit (or the date of any earlier prepayment in full of the Obligations) at a rate of one quarter of one percent (0.25%) per annum which fee shall be computed on the basis of a hypothetical year of three hundred sixty (360) days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each calendar quarter for the immediately preceding calendar quarter, commencing on June 30, 2011, and, if then unpaid on the Maturity Date with respect to the Revolving Loans (or the date of any earlier prepayment in full of the Obligations) and (B) any reasonable and customary fees charged by the Issuing Bank for issuance and administration of such Letters of Credit.

(d) Computation and Treatment of Fees. In computing any fees payable under this Section 2.4, the first day of the applicable period shall be included and the date of the payment shall be excluded. Without limitation, all fees payable under this Section 2.4 shall be fully earned when due, non-refundable when paid and shall be in addition to all other amounts which may be due to the Lender from time to time pursuant to the terms of this Agreement and the other Loan Documents.

Section 2.5 Prepayment/Reduction of Commitment.

(a) The principal amount of any Base Rate Advance may be repaid in full or in part at any time, without penalty or prior notice. The principal amount of any Eurodollar Advance may be prepaid prior to the applicable Payment Date, upon three (3) Business Days’ prior written notice to the Administrative Agent, provided that the Borrowers shall reimburse the Lenders and the Administrative Agent, on the earlier of demand or the Maturity Date, for any Funding Loss or reasonable out-of-pocket expense incurred by the Lenders or the Administrative Agent in connection with such prepayment, as set forth in Section 2.9. Each notice of prepayment of any Eurodollar Advance shall be irrevocable, and each prepayment or repayment made under this Section 2.5(a) shall include the accrued interest on the amount so prepaid or repaid. Upon receipt of any notice of repayment or prepayment, the Administrative Agent shall promptly notify each Lender of the contents thereof by telephone or telecopy and of such Lender’s portion of the repayment or prepayment. Other than with respect to amounts required to be applied to the Loans pursuant to Section 2.6 or Section 6.11, repayments or prepayments of principal hereunder shall be in minimum amounts of $1,000,000 and integral multiples of $100,000 in excess thereof. Except as provided in Section 2.5(b), any repayment and prepayment of Advances outstanding under the Commitments shall not reduce the Commitments. Any prepayment of the Loans shall not affect the Borrowers’ obligation to continue to make payments under any swap agreement (as defined in 11 U.S.C. §101), including, without limitation, any such swap agreement that is a Lender Hedge Agreement, which shall remain in full force and effect notwithstanding such prepayment, subject to the terms of the applicable swap agreement.

(b) The Borrowers shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least ten (10) Business Days’ prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Commitments on a pro rata basis among the Lenders in accordance with their respective Commitment Ratios; provided, that (i) any such partial reduction be made in an amount not less than $1,000,000 and in integral multiples of $1,000,000 in excess thereof, (ii) the Commitments may not be reduced to an amount below the then outstanding Letter of Credit Obligations and (iii) after giving effect to any partial reduction in the Commitments, at least $50,000,000 of the Commitments shall remain in place. As of the date of cancellation or reduction set forth in such notice, the Commitments shall be permanently canceled or reduced to the amount stated in the Administrative Borrower’s notice for all purposes herein, and the Borrowers shall (A) pay to the Administrative Agent for the account of the Lenders the amount necessary to repay in full the principal amount of the Revolving Loans, Swing Loans and Agent Advances or reduce the principal amount of the Revolving Loans, Swing Loans and Agent Advances then outstanding to not more than the amount of the Commitments as so reduced, less the then outstanding Letter of Credit Obligations, together with accrued interest on the amount so prepaid and the Commitment Fee accrued through the date of the reduction with respect to the amount reduced, (B) reimburse the Administrative Agent and the Lenders for any Funding Loss or reasonable out-of-pocket expense incurred by any of them in connection with such payment as set forth in Section 2.9 and (C) in the case of cancellation of the Commitments, shall Collateralize all of the Letter of Credit Obligations.

Section 2.6 Repayment.

(a) The Revolving Loans. All unpaid principal and accrued interest on the Revolving Loans shall be due and payable in full on the Maturity Date with respect to the Revolving Loans. Notwithstanding the foregoing, however, in the event that at any time and for any reason there shall exist an Overadvance, the Borrowers shall pay to the Administrative Agent, on demand, an amount equal to the Overadvance, which payment shall constitute a mandatory payment of the Revolving Loans, Agent Advances, Swing Loans and Letter of Credit Reserve Account, as appropriate.

(b) Intentionally Omitted.

(c) Intentionally Omitted.

(d) The Other Obligations. In addition to the foregoing, the Borrowers hereby promise, jointly and severally, to pay all Obligations (other than Obligations in respect of Bank Products), including, without limitation, the principal amount of the Loans, amounts drawn under Letters of Credit and interest and fees on the foregoing, as the same become due and payable hereunder and, in any event, on the Maturity Date.

Section 2.7 Revolving Loan Notes; Loan Accounts.

(a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and, upon request by any Lender, the Loans owed to such Lender shall be evidenced by Revolving Loan Notes. A Revolving Loan Note shall be payable to the order of each Lender requesting such a Revolving Loan Note in accordance with the Commitment Ratio of such Lender. Each such Revolving Loan Note shall be issued by the Borrowers to the applicable Lender and shall be duly executed and delivered by an Authorized Signatory of each Borrower.

(b) The Administrative Agent shall open and maintain on its books in the name of the Borrowers a loan account with respect to the Loans and interest thereon (the “Loan Account”). The Administrative Agent shall debit such Loan Account for the principal amount of each Advance made by it on behalf of the Lenders, accrued interest thereon, and all other amounts which shall become due from the Borrowers pursuant to this Agreement and shall credit the Loan Account for each payment which the Borrowers shall make in respect to the Obligations. The records of the Administrative Agent with respect to such Loan Account shall be conclusive evidence of the Loans and accrued interest thereon, absent manifest error.

Section 2.8 Manner of Payment.

(a) When Payments Due.

(i) Each payment (including any prepayment) by the Borrowers on account of the principal of or interest on the Loans, fees, and any other amount owed to any member of the Lender Group under this Agreement or the other Loan Documents shall be made not later than 1:00 p.m. (Atlanta, Georgia time) on the date specified for payment under this Agreement or any other Loan Document to the Administrative Agent at the Administrative Agent’s Office, for the account of the Lenders, the Issuing Bank or the Administrative Agent, as the case may be, in Dollars in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (Atlanta, Georgia time) shall be deemed received on the next Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to such Lender. In the case of a payment for the account of the Issuing Bank, the Administrative Agent will promptly thereafter distribute the amount so received in like funds to the Issuing Bank. If the Administrative Agent shall not have received any payment from the Borrowers as and when due, the Administrative Agent will promptly notify the Lenders accordingly.

(ii) Except as provided in the definition of Eurodollar Advance Period, if any payment under this Agreement or any other Loan Document shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

(b) No Deduction.

(i) Except as otherwise provided in this Section 2.8(b), any and all payments of principal and interest, or of any fees or indemnity or expense reimbursements by the Borrowers hereunder or under any other Loan Documents (the “Borrower Payments”) shall be made without setoff or counterclaim and free and clear of and without deduction for any and all Indemnified Taxes with respect to such Borrower Payments. If any Borrower shall be required to deduct any Indemnified Taxes from or in respect of any sum payable to any member of the Lender Group hereunder or under any other Loan Document, (A) the sum payable shall be increased by the amount (an “Additional Amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.8(b)(i)) such member of the Lender Group shall receive an amount equal to the sum it would have received had no such deductions been made, (B) such Borrower shall make such deductions, and (C) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(ii) In addition, the Borrowers shall pay to the relevant Governmental Authority in accordance with Applicable Law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (such taxes being “Other Taxes”).

(iii) The Borrowers shall indemnify the members of the Lender Group for the full amount of Indemnified Taxes and Other Taxes with respect to Borrower Payments paid by such Person and any reasonable attorney’s fees and expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by a member of the Lender Group or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within thirty (30) days after the date the Administrative Agent or such member, as the case may be, makes written demand therefor. If any Indemnified Taxes or Other Taxes for which the Administrative Agent or any member of the Lender Group has received indemnification from the Borrowers hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to the Administrative Agent or such member, the Administrative Agent or such member, as the case may be, shall promptly forward to the Borrowers any such refunded amount (after deduction of any Indemnified Tax or Other Tax paid or payable by any member of the Lender Group as a result of such refund), not exceeding the increased amount paid by the Borrowers pursuant to this Section 2.8(b).

(iv) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrowers to the relevant Governmental Authority, the Administrative Borrower will deliver to the Administrative Agent, at its address, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof or other evidence of payment reasonably satisfactory to the Administrative Agent.

(v)

(A) Each Non-US Lender Party that is entitled to an exemption from United States withholding tax or is subject to such withholding tax at a reduced rate under an applicable tax treaty shall (v) on or prior to the Agreement Date, (w) on or prior to the date such Non-US Lender Party becomes a “Non-US Lender Party” hereunder, (x) on or prior to the date on which the most recent form or certification previously delivered pursuant to this clause (A) expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (A) and (z) from time to time if requested by the Administrative Agent or the Administrative Borrower (or, in the case of a Participant, the relevant Lender, the Administrative Agent or the Administrative Borrower), provide the Administrative Agent and the Administrative Borrower (or, in the case of a Participant, the relevant Lender) with two properly completed and duly executed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from US withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN (claiming exemption from, or a reduction of, US withholding tax under an income tax treaty) and/or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-US Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN (claiming exemption from US withholding tax under the portfolio interest exemption) or any successor form and a certificate in substantially the form of Exhibit

2.8(b) certifying that such Non-US Lender Party is not (1) a “bank” as described in Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of any of the Borrower Parties as described in Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” related to any Borrower Party as described in Section 881(c)(3)(C) of the Code, or (C) any other applicable document prescribed by any applicable Requirement of Law certifying as to the entitlement of such Non-US Lender Party to any applicable exemption from United States or any other withholding tax or reduced rate with respect to all payments to be made to such Non-US Lender Party under the Loan Documents. Unless the Administrative Agent and the Administrative Borrower have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-US Lender Party are not subject to US withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrower Parties and the Administrative Agent shall withhold amounts required to be withheld by any applicable Requirement of Law from such payments.

(B) Each US Lender Party shall (v) on or prior to the Agreement Date, (w) on or prior to the date such US Lender Party becomes a “US Lender Party” hereunder, (x) on or prior to the date on which the most recent form or certification previously delivered pursuant to this clause (B) expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (B) and (z) from time to time if requested by the Administrative Agent or the Administrative Borrower (or, in the case of a Participant, the relevant Lender, the Administrative Agent or the Administrative Borrower) provide the Administrative Agent and the Administrative Borrower (or, in the case of a Participant, the relevant Lender) with two properly completed and duly executed originals of (i) Form W-9 (certifying that such US Lender Party is entitled to a complete exemption from US backup withholding tax on payments pursuant to the Loan Documents) or any successor form (similarly certifying) or (ii) any other applicable document prescribed by any applicable Requirement of Law certifying as to the entitlement of such US Lender Party to any applicable exemption from United States or any other withholding tax or reduced rate with respect to all payments to be made to such US Lender Party under the Loan Documents.

(C) If a payment made to a Non-US Lender Party would be subject to United States federal withholding tax imposed by FATCA if such Non-US Lender Party fails to comply with the applicable reporting requirements of FATCA, such Non-US Lender Party shall deliver to the Administrative Agent and the Administrative Borrower any documentation under any Requirement of Law or as reasonably requested by the Administrative Agent or the Administrative Borrower sufficient for the Administrative Agent or the Administrative Borrower to comply with their respective obligations under FATCA and to determine that such Non-US Lender Party has complied with such applicable reporting requirements.

(vi) The Borrowers shall not be required to indemnify any member of the Lender Group, or to pay any Additional Amounts to such member of the Lender Group pursuant to Section 2.8(b)(i) or 2.8(b)(iii) to the extent that (A) the obligation to withhold amounts with respect to United States Federal, state or local withholding tax existed on the date such member of the Lender Group became a party to this Agreement (or, in the case of a transferee, on the effective date of the Assignment and Acceptance pursuant to which such transferee became a member of the Lender Group) or, with respect to payments to a new lending office, the date such member of the Lender Group designated such new lending office; provided, however, that this clause (A) shall not apply to any member of the Lender Group that became a member of the Lender Group or new lending office that became a new lending office as a result of an assignment or designation made at the request of the Administrative Borrower; and provided further, however, that this clause (A) shall not apply to the extent the indemnity payment or Additional Amounts, if any, that any member of the Lender Group through a new lending office would be entitled to receive (without regard to this clause (A)) do not exceed the indemnity payment or Additional Amounts that the Person making the assignment or transfer to such member of the Lender Group making the designation of such new lending office would have been entitled to receive in the absence of such assignment, transfer or designation or (B) the obligation to pay such Additional Amounts or such indemnity payments would not have arisen but for a failure by such member of the Lender Group to comply with the provisions of Section 2.8(b)(v).

(vii) If any member of the Lender Group determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has received an indemnity payment or Additional Amounts pursuant to this Section 2.8, such Person shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or Additional Amounts paid, by the Borrowers under this Section 2.8 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Person and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of such Person, agree to repay the amount paid over to the Borrowers (plus any penalties, interest and other charges imposed by the relevant Government Authority) to such Person in the event such Person is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.8(b)(vii), in no event will such Person be required to pay any amount to the Borrowers pursuant to this Section 2.8(b)(vii), if the payment would place such Person in a less favorable net after-tax position than such Person would have been in if such indemnity payments or Additional Amounts giving rise to such refunds had never been paid. Nothing contained in this Section 2.8(b) shall require any member of the Lender Group to make available to the Borrowers any of its tax returns (or any other information) that it deems confidential or proprietary.

(viii) Each member of the Lender Group shall indemnify the Borrowers for the full amount of Excluded Taxes of such Person with respect to Borrower Payments paid to such Person, and any reasonable and documented attorneys’ fees and expenses arising therefrom or with respect thereto, whether or not such Excluded Taxes were correctly or legally asserted by the relevant Governmental Authority, but only to the extent the Administrative Agent has not already indemnified the Borrowers for such amounts. A certificate setting forth and containing an explanation in reasonable detail of the manner in which such amount shall have been determined and the amount of such payment or liability prepared by the Administrative Borrower, absent manifest error, shall be final, conclusive and binding for all purposes. Each member of the Lender Group hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such member of the Lender Group pursuant to any of the Loan Documents. If any Excluded Taxes for which any Borrower has received indemnification from a member of the Lender Group hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to such Borrower, such Borrower shall promptly forward to such member of the Lender Group any such refunded amount (after deduction of any Tax paid or payable by such Borrower as a result of such refund), not exceeding the increased amount paid by such member of the Lender Group pursuant to this Section 2.8(b)(viii).

Section 2.9 Reimbursement. Whenever any Lender shall sustain or incur any Funding Losses (including losses of anticipated profits) or reasonable and documented out-of-pocket expenses in connection with (a) failure by the Borrowers to borrow or continue any Eurodollar Advance, or convert any Advance to a Eurodollar Advance, in each case, after having given notice of their intention to do so in accordance with Section 2.2 (whether by reason of the election of the Borrowers not to proceed or the non-fulfillment of any of the conditions set forth in this Agreement), or (b) prepayment of any Eurodollar Advance in whole or in part for any reason or (c) failure by the Borrowers to prepay any Eurodollar Advance after giving notice of its intention to prepay such Advance, each Borrower agrees, jointly and severally, to pay to such Lender, within ten (10) days of receipt of an invoice and such Lender’s demand therefor, an amount sufficient to compensate such Lender for all such Funding Losses and reasonable out-of-pocket expenses. Such Lender’s good faith determination of the amount of such Funding Losses and reasonable out-of-pocket expenses, absent manifest error, shall be binding and conclusive. Losses subject to reimbursement hereunder shall include, without limitation, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, repaid, not borrowed, or paid, as the case may be, and any lost profit of such Lender or any participant of such Lender over the remainder of the Eurodollar Advance Period for such prepaid Advance. For purposes of calculating amounts payable to a Lender under this paragraph, each Lender shall be deemed to have actually funded its relevant Eurodollar Advance through the purchase of a deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Eurodollar Advance and having a maturity and repricing characteristics comparable to the relevant Eurodollar Advance Period; provided, however, that each Lender may fund each of its Eurodollar Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section.

Section 2.10 Pro Rata Treatment.

(a) Advances. Each Advance with respect to the Revolving Loans from the Lenders under this Agreement shall be made pro rata on the basis of their respective Commitment Ratios.

(b) Payments. Each payment and prepayment of the principal of the Revolving Loans and each payment of interest on the Revolving Loans received from the Borrowers shall be made by the Administrative Agent to the Lenders pro rata on the basis of their respective unpaid principal amounts thereof outstanding immediately prior to such payment or prepayment (except in cases when a Lender’s right to receive payments is restricted pursuant to Section 2.2(e)). If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans (other than (x) any payment received by a Lender as consideration for the assignment of a sale of a participation in any of its Loans to any assignee or Participant or (y) as otherwise expressly provided elsewhere herein) in excess of its ratable share of Loans under its Aggregate Commitment Ratio (or in violation of any restriction set forth in Section 2.2(e)), such Lender shall forthwith purchase from the other Lenders such participation in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery without interest thereon unless the Lender obligated to repay such amount is required to pay interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.10(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

Section 2.11 Application of Payments.

(a) Payments Prior to Event of Default. At all times during which an Event of Default has not occurred and is continuing, all amounts received by the Administrative Agent from the Borrowers (except when the balance of the Swing Loans and the Agent Advances then outstanding is greater than zero, other than payments specifically earmarked for application to certain principal, interest, fees or expenses hereunder), shall be distributed by the Administrative Agent in the following order of priority:

FIRST, pro rata, to the payment of (i) out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the Administrative Agent incurred by the Administrative Agent in connection with the enforcement of the rights of the Lender Group under the Loan Documents, (ii) out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the Co-Collateral Agents incurred by the Co-Collateral Agents in connection with their duties under the Loan Documents, and (iii) any Agent Advances made by the Administrative Agent under or pursuant to the terms of the Loan Documents and interest accrued thereon;

SECOND, pro rata, to the payment of any fees then due and payable to the Administrative Agent, the Issuing Bank, the Swing Bank or any Co-Collateral Agent hereunder or under any other Loan Documents;

THIRD, pro rata, to the payment of all Obligations consisting of accrued fees and interest then due and payable to the Lenders hereunder;

FOURTH, to the payment of principal then due and payable on the Swing Loans;

FIFTH, pro rata, to the payment of principal then due and payable on the Revolving Loans;

SIXTH, to the payment of the Obligations arising in respect of Bank Products then due and payable; and

SEVENTH, to the payment of all other Obligations not otherwise referred to in this Section 2.11(a) then due and payable.

(b) Payments Subsequent to Event of Default. Notwithstanding anything in this Agreement or any other Loan Document which may be construed to the contrary, subsequent to the occurrence and during the continuance of an Event of Default, payments and prepayments with respect to the Obligations made to the Lender Group, or any of them, or otherwise received by any member of the Lender Group (from realization on Collateral or otherwise) shall be distributed in the following order of priority (subject, as applicable, to Section 2.10):

FIRST, pro rata, to the payment of (i) out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the Administrative Agent incurred in connection with the enforcement of the rights of the Lender Group under the Loan Documents, (ii) out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the Co-Collateral Agents incurred by the Co-Collateral Agents in connection with their duties under the Loan Documents, and (iii) any Agent Advances made by the Administrative Agent under or pursuant to the terms of the Loan Documents (including any costs incurred in connection with the sale or disposition of any Collateral);

SECOND, pro rata, to payment of any fees owed to the Administrative Agent, the Issuing Bank, the Swing Bank, or any Co-Collateral Agent hereunder or under any other Loan Document;

THIRD, to the payment of out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) of the Lenders incurred in connection with the enforcement of their respective rights under the Loan Documents;

FOURTH, to the payment of all Obligations consisting of accrued fees and interest payable to the Lenders hereunder;

FIFTH, to the payment of the principal of the Swing Loans then outstanding;

SIXTH, pro rata, to (i) the payment of principal on the Revolving Loans then outstanding, (ii) the Letter of Credit Reserve Account to the extent of one hundred five percent (105%) of any Letter of Credit Obligations then outstanding and (iii) any Obligation arising in respect of any Bank Products for which Bank Product Reserves have been established;

SEVENTH, to the payment of any Obligation arising in respect of other Bank Products;

EIGHTH, to any other Obligations not otherwise referred to in this Section 2.11(b); and

NINTH, upon satisfaction in full of all Obligations, to the Borrowers or as otherwise required by law.

Section 2.12 Use of Proceeds. The proceeds of the Loans shall be used by the Borrowers to replace certain Funded Debt, to fund transaction costs, to fund future acquisitions permitted hereunder, to provide for working capital and for general corporate purposes.

Section 2.13 All Obligations to Constitute One Obligation. All Obligations shall constitute one general obligation of the Borrowers and shall be secured by the Administrative Agent’s security interest (on behalf of, and for the benefit of, the Lender Group) and Lien upon all of the Collateral, and by all other security interests and Liens heretofore, now or at any time hereafter granted by any Borrower Party to the Administrative Agent or any other member of the Lender Group, to the extent provided in the Security Documents under which such Liens arise.

Section 2.14 Maximum Rate of Interest. The Borrowers and the Lender Group hereby agree and stipulate that the only charges imposed upon the Borrowers for the use of money in connection with this Agreement are and shall be the specific interest and fees described in this Article 2 and in any other Loan Document. Notwithstanding the foregoing, the Borrowers and the Lender Group further agree and stipulate that all closing fees, agency fees, syndication fees, facility fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by any member of the Lender Group to third parties or for damages incurred by the Lender Group, or any of them, are charges to compensate the Lender Group for underwriting and administrative services and costs or losses performed or incurred, and to be performed and incurred, by the Lender Group in connection with this Agreement and the other Loan Documents and shall under no circumstances be deemed to be charges for the use of money pursuant to any Applicable Law. In no event shall the amount of interest and other charges for the use of money payable under this Agreement exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Borrowers and the Lender Group, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and other charges for the use of money and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money or manner of payment exceeds the maximum amount allowable under Applicable Law, then, ipso facto as of the Agreement Date, the Borrowers are and shall be liable only for the payment of such maximum amount as allowed by law, and payment received from the Borrowers in excess of such legal maximum amount, whenever received, shall be applied to reduce the principal balance of the Revolving Loans to the extent of such excess.

Section 2.15 Letters of Credit.

(a) Subject to the terms and conditions of this Agreement, the Issuing Bank, on behalf of the Lenders, and in reliance on the agreements of the Lenders set forth in Section 2.15(c) below, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Letter of Credit Commitment; provided, however, that, except as described in the last sentence of Section 4.3, the Issuing Bank shall not issue any Letter of Credit unless the conditions precedent to the issuance thereof set forth in Section 4.3 have been satisfied. Each Letter of Credit shall (i) be denominated in Dollars, and (ii) expire no later than the earlier to occur of (A) the date thirty (30) days prior to the Maturity Date with respect to the Revolving Loan, and (B) three hundred sixty (360) days after its date of issuance (but may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal and provided no such renewal shall extend beyond the date thirty (30) days prior to the Maturity Date with respect to the Revolving Loans). The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would (x) cause the aggregate amount of all Letter of Credit Obligations then outstanding to exceed the Available Letter of Credit Amount as of such date of determination or (y) conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law.

(b) The Administrative Borrower may from time to time request that the Issuing Bank issue a Letter of Credit. The Administrative Borrower shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank, not later than 11:00 a.m. (Atlanta, Georgia time) on the third (3rd) Business Day preceding the date on which the requested Letter of Credit is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 4.3 or waiver of such conditions pursuant to the last sentence of Section 4.3, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit to the Administrative Borrower and the Administrative Agent following the issuance thereof. In addition to the fees payable pursuant to Section 2.4(c)(ii), the Borrowers shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

(c) Immediately upon the issuance by the Issuing Bank of a Letter of Credit and in accordance with the terms and conditions of this Agreement, the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Commitment Ratio, in such Letter of Credit and the obligations of the Borrowers with respect thereto (including, without limitation, all Letter of Credit Obligations with respect thereto). The Issuing Bank shall promptly notify the Administrative Agent of any draw under a Letter of Credit. At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Administrative Borrower and the Swing Bank (or, at its option, all Lenders), by telephone or telecopy, of the amount of the draw and, in the case of each Lender, such Lender’s portion of such draw amount as calculated in accordance with its Commitment Ratio.

(d) Each Borrower hereby agrees, jointly and severally, to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under each Letter of Credit. In order to facilitate such repayment, each Borrower hereby irrevocably requests the Lenders, and the Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 4 with respect to conditions precedent to Advances hereunder), with respect to any drawing under a Letter of Credit, to make a Base Rate Advance on each day on which a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender shall pay its share of such Base Rate Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) and its Commitment Ratio, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default exists or would be caused thereby. The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this Section 2.15 shall be subject to the terms and conditions of Section 2.2(e). The obligation of each Lender to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.15 shall be absolute and unconditional, and no Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason (other than the gross negligence or willful misconduct of the Issuing Bank in paying such Letter of Credit, as determined by a final non-appealable judgment of a court of competent jurisdiction). The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, (x) for the first two (2) Business Days, at the Federal Funds Rate, and (y) thereafter, at the Base Rate. Notwithstanding the foregoing, at the request of the Administrative Agent, the Swing Bank may, at its option and subject to the conditions set forth in Section 2.2(g) other than the condition that the applicable conditions precedent set forth in Article 4 be satisfied, make Swing Loans to reimburse the Issuing Bank for amounts drawn under Letters of Credit.

(e) Each Borrower agrees that each Advance by the Lenders to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, unless and until converted into a Eurodollar Advance pursuant to Section 2.2(b)(ii), be deemed to be a Base Rate Advance under the Commitments and shall be payable and bear interest in accordance with all other Base Rate Advances of Revolving Loans.

(f) Each Borrower agrees that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of such Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction, shall be binding on the Borrowers as between the Borrowers and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrowers. The obligation of the Borrowers to reimburse the Issuing Bank for a drawing under any Letter of Credit or the Lenders for Advances made by them to the Issuing Bank on account of draws made under the Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever (except if arising from the gross negligence or willful misconduct on the part of such Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction), including, without limitation, the following circumstances:

(i) Any lack of validity or enforceability of any Loan Document;

(ii) Any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

(iii) Any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

(iv) The existence of any claim, set-off, defense or any right which any Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting), any Lender or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, or any other Loan Document, or any unrelated transaction;

(v) Any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

(vi) The insolvency of any Person issuing any documents in connection with any Letter of Credit;

(vii) Any breach of any agreement between any Borrower and any beneficiary or transferee of any Letter of Credit;

(viii) Any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit;

(ix) Any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code;

(x) Any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank;

(xi) Any other circumstances arising from causes beyond the control of the Issuing Bank;

(xii) Payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct of the Issuing Bank as determined by a final non-appealable judgment of a court of competent jurisdiction; and

(xiii) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(g) The Borrowers will indemnify and hold harmless each Indemnified Person from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable and documented attorneys’ fees) which may be imposed on, incurred by or asserted against such Indemnified Person in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrowers shall not be liable to an Indemnified Person for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from either (i) lawsuits or legal proceedings brought by one Indemnified Person against another Indemnified Persons and to which no Borrower Party is a party or (ii) the gross negligence or willful misconduct of such Indemnified Person as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 2.15(g) shall survive termination of this Agreement.

(h) Each Lender shall be responsible (to the extent the Issuing Bank is not reimbursed by the Borrowers) for its pro rata share (based on such Lender’s Commitment Ratio) of any and all reasonable and documented out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, any Borrower’s or any Guarantor’s obligations to reimburse draws thereunder or otherwise. In the event the Borrowers shall fail to pay such expenses of the Issuing Bank within fifteen (15) days of demand for payment by the Issuing Bank, each Lender shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender’s Commitment Ratio) of such expenses within ten (10) days from the date of the Issuing Bank’s notice to the Lenders of the Borrowers’ failure to pay; provided, however, that if the Borrowers shall thereafter pay such expenses, the Issuing Bank will repay to each Lender the amounts received from such Lender hereunder.

(i) Unless otherwise expressly agreed to by the Issuing Bank and the Borrowers when a Letter of Credit is issued and subject to Applicable Laws, (i) each Standby Letter of Credit shall be governed by the “International Standby Practices 1998” (ISP98) (or such later revision as may be published by the Institute of International Banking Law & Practice on any date any Letter of Credit may be issued), (ii) each Commercial Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, as the same may be amended from time to time, and (iii) in both cases, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 11.7.

Section 2.16 Bank Products. Any Borrower Party may request and any Lender may, in its sole and absolute discretion, arrange for such Borrower Party to obtain from such Lender or any Affiliate of such Lender, Bank Products although no Borrower Party is required to do so. If any Bank Products are provided by an Affiliate of any Lender, the Borrower Parties agree to indemnify and hold the Lender Group, or any of them, harmless from any and all costs and obligations now or hereafter incurred by the Lender Group, or any of them, which arise from any indemnity given by such Lender to any of its Affiliates, as applicable, related to such Bank Products, except that the Borrowers shall not be liable pursuant to the foregoing for any costs or obligations resulting from either (i) suits between such indemnified parties to which no Borrower Party is party or (ii) the gross negligence or willful misconduct of any such indemnified party as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, however, nothing contained in this Agreement is intended to limit the Borrower Parties’ rights, with respect to such Lender or any of its Affiliates, as applicable, if any, which arise as a result of the execution of documents by and between the Borrower Parties and such Person which relate to any Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrower Parties acknowledge and agree that the obtaining of Bank Products from any Lender or its Affiliates (a) is in the sole and absolute discretion of such Lender or such Affiliates, and (b) is subject to all rules and regulations of such Lender or such Affiliates. Each provider of Bank Products shall provide, and by entering into any arrangement for Bank Products shall be bound to and shall in fact provide, to the Co-Collateral Agents periodic summary reports of all Lender Hedge Agreements then outstanding to them, any other Obligations with respect to Bank Products then outstanding to them for which a Bank Product Reserve has been established and, if written request is made by a Co-Collateral Agent to such Bank Product provider, any other Obligations with respect to Bank Products then outstanding to them, whether or not a Bank Product Reserve has been established with respect thereto, in each case including the amounts and termination values thereof, within seven (7) Business Days of the end of each calendar month (or more frequently as reasonably required by the Co-Collateral Agents).

Section 2.17 Additional Increase of Commitments; Additional Lenders.

(a) Increase of the Commitments.

(i) So long as no Event of Default has occurred and is continuing, the Administrative Borrower may request the right to effectuate increases in the Commitments (any such increase, a “Commitment Increase”), by an aggregate additional amount of up to $175,000,000 for all such Commitment Increases (the “Commitment Increase Cap”), during the term of this Agreement by delivering a Notice of Requested Commitment Increase to the Administrative Agent, provided that, in each case: (A) each Commitment Increase shall be in minimum increments of $20,000,000; (B) the proposed Commitment Increase shall have been consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld), each Lender who is increasing its portion of the applicable Commitment and any other bank or financial institution acceptable to the Borrowers and the Administrative Agent that has agreed to become a Lender in respect of all or a portion of the Commitment Increase, if any (a “New Lender”); (C) the proposed Commitment Increase, together with any prior Commitment Increases, shall not exceed the Commitment Increase Cap and (D) each Lender (determined before giving effect to such Commitment Increase), shall have been given written notice at least fifteen (15) days prior to the requested date of the proposed Commitment Increase, before and during which time no potential New Lender shall be solicited for purposes of the Commitment Increase and only if, upon the expiration of such fifteen (15) day period, the amount of the proposed Commitment Increase remains in excess of the commitments provided by the Lenders (determined before giving effect to such Commitment Increase), may the Borrowers be permitted to solicit potential New Lenders. Each Notice of Requested Commitment Increase shall specify: (1) the amount of the proposed Commitment Increase and (2) the requested date of the proposed Commitment Increase (which shall be at least thirty (30) days from the date of delivery of the Notice of Requested Commitment Increase). Each Notice of Requested Commitment Increase shall be binding on all Borrower Parties. Upon the effective date of any Commitment Increase, the Administrative Borrower shall deliver to the Administrative Agent a certificate of the chief financial officer of the Administrative Borrower certifying that (1) the Borrower Parties are, and will be on a Pro Forma Basis after giving effect to the Commitment Increase, in compliance with each Financial Covenant, (2) no Default or Event of Default then exists or would be caused thereby and (3) all of the other conditions precedent in Section 4.2 shall have been met. No Commitment Increase shall be effective until the Administrative Agent shall have received amendments to this Agreement and the other Loan Documents, commitments of Lenders or New Lenders in an aggregate amount equal to such Commitment Increase, Lender Agreements for each Lender or New Lender committing to such Commitment Increase, any upfront fees to be paid to the Lenders committing to such Commitment Increase, and, if requested, opinion letters, Revolving Loan Notes and such other agreements, documents and instruments requested by and reasonably satisfactory to the Administrative Agent in its Permitted Discretion evidencing and setting forth the conditions of such Commitment Increase.

(ii) If the Administrative Agent approves a proposed Commitment Increase, the Administrative Agent shall deliver a copy of the Notice of Requested Commitment Increase relating thereto to each Lender, together with a statement as to the amount of the Yield Adjustment Margin (if any). No Lender (or any successor thereto) shall have any obligation to increase its portion of the applicable Commitment or its other obligations under this Agreement or the other Loan Documents, and any decision by a Lender to increase its portion of the applicable Commitment shall be made in its sole discretion independently from any other Lender. If the Administrative Agent receives commitments from the Lenders or the New Lenders in excess of the amount of the proposed Commitment Increase, the Administrative Agent shall have the right, in its sole discretion, to reduce and reallocate (within the minimum and maximum amounts specified by each such Lender or New Lender in its notice to the Administrative Agent), in consultation with the Administrative Borrower, the shares of such Commitment Increase of the Lenders or New Lenders willing to fund the proposed Commitment Increase so that the total committed shares of the proposed Commitment Increase equals the proposed Commitment Increase; provided however, in no event shall any Lender’s requested portion of any such proposed Commitment Increase (determined before giving effect to such Commitment Increase) be reduced to a level such that such Lender’s allocation is less than its pro rata share in accordance with its respective Commitment Ratio (as determined immediately prior to giving effect to such Commitment Increase) so long as such Lender’s requested portion of any such proposed Commitment Increase (determined before giving effect to such Commitment Increase) is equal to or greater to their pro rata portion of the Commitments (determined after giving effect to such Commitment Increase). The Administrative Agent shall notify each New Lender whether its proposed share of the proposed Commitment Increase has been accepted and, if so, the amount of its share of such Commitment Increase, and such Lender shall thereafter execute and deliver a Lender Agreement with respect to its respective share of such Commitment Increase.

(iii) Notwithstanding anything to the contrary contained herein, each Commitment Increase meeting the conditions set forth in Section 2.17(a)(i) shall not require the consent of any Lender other than those Lenders, if any, which have agreed to increase their Commitments in connection with such Commitment Increase and shall not constitute an amendment, modification or waiver that is subject to Section 11.12 and shall be effective as of the later of (a) the date specified in the applicable Notice of Requested Commitment Increase and (b) the date upon which the foregoing conditions shall have been satisfied or waived by the Administrative Agent and the Lenders which have agreed to increase their Commitments, or by the requisite Lenders in accordance with Section 11.12 in the case of a waiver of an Event of Default, as applicable.

(b) Effect of Commitment Increase. After giving effect to any Commitment Increase, the outstanding Revolving Loans may not be held pro rata in accordance with the new Commitment. In order to remedy the foregoing, on the effective date of each Commitment Increase, the Lenders (including any New Lenders) shall reallocate the Revolving Loans owed to them among themselves so that, after giving effect thereto, the Revolving Loans will be held by the Lenders (including any New Lenders) on a pro rata basis in accordance with their respective Commitment Ratios (after giving effect to such Commitment Increase). Each Lender agrees to wire immediately available funds to the Administrative Agent in accordance with this Agreement as may be required by the Administrative Agent in connection with the foregoing. Notwithstanding the provisions of Section 11.5, the reallocations so made by each Lender whose Commitment Ratio has increased shall be deemed to be a purchase of a corresponding amount of the Revolving Loans of the Lender or Lenders whose Commitment Ratio have decreased and shall not be considered an assignment for purposes of Section 11.5.

Section 2.18 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) the Commitment Fees shall cease to accrue on the portion of the Commitments held by such Lender so long as it is a Defaulting Lender (except to the extent it is payable to the Issuing Bank pursuant to clause (b)(iv) below);

(b) if any Swing Loans or Letter of Credit Obligations exist at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swing Loans and Letter of Credit Obligations shall be reallocated among the non-Defaulting Lenders in accordance with their respective Commitment Ratio but only to the extent the Aggregate Revolving Credit Obligations held by of all non-Defaulting Lenders’ plus the Commitment Ratio of such Defaulting Lender’s Swing Loan and Letter of Credit Obligations does not exceed the portion of the Commitments held by the non-Defaulting Lenders;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, Borrowers shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Defaulting Lender’s pro rata share of the Swing Loan and (y) second, cash collateralize such Defaulting Lender’s pro rata share of the Letter of Credit Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in an amount equal to one hundred five percent (105%) of the Letter of Credit Obligations for so long as such Letter of Credit Obligations are outstanding;

(iii) if any portion of such Defaulting Lender’s Letter of Credit Obligations is reallocated to the non-Defaulting Lenders pursuant to clause (i) above, then the Letter of Credit fees under Section 2.4(c) with respect to such portion shall be allocated among the non-Defaulting Lenders in accordance with their Commitment Ratio;

(iv) if any portion of such Defaulting Lender’s pro rata share of the Letter of Credit Obligations is neither cash collateralized nor reallocated pursuant to this Section 2.18(b), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, the Commitment Fee that otherwise would have been payable to such Defaulting Lender (with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such Letter of Credit Obligations) and the Letter of Credit fee under Section 2.4(c) payable with respect to such Defaulting Lender’s Letter of Credit Obligations shall be payable to the Issuing Bank until such Letter of Credit Obligations are cash collateralized and/or reallocated in accordance herewith; and

(v) so long as any Lender is a Defaulting Lender, the Swing Bank shall not be required to fund any Swing Loan and the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateralized in accordance with this Section 2.18(b), and participations in any such newly issued or increased Letter of Credit or newly made Swing Loan shall be allocated among non-Defaulting Lenders in accordance with their respective Commitment Ratio (and Defaulting Lenders shall not participate therein); and

(c) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) may, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated non-interest bearing account and, subject to any Applicable Law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuing Bank or Swing Bank hereunder, (iii) third, to the funding of any Loan or the funding or cash collateralization of any participation in any Swing Loan or Letter of Credit in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iv) fourth, if so determined by the Administrative Agent and the Administrative Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender under this Agreement, (v) fifth, pro rata, to the payment of any amounts owing to Borrowers or the Lenders as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans or Letter of Credit Obligations in respect of Letters of Credit which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 4.3 are satisfied, such payment shall be applied solely to prepay the Loans of, and Letter of Credit Obligations owed to, all non-Defaulting Lenders, based on their Commitment Ratio, prior to being applied to the prepayment of any Loans, or Letter of Credit Obligations owed to, any Defaulting Lender.

In the event that the Administrative Agent, the Borrowers, the Issuing Bank or the Swing Bank, as the case may be, each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swing Loans and Letter of Credit Obligations of the Lenders shall be readjusted to reflect the inclusion of such Lender’s portion of the Commitments and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Commitment Ratio. The rights and remedies against a Defaulting Lender under this Section 2.18 are in addition to other rights and remedies that Borrowers, the Administrative Agent, the Issuing Bank, the Swing Bank and the non-Defaulting Lenders may have against such Defaulting Lender. The arrangements permitted or required by this Section 2.18 shall be permitted under this Agreement, notwithstanding any limitation on Liens or the pro rata sharing provisions or otherwise.

ARTICLE 3.

GUARANTY

Section 3.1 Guaranty.

(a) Each Guarantor hereby guarantees to the Administrative Agent, for the benefit of the Lender Group, the full and prompt payment of the Obligations, including, without limitation, any interest thereon (including, without limitation, interest as provided in this Agreement, accruing after the filing of a petition initiating any Insolvency Proceedings, whether or not such interest accrues or is recoverable against the Borrowers after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), plus reasonable and documented attorneys’ fees and expenses if the obligations represented by this Guaranty are collected by law, through an attorney-at-law, or under advice therefrom.

(b) Regardless of whether any proposed guarantor or any other Person shall become in any other way responsible to the Lender Group, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person now or hereafter responsible to the Lender Group, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, each Guarantor hereby declares and agrees that this Guaranty shall be a joint and several obligation, shall be a continuing guaranty and shall be operative and binding until the Obligations shall have been indefeasibly paid in full in cash (or in the case of Letter of Credit Obligations, until all of the Letter of Credit Obligations have been Collateralized) and the Commitments shall have been terminated.

(c) Each Guarantor absolutely, unconditionally and irrevocably waives any and all right to assert any defense (other than the defense of payment in cash in full, to the extent of its obligations hereunder, or a defense that such Guarantor’s liability is limited as provided in Section 3.1(g)), including, without limitation, any lack of capacity by the Borrowers, or any of them, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations of the Guarantors under this Guaranty or the obligations of any other Person or party (including, without limitation, the Borrowers) relating to this Guaranty or the obligations of any of the Guarantors under this Guaranty or otherwise with respect to the Obligations in any action or proceeding brought by the Administrative Agent or any other member of the Lender Group to collect the Obligations or any portion thereof, or to enforce the obligations of any of the Guarantors under this Guaranty.

(d) The Lender Group, or any of them, may from time to time, without exonerating or releasing any Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as they may deem proper, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any Guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Lender Group, or any of them, or (iii) amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Loan Documents, all as they may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 3.1(e), it is understood that the Lender Group, or any of them, may, without exonerating or releasing any Guarantor, give up, modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, and with or without notice, all as such Person may deem expedient.

(e) Each Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Loan Documents, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), shall discharge all or any part of the liabilities and obligations of such Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantors and the Lender Group that the covenants, agreements and all liabilities and obligations of each Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, each Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, and without possibility of recourse, whether by operation of law or otherwise, such Guarantor’s undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Lender Group, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Lender Group, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, such Guarantor or by reason of any further dealings between the Borrowers, on the one hand, and any member of the Lender Group, on the other hand, or any other guarantor or surety, and such Guarantor hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

(f) The Lender Group, or any of them, may, without demand or notice of any kind upon or to any Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by any Guarantor following and during the continuance of an Event of Default, if the Borrowers shall not have timely paid any of the Obligations (or in the case of

Letter of Credit Obligations, Collateralized all of the Letter of Credit Obligations), set-off and appropriate and apply to any portion of the Obligations hereby guaranteed, and in such order of application as the Administrative Agent may from time to time elect in accordance with this Agreement, any deposits, property, balances, credit accounts or moneys of any Guarantor in the possession of any member of the Lender Group or under their respective control for any purpose. If and to the extent that any Guarantor makes any payment to the Administrative Agent or any other Person pursuant to or in respect of this Guaranty, any claim which such Guarantor may have against any Borrower by reason thereof shall be subject and subordinate to the prior payment in full of the Obligations to the satisfaction of the Lender Group.

(g) The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized, without notice to any Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Lender Group herein. It is the intention of each Guarantor and the Administrative Agent that each Guarantor’s obligations hereunder shall be, but not in excess of, the Maximum Guaranteed Amount (as herein defined). The “Maximum Guaranteed Amount” with respect to any Guarantor, shall mean the maximum amount which could be paid by such Guarantor without rendering this Guaranty void or voidable as would otherwise be held or determined by a court of competent jurisdiction in any action or proceeding involving any state or Federal bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to the insolvency of debtors.

(h) Upon the bankruptcy or winding up or other distribution of assets of any Borrower, or of any surety or guarantor (other than the applicable Guarantor) for any Obligations of the Borrowers to the Lender Group, or any of them, the rights of the Administrative Agent against any Guarantor shall not be affected or impaired by the omission of any member of the Lender Group to prove its claim, or to prove the full claim, as appropriate, against any Borrower, or any other Borrower or any such other guarantor or surety, and the Administrative Agent may prove such claims as it sees fit and may refrain from proving any claim and in its discretion may value as it sees fit or refrain from valuing any security held by it without in any way releasing, reducing or otherwise affecting the liability to the Lender Group of each of the Guarantors.

(i) Each Guarantor hereby absolutely, unconditionally and irrevocably expressly waives, except to the extent such waiver would be expressly prohibited by Applicable Law, the following: (i) notice of acceptance of this Guaranty, (ii) notice of the existence or creation of all or any of the Obligations, (iii) presentment, demand, notice of dishonor, protest and all other notices whatsoever (other than notices expressly required hereunder or under any other Loan Document to which any Guarantor is a party), (iv) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing, and (v) all rights to enforce any remedy which the Lender Group, or any of them, may have against any Borrower. Until the Obligations shall have been paid in full in cash (or in the case of the Letter of Credit Obligations, all of the Letter of Credit Obligations shall have been Collateralized), each Guarantor hereby absolutely, unconditionally and irrevocably expressly subordinates to the prior payment of the Obligations, except to the extent such subordination would be expressly prohibited by Applicable Law, all rights of subrogation, indemnification, contribution and reimbursement from any Borrower for amounts paid hereunder and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Lender Group, or any of them, in respect of the Obligations. If a claim is ever made upon any member of the Lender Group for the repayment or recovery of any amount or amounts received by such Person in payment of any of the Obligations and such Person repays all or part of such amount by reason of (A) any judgment, decree or order of any court or administrative body having jurisdiction over such Person or any of its property, or (B) any settlement or compromise of any such claim effected by such Person with any such claimant, including any Borrower, then in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and such Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

(j) This Guaranty is a continuing guaranty of the Obligations and all liabilities to which it applies or may apply under the terms hereof and shall be conclusively presumed to have been created in reliance hereon. No failure or delay by any member of the Lender Group in the exercise of any right, power, privilege or remedy shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy and no course of dealing between any Guarantor and any member of the Lender Group shall operate as a waiver thereof. No action by any member of the Lender Group permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrowers to the Lender Group, notwithstanding any right or power of any third party, individually or in the name of any Borrower and the Lender Group, or any of them, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of any Guarantor hereunder.

(k) This Guaranty is a guaranty of payment and not of collection. The Guarantors hereby guaranty the Obligations under this Guaranty as primary obligors thereof and not merely as sureties. In the event the Administrative Agent makes a demand upon any Guarantor in accordance with the terms of this Guaranty, such Guarantor shall be held and bound to the Administrative Agent directly as debtor in respect of the payment of the amounts hereby guaranteed. All costs and expenses, including, without limitation, reasonable and documented attorneys’ fees and expenses, incurred by the Administrative Agent in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guaranteed hereby.

(l) Each Subsidiary Guarantor is a direct or indirect wholly owned Domestic Subsidiary of a Borrower. Each Guarantor expressly represents and acknowledges that any financial accommodations by the Lender Group to the Borrowers, including, without limitation, the extension of credit, are and will be of direct interest, benefit and advantage to such Guarantor.

(m) Each Guarantor shall be entitled to subrogation and contribution rights from and against the Borrowers to the extent any Guarantor is required to pay to any member of the Lender Group any amount in excess of the Loans advanced directly to, or other Obligations incurred directly by, such Guarantor or as otherwise available under Applicable Law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of this Section 3.1 and Section 13.5. The payment obligation of a Guarantor to any other Guarantor under any Applicable Law regarding contribution rights among co-obligors or otherwise shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Guaranty, and such Guarantor shall not exercise any right or remedy with respect to such rights until payment and satisfaction in full of all such obligations. Notwithstanding anything to the contrary contained in this Guaranty, no Guarantor shall exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, nor shall proceed or seek recourse against or with respect to any property or asset of, any Borrower, any other Guarantor or any other guarantor (including after payment in full of the Obligations), if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Equity Interests of any Borrower, any other Guarantor or any other guarantor whether pursuant to the Security Agreement or otherwise.

Section 3.2 Special Provisions Applicable to Subsidiary Guarantors.

(a) Pursuant to Section 6.16 of this Agreement, any new Domestic Subsidiary of any Borrower is required to enter into this Agreement by executing and delivering to the Administrative Agent a Guaranty Supplement. Upon the execution and delivery of a Guaranty Supplement by such new Domestic Subsidiary, such Domestic Subsidiary shall become a Guarantor and Borrower Party hereunder with the same force and effect as if originally named as a Guarantor or Borrower Party herein. The execution and delivery of any Guaranty Supplement (or any other supplement to any Loan Document delivered in connection therewith) adding an additional Guarantor as a party to this Agreement or any other applicable Loan Document shall not require the consent of any other party hereto. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor hereunder.

ARTICLE 4.

CONDITIONS PRECEDENT

Section 4.1 Conditions Precedent to Initial Advance. The effectiveness of this Agreement, the obligations of the Lenders to undertake the Commitments and to make the initial Advance hereunder, and the obligation of the Issuing Bank to issue (or arrange for the issuance of) any initial Letter of Credit hereunder, are subject to the prior fulfillment of each of the following conditions:

(a) The Administrative Agent shall have received each of the following, in form and substance reasonably satisfactory to the Lender Group (and the delivery to the Administrative Agent of the duly executed and effective signature pages for a Lender shall be deemed conclusive evidence of such Lender’s satisfaction of the following conditions):

(i) This duly executed Agreement and all other Loan Documents to be dated as of the Agreement Date;

(ii) A duly executed Revolving Loan Note to the order of each Lender requesting a Revolving Loan Note, in the amount of such Lender’s Commitment;

(iii) The Security Agreement duly executed by the Borrower Parties, together with UCC financing statements related thereto, and all original Collateral (if any) to be delivered to the Administrative Agent pursuant to the Security Agreement;

(iv) The duly executed Blocked Account Agreements required by Section 6.11;

(v) The legal opinion of (i) Morgan, Lewis & Bockius LLP, counsel to the Borrower Parties, and (ii) such other local counsel, as applicable, opinions as may be requested by the Administrative Agent; provided, however, that such opinions may be allocated between outside counsel and in-house counsel in a manner acceptable to each of the Administrative Agent and the Borrower;

(vi) With respect to each Borrower Party, a loan certificate signed by the secretary or assistant secretary of such Person (or, in the case of a Person that is a partnership, the general partner of such Person or, in the case of a Person that is a limited liability company, the members or manager, as appropriate, of such Person), in form and substance satisfactory to the Administrative Agent, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with appropriate attachments which shall include the following: (A) a copy of the certificate of incorporation or formation of such Person certified to be true, complete and correct by the Secretary of State, or the equivalent, of the jurisdiction of such Person’s incorporation or formation, (B) a true, complete and correct copy of the By-Laws, partnership agreement or operating agreement of such Person, (C) a true, complete and correct copy of the resolutions of such Person (or its general partner, members or manager, as applicable) authorizing the execution, delivery and performance by such Person of the Loan Documents and, with respect to Borrowers, authorizing the borrowings hereunder, and (D) certificates of good standing from such Person’s jurisdiction of formation, dated within 15 days of the Agreement Date, and each other jurisdiction in which such Person does business, dated within 30 days of the Agreement Date;

(vii) Parent and its Subsidiaries (a) projected financial statements for the remainder of fiscal year 2011, including its income statement, balance sheet, statement of cash flows and Availability forecast, on a quarter by quarter basis, and (b) projected financial statements, including income statement, balance sheet and statement of cash flows, for fiscal year 2012 on an annual basis;

(viii) Certificates of insurance and additional insured and loss payee (as applicable) endorsements with respect to the Borrower Parties and certified copies of all insurance policies of the Borrower Parties, in each case, meeting the requirements of Section 6.5;

(ix) Pay-off and release letters, termination statements, canceled mortgages and the like required by the Administrative Agent in connection with the removal of any Liens and Funded Debt not permitted as of the Agreement Date by this Agreement and, without limitation, termination of the Existing Facility;

(x) Lien search results with respect to the Borrower Parties from all appropriate jurisdictions and filing offices;

(xi) Evidence satisfactory to the Administrative Agent that the Liens granted pursuant to the Security Documents will be first priority perfected Liens on the Collateral (subject only to Permitted Liens);

(xii) Payment of all fees and expenses payable to the Administrative Agent, the Affiliates of the Administrative Agent, the Co-Collateral Agents and the Lenders in connection with the execution and delivery of this Agreement, including, without limitation, fees and expenses of counsel to the Administrative Agent;

(xiii) A solvency certificate executed by an Authorized Signatory of the Administrative Borrower regarding the solvency and financial condition of the Borrower Parties, after giving effect to the transactions contemplated herein including the initial Advance and, if any, the issuance of the initial Letter of Credit hereunder;

(xiv) A customary closing certificate executed by an Authorized Signatory of the Borrower Parties;

(xv) A Borrowing Base Certificate dated as of the Agreement Date, reflecting the status as of May 1, 2011, which shall demonstrate, after giving effect to the transactions occurring on the Agreement Date and the making of the initial Advances and issuance of the initial Letters of Credit hereunder, Availability is equal to or greater than $50,000,000; and

(xvi) A duly executed Request for Advance for the initial Advance of the Loans; and

(xvii) A flow of funds report duly executed by the Administrative Borrower which report shall include a statement of all sources and uses of funds on the Agreement Date.

(b) The Lender Group shall have received evidence satisfactory to them that since December 26, 2010, no Materially Adverse Effect shall have occurred, including a certificate of an Authorized Signatory of the Administrative Borrower stating that since December 26, 2010, no Materially Adverse Effect shall have occurred.

(c) The Lender Group shall have received the financial statements described in Section 5.1(k), each in form and substance satisfactory to the members of the Lender Group.

(d) The Lender Group shall have received evidence reasonably satisfactory to them that all Necessary Authorizations are in full force and effect and are not subject to any pending or threatened investigation, reversal or cancellation, that no other consents or approvals are required, that all applicable waiting period with respect to Necessary Authorizations shall have expired, and that no Default or Event of Default exists, after giving effect to the initial Advance hereunder, and the Lender Group shall have received a certificate of an Authorized Signatory of the Administrative Borrower so stating.

(e) The Administrative Agent shall have received confirmation that the original UCC financing statements naming each Borrower Party as a debtor and naming the Administrative Agent as secured party have been duly filed in all appropriate jurisdictions, in such form as shall be reasonably satisfactory to the Administrative Agent.

(f) The Lender Group shall have received evidence satisfactory to them that each Borrower Party is in compliance with the USA Patriot Act and the Lender Group shall have completed its diligence, with results satisfactory thereto, with respect to applicable bank regulatory, “know your customer,” and anti-money laundering matters including, for the avoidance of doubt, with respect to the USA Patriot Act and OFAC.

(g) The Borrower Parties shall have exercised commercially reasonable efforts to deliver to the Administrative Agent a Collateral Access Agreement with respect to the Borrower Parties’ chief executive office.

(h) The Borrowers shall have established a master collection deposit account with SunTrust Bank (which account shall be not used by the Borrowers, except to receive funds from the Blocked Accounts after the occurrence of a Dominion Event and under direction of the Administrative Agent).

Section 4.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance, including the initial Advance hereunder (but excluding Advances, the proceeds of which are to reimburse (i) the Swing Bank for Swing Loans, (ii) the Administrative Agent for Agent Advances or (iii) the Issuing Bank for amounts drawn under a Letter of Credit), is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

(a) All of the representations and warranties of the Borrower Parties under this Agreement and the other Loan Documents, which, pursuant to Section 5.3, are made at and as of the time of such Advance, shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects and unless such representation or warranty is made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date) at such time, both before and after giving effect to the application of the proceeds of the Advance;

(b) Since December 26, 2010, there has occurred no event which has had or could reasonably be expected to have a Materially Adverse Effect;

(c) There shall not exist on the date of such Advance and after giving effect thereto, a Default or an Event of Default;

(d) If, on or after the Agreement Date until the date of the first field exam by the Co-Collateral Agents after the Agreement Date, the Borrowers shall request an Advance which, together with all other Advances made and Letters of Credit issued before such requested Advance, is in an aggregate amount in excess of $10,000,000, the Borrowers shall provide the Co-Collateral Agents written notice at least fifteen (15) days prior to the date of the requested

Advance and the opportunity to conduct a field exam of the Borrowers’ Accounts during such fifteen (15) day period;

(e) If either (i) Availability is less than the Availability Trigger Amount during any Testing Trigger Period or (ii) since the date of the most recent Advance or issuance of Letter of Credit (including the initial Advance and initial issuance of Letter of Credit, as applicable), the Transaction Conditions (Undrawn) are relied upon at any time during the period of time beginning with the first day of the fiscal quarter ended immediately preceding the requested date of a new Advance to and including such requested date of borrowing, by any Borrower Party to permit a transaction or event which would otherwise have not been permitted under Sections 8.1, 8.2, 8.4, 8.5, 8.7 or 8.13 of this Agreement, then a certificate of the Borrower Parties certifying as to compliance, after giving effect to such requested Advance, with the Fixed Charge Coverage Ratio, including arithmetical calculations required to determine the same, as set forth in Section 8.8 (notwithstanding that compliance with the Financial Covenants may not, as of such date, be required pursuant to the terms hereof) shall be delivered to the Administrative Agent with the applicable Request for Advance;

(f) The most recent Borrowing Base Certificate which shall have been delivered to the Co-Collateral Agents pursuant to Section 7.5(a) shall demonstrate that, after giving effect to the making of such Advance, no Overadvance shall exist;

(g) The Administrative Agent shall have received all such other certificates, reports, statements, opinions of counsel, or other documents as the Administrative Agent may reasonably request in their respective Permitted Discretion and all other conditions to the making of such Advance which are set forth in this Agreement shall have been fulfilled; and

(h) Unless otherwise consented to in writing by the Administrative Agent and the Majority Lenders, none of the events or conditions described in Section 9.1(g) or (h) shall then exist with respect to any Borrower Party or any Subsidiary of any Borrower Party; provided that, notwithstanding the consent of the Administrative Agent and the Majority Lenders, no Advance shall be permitted in such instance if the proceeds thereof directly or indirectly fund any Borrower Party, or Subsidiary thereof, as to which any of the events or conditions described in Section 9.1(g) or (h) exist, except to the extent permitted and made as an Investment pursuant to Section 8.5.

Each Borrower hereby agrees that the delivery of any Request for Advance hereunder or any telephonic request for an Advance hereunder shall, in each case, be deemed to be the certification of the Authorized Signatory thereof that all of the conditions set forth in this Section 4.2 have been satisfied. Notwithstanding the foregoing, if the conditions, or any of them, set forth above are not satisfied, such conditions may be waived by the requisite Lenders under Section 11.12, and, in any event the Majority Lenders may waive the condition set forth in Section 4.2(c).

Section 4.3 Conditions Precedent to Each Letter of Credit. The obligation of the Issuing Bank to issue each Letter of Credit (including the initial Letter of Credit) hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with the issuance of such Letter of Credit:

(a) All of the representations and warranties of the Borrower Parties under this Agreement and the other Loan Documents, which, pursuant to Section 5.3, are made at and as of the time of the issuance of such Letter of Credit, shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects and unless such representation or warranty is made as of an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date) at such time, both before and after giving effect to the issuance of such Letter of Credit;

(b) Since December 26, 2010, there has occurred no event which has had or could reasonably be expected to have a Materially Adverse Effect;

(c) There shall not exist on the date of issuance of such Letter of Credit, and after giving effect thereto, a Default or an Event of Default;

(d) If, on or after the Agreement Date until the date of the first field exam by the Administrative Agent after the Agreement Date, the Borrowers shall request the issuance of a Letter of Credit which, together with all other Advances made and Letters of Credit issued before such requested Letter of Credit, is in an aggregate amount in excess of $10,000,000, the Borrowers shall provide the Administrative Agent written notice at least fifteen (15) days prior to the date of the requested Letter of Credit and the opportunity to conduct a field exam of the Borrowers’ Accounts during such fifteen (15) day period;

(e) If either (i) Availability is less than the Availability Trigger Amount during any Testing Trigger Period or (ii) since the date of the most recent Advance or issuance of Letter of Credit (including the initial Advance and initial issuance of Letter of Credit, as applicable), the Transaction Conditions (Undrawn) are relied upon at any time during the period of time beginning with the first day of the fiscal quarter ended immediately preceding the requested date of issuance of a new Letter of Credit to and including such requested date of issuance, by any Borrower Party to permit a transaction or event which would otherwise have not been permitted under Sections 8.1, 8.2, 8.4, 8.5, 8.7 or 8.13 of this Agreement, then a certificate of the Borrower Parties certifying as to compliance, after giving effect to such requested Letter of Credit, with the Fixed Charge Coverage Ratio, including arithmetical calculations required to determine the same, as set forth in Section 8.8 (notwithstanding that compliance with the Financial Covenants may not, as of such date, be required pursuant to the terms hereof) shall be delivered to the Administrative Agent with the applicable Request for Issuance of Letter of Credit;

(f) The most recent Borrowing Base Certificate which shall have been delivered to the Co-Collateral Agents pursuant to Section 7.5(a) shall demonstrate that, after giving effect to the issuance of such Letter of Credit, no Overadvance shall exist;

(g) The Administrative Agent and the Issuing Bank shall have received all such other certificates, reports, statements, opinions of counsel, or other documents as the Administrative Agent or the Issuing Bank may reasonably request in their respective Permitted Discretion and all other conditions to the issuance of such Letter of Credit which are set forth in this Agreement shall have been fulfilled; and

(h) Unless otherwise consented to in writing by the Administrative Agent and the Majority Lenders, none of the events or conditions described in Section 9.1(g) or (h) shall then exist with respect to any Borrower Party or any Subsidiary of any Borrower Party; provided that, notwithstanding the consent of the Administrative Agent and the Majority Lenders, no issuance of a Letter of Credit shall be permitted in such instance if such Letter of Credit would be issued for the account or benefit of any Borrower Party, or Subsidiary thereof, as to which any of the events or conditions described in Section 9.1(g) or (h) exist, except such Letter of Credit may be issued for the benefit of such Borrower Party, or Subsidiary thereof, as applicable, to the extent permitted and made as an Investment pursuant to Section 8.5.

Each Borrower hereby agrees that the delivery of any Request for Issuance of Letter of Credit hereunder shall be deemed to be the certification of the Authorized Signatory thereof that all of the conditions set forth in this Section 4.3 have been satisfied. Notwithstanding the foregoing, if the conditions, or any of them, set forth above are not satisfied, such conditions may be waived by the requisite Lenders under Section 11.12, and, in any event the Majority Lenders may waive the condition set forth in Section 4.3(c).

ARTICLE 5.

REPRESENTATIONS AND WARRANTIES

Section 5.1 General Representations and Warranties. In order to induce the Lender Group to enter into this Agreement and to extend the Loans and issue the Letters of Credit for the benefit of the Borrowers, each Borrower Party hereby represents, and warrants that:

(a) Organization; Power; Qualification. Each Borrower Party and each Subsidiary of a Borrower Party (i) is a corporation, partnership or limited liability company duly organized, validly existing, and in active status or good standing under the laws of its jurisdiction of incorporation or formation, (ii) has the corporate or other company power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and (iii) is duly qualified and is in active status or good standing as a foreign corporation or other company, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except in each case where the failure to have such power and authority described in clause (ii) above or to be so qualified as described in clause (iii) above could not reasonably be expected to have a Materially Adverse Effect.

(b) Authorization; Enforceability. Each Borrower Party has the power and has taken all necessary action, corporate or otherwise, to authorize it to execute, deliver, and perform its obligations under this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and each other Loan Document to which a Borrower Party is a party has been duly executed and delivered by such Borrower Party, and (except for Requests for Advance, Requests for Issuance of Letters of Credit, Notices of Conversion/Continuation, Notices of Requested Commitment Increases and UCC financing statements solely to the extent they do not contain any affirmative obligations of the Borrower Parties) is a legal, valid and binding obligation of such Borrower Party, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(c) Partnerships; Joint Ventures; Subsidiaries. Except as disclosed on Schedule 5.1(c)-1 to the Disclosure Schedules, as of the Agreement Date, no Borrower Party or any Subsidiary of a Borrower Party has any Subsidiaries, which Subsidiaries are identified on Schedule 5.1(c)-1 to the Disclosure Schedules as Domestic Subsidiaries or Foreign Subsidiaries. As of the Agreement Date, no Borrower Party or any Subsidiary of a Borrower Party is a partner or joint venturer in any partnership or joint venture other than (i) the Subsidiaries listed on Schedule 5.1(c)-1 to the Disclosure Schedules and (ii) the partnerships and joint ventures (that are not Subsidiaries) listed on Schedule 5.1(c)-2 to the Disclosure Schedules. Schedule 5.1(c)-1 and Schedule 5.1(c)-2 to the Disclosure Schedules set forth, for each Person set forth thereon, a complete and accurate statement of (i) the percentage ownership of each such Person by the applicable Borrower Party or Subsidiary of a Borrower Party as of the Agreement Date, (ii) the state or other jurisdiction of incorporation or formation, as appropriate, of each such Person as of the Agreement Date, (iii) each state in which each such Person is qualified to do business as of the Agreement Date and (iv) all of each such Person’s trade names, trade styles or doing business forms which such Person has used or under which such Person has transacted business during the five (5) year period immediately preceding the Agreement Date.

(d) Capital Stock and Related Matters. The authorized Equity Interests as of the Agreement Date of each Borrower Party and each Subsidiary of a Borrower Party that is a corporation and the number of shares of such Equity Interests that are issued and outstanding as of the Agreement Date are as set forth on Schedule 5.1(d) to the Disclosure Schedules. All of the shares of such Equity Interests in each Borrower Party and each Subsidiary of a Borrower Party that are issued and outstanding as of the Agreement Date have been duly authorized and validly issued and are fully paid and non-assessable. None of such Equity Interests in each Borrower Party and each Subsidiary of a Borrower Party have been issued in violation of the Securities Act, or the securities, “Blue Sky” or other Applicable Laws of any applicable jurisdiction. As of the Agreement Date, the Equity Interests of each such Borrower Party and each such Subsidiary of a Borrower Party are owned by the parties listed on Schedule 5.1(d) to the Disclosure Schedules in the amounts set forth on such schedule and a description of the Equity Interests of each such party is listed on Schedule 5.1(d) to the Disclosure Schedules. As of the Agreement Date, except as described on Schedule 5.1(d) to the Disclosure Schedules, no Borrower Party or any Subsidiary of a Borrower Party has outstanding any stock or securities convertible into or exchangeable for any shares of its Equity Interests, nor are there any preemptive or similar rights to subscribe for or to purchase, or any other rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, or claims of any character relating to, any Equity Interests or any stock or securities convertible into or exchangeable for any Equity Interests. Except as set forth on Schedule 5.1(d) to the Disclosure Schedules, as of the Agreement Date, no Borrower Party or any Subsidiary of any Borrower Party is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Equity Interests or to register any shares of its Equity Interests, and there are no agreements restricting the transfer of any shares of such Borrower Party’s or such Subsidiary’s Equity Interests or restricting the ability of any Subsidiary of any Borrower from making distributions, dividends or other Restricted Payments to such Borrower.

(e) Compliance with Law, Loan Documents, and Contemplated Transactions. The execution, delivery, and performance of this Agreement and each of the other Loan Documents and the Bank Products Documents in accordance with their respective terms and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, (ii) except as could not reasonably be expected to have a Materially Adverse Effect, conflict with, result in a breach of, or constitute a default under the certificate of incorporation or formation or by-laws, partnership agreement or operating agreement of any Borrower Party or under any indenture, agreement, or other instrument to which any Borrower Party is a party or by which any Borrower Party or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with any assets or property of any Borrower Party except Permitted Liens.

(f) Necessary Authorizations. Each Borrower Party and each Subsidiary of a Borrower Party has obtained all Necessary Authorizations, and all such Necessary Authorizations are in full force and effect except, other than with respect to the transactions contemplated by the Loan Documents, where failure to obtain such Necessary Authorizations, or the failure of such Necessary Authorizations to be in full force and effect, could not reasonably be expected to have a Materially Adverse Effect. None of such Necessary Authorizations is the subject of any pending or, to the best of each Borrower Party’s knowledge, threatened attack, amendment, termination, revocation, or adverse judgment, decree or order, except, other than with respect to the transactions contemplated by the Loan Documents, where such attack, amendment, termination, revocation, adverse judgment, decree or order could not reasonably be expected to have a Materially Adverse Effect. Each Borrower Party or applicable Subsidiary has duly and timely filed all material reports, certificates, notices, statements and filings, and paid all required regulatory fees in accordance with Applicable Law, and is in all respects in compliance therewith, in each case, except any such failure to comply, file or pay which has not, and could not reasonably be expected to have, a Materially Adverse Effect.

(g) Title to Properties. Each Borrower Party has good, marketable and legal title to, or a valid leasehold interest in, all of its properties and assets except as could not, individually or in the aggregate, be expected to have a Materially Adverse Effect, and none of such properties or assets is subject to any Liens, other than Permitted Liens.

(h) Material Contracts. Schedule 5.1(h) to the Disclosure Schedules contains a complete list, as of the Agreement Date, of each Material Contract, true, correct and complete copies of which have been delivered to the Administrative Agent. Schedule 5.1(h) to the Disclosure Schedules further identifies, as of the Agreement Date, each Material Contract that requires consent to the granting of a Lien in favor of the Administrative Agent on the rights of any Borrower Party thereunder. No Borrower Party or any Subsidiary of a Borrower Party is in default under or with respect to any Material Contract to which it is a party or by which it or any of its properties are bound which default gives rise to a right of termination by the non-defaulting party and which Material Contract, if terminated, could reasonably be expected to have a Materially Adverse Effect.

(i) Labor Matters. Except as disclosed on Schedule 5.1(i) to the Disclosure Schedules: as of the Agreement Date, (i) no Borrower Party is engaged in any unfair labor practice; (ii) there is no unfair labor practice complaint pending against any Borrower Party before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against any Borrower Party; and (iii) no strike or work stoppage is in existence involving any employees of any Borrower Party, except (with respect to any matter specified in clause (i) or (ii) above) such as could not reasonably be expected to have a Materially Adverse Effect.

(j) Taxes. Except as set forth on Schedule 5.1(j) to the Disclosure Agreement, all material federal, state and other tax returns of each Borrower Party and each Subsidiary of a Borrower Party required by law to be filed have been duly filed, all such tax returns are true, complete and correct in all material respects, and all material federal, state, and other taxes (including without limitation, all real estate and personal property, income, franchise, transfer and gains taxes), all general or special assessments, and other governmental charges or levies upon each Borrower Party and each Subsidiary of a Borrower Party and any of their respective properties, income, profits, and assets, which are shown thereon as due and payable, have been paid, except any payment of any of the foregoing which such Borrower Party or such Subsidiary, as applicable, is currently reasonably and diligently contesting in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower Party or such Subsidiary, as the case may be. As of the Agreement Date, no adjustment relating to any tax returns has been proposed in writing by any Governmental Authority, except as reflected in the charges, accruals and reserves on the books of the Borrower Parties and their Subsidiaries or except such as could not reasonably be expected to have a Materially Adverse Effect.

(k) Financial Statements. The Borrowers have furnished, or have caused to be furnished, to the Lenders (i) the consolidated audited financial statements of the Borrowers and their Subsidiaries which are complete and correct in all material respects and present fairly in accordance with GAAP the respective financial condition, results of operations and cash flows of the Borrowers and their Subsidiaries for fiscal years ending on December 28, 2008, December 27, 2009 and December 26, 2010, and the results of operations for the fiscal years then ended, and (ii) the unaudited consolidated financial statements of the Borrowers and their Subsidiaries which are complete and correct in all material respects and present fairly in accordance with GAAP, subject to normal year end adjustments, the respective financial positions of the Borrowers and their Subsidiaries as at March 27, 2011, and the results of operations for the 13-week period then ended. Except as disclosed in such financial statements, no Borrower Party has any material liabilities, contingent or otherwise, and there are no material unrealized or anticipated losses of such Borrower Party which have not heretofore been disclosed in writing to the Lenders.

(l) No Adverse Change. Since December 26, 2010, there has occurred no event which has had or could reasonably be expected to have a Materially Adverse Effect.

(m) Investments and Guaranties. As of the Agreement Date, no Borrower Party or any Subsidiary of a Borrower Party owns any Equity Interests of any Person except as disclosed on Schedules 5.1(c)-1 and 5.1(c)-2 to the Disclosure Schedules, or has outstanding loans or advances to, or guaranties of the obligations of, any Person, except as reflected in the financial statements referred to in Section 5.1(k) or disclosed on Schedule 5.1(m) to the Disclosure Schedules.

(n) Liabilities, Litigation, etc. As of the Agreement Date, except for liabilities incurred in the ordinary course of business, no Borrower Party or any Subsidiary of any Borrower Party has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 5.1(k) or with respect to the Obligations. As of the Agreement Date, except as described on Schedules 5.1(n) and 5.1(x) to the Disclosure Schedules, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of the Borrower Parties, threatened against or affecting any Borrower Party, any Subsidiary of any Borrower Party or any of their respective properties which could reasonably be expected to result in any judgment against or liability of such Borrower Party or Subsidiary in excess of $5,000,000 individually or in the aggregate with respect to all Borrower Parties and their Subsidiaries, or the loss of any certification or license material to the operation of such Borrower Party’s or Subsidiary’s business. None of such litigation disclosed on Schedules 5.1(n) and 5.1(x) to the Disclosure Schedules, individually or collectively, could reasonably be expected to have a Materially Adverse Effect.

(o) ERISA. Schedule 5.1(o) to the Disclosure Schedules lists (i) all ERISA Affiliates and (ii) all Plans and separately identifies all Title IV Plans, Multiemployer Plans, and Retiree Welfare Plans. Except, in each case, as could not, individually or in the aggregate, reasonably be expected to result in a Materially Adverse Effect and except with respect to Multiemployer Plans: (A) each Plan intended to be qualified under Code Section 401 has been determined by the Internal Revenue Service to qualify under Section 401 of the Code, the trusts created thereunder have been determined to be exempt from tax under the provisions of Sections 501 of the Code, and, to the knowledge of the Borrower Parties, nothing has occurred that could reasonably be expected to cause the loss of such qualification or tax-exempt status; (B) each Borrower Party and each ERISA Affiliate and each of their respective Plans are in compliance in all material respects with ERISA and the Code and no Borrower Party nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any Title IV Plan within the meaning of ERISA or the Code; (C) no Borrower Party or, to each Borrower Party’s knowledge, any of its ERISA Affiliates has made any material promises of retirement or other benefits to employees, except as set forth in the Plans (D) no Borrower Party or ERISA Affiliate has incurred any material liability to the PBGC in connection with any Title IV Plan (other than the payment of premiums that are not past due); (E) no Title IV Plan has any Unfunded Pension Liability; (v) no ERISA Event or event described in Section 4062(e) of ERISA has occurred and is continuing with respect to any Title IV Plan; (F) there are no pending, or to the knowledge of any Borrower Party, threatened claims (other than claims for benefits in the ordinary course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary (as defined in Section 3(21) of ERISA) or sponsor of any Plan; (G) no such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which could subject such Plan or any other Plan of any Borrower Party or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to any material penalty or tax on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code; and (H) to the knowledge of the Borrower Parties, no Borrower Party has incurred any material withdrawal liability as of the date hereof with respect to any “multiemployer plans” as defined in Section 4001(a)(3) of ERISA to which they were obligated to contribute within the past five (5) years.

(p) Intellectual Property; Licenses; Certifications. The Borrower Parties and their Subsidiaries own or have the right to use, all registered patents, trademarks, service marks, copyrights, franchises, licenses and other intellectual property necessary for the conduct and operation of their business except where the failure to own or have such right to use has not had and could not reasonably be expected to have a Materially Adverse Effect (collectively, “IP Rights”). No claim has been asserted and is pending by any Person challenging or questioning the use of any IP Rights or the validity or effectiveness of any IP Rights, nor does any Borrower Party have knowledge of any such claim, and, to the knowledge of the Borrower Parties, the use of any IP Rights by any Borrower Party or any Subsidiary does not infringe on the rights of any Person, except, in each case, for such claims, and such infringements, as could not reasonably be expected to have a Materially Adverse Effect.

(q) Compliance with Law; Absence of Default. Each Borrower Party and each Subsidiary of a Borrower Party is in compliance with all Applicable Laws and with all of the provisions of its certificate of incorporation or formation and by-laws or other governing documents except where the failure to be in compliance could not reasonably be expected to have a Materially Adverse Effect, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default or Event of Default, or (ii) except with respect to Funded Debt in an aggregate principal amount equal to or less than $35,000,000, a default under any other indenture, agreement, or other instrument, or any judgment, decree, or order to which such Borrower Party or such Subsidiary is a party or by which such Borrower Party or such Subsidiary or any of their respective properties may be bound.

(r) Accuracy and Completeness of Information. All written information, reports, other papers and data relating to the Borrower Parties and their Subsidiaries furnished by or at the direction of the Borrower Parties to the Lender Group were, at the time furnished, complete and correct in all material respects and did not fail to include any information, the omission of which could cause such written information, reports, other papers and data to be misleading in any material respect. No fact is currently known to any Borrower Party which has, or could reasonably be expected to have, a Materially Adverse Effect. With respect to projections, estimates and forecasts given to the Lender Group, such projections, estimates and forecasts are based on the Borrower Parties’ good faith assessment of the future of the business at the time made. The Borrower Parties had a reasonable basis for such assessment at the time made. With respect to projections and forecasts, it is hereby acknowledged that (i) any financial or business projections furnished from time to time by the Borrower Parties to the Lender Group, or any member thereof, are subject to uncertainties and contingencies which may be beyond the control of the Borrower Parties, their Affiliates or their representatives, (ii) no assurances are given by any Borrower Party or any Affiliate thereof that the results forecasted in such projections will be realized and (iii) the actual results may differ from the forecasted results set forth in such projections and such differences may be material; provided, however, that nothing in this Section 5.1(r) nor any variation between actual results and forecasts results shall excuse or permit any failure by the Borrower Parties, or any of them, to comply with the terms of this Agreement including, without limitation, Section 7.5(e) or the Financial Covenants.

(s) Compliance with Regulations T, U, and X. No Borrower Party or any Subsidiary of a Borrower Party is engaged principally in the business of or has as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and no Borrower Party or any Subsidiary of a Borrower Party owns or presently intends to acquire, any “margin security” or “margin stock” as defined in Regulations T, U and X of the Board of Governors of the Federal Reserve System (herein called “Margin Stock”). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of reducing or retiring any Funded Debt which was originally incurred to purchase or carry Margin Stock or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of said Regulations T, U and X. None of any Borrower Party, any Subsidiary of a Borrower Party nor any bank acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the SEA, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower Parties and their Subsidiaries will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations reasonably requested by the Administrative Agent, including without limitation an opinion of counsel in form and substance reasonably satisfactory to the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation T, U or X of said Board of Governors.

(t) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents (i) the property of the Borrower Parties, on a consolidated basis, at a fair valuation on a going concern basis, will exceed its debt; (ii) the capital of the Borrower Parties, on a consolidated basis, will not be unreasonably small to conduct their business; and (iii) the Borrower Parties, on a consolidated basis, will not have incurred debts, or have intended to incur debts, beyond their ability to pay such debts as they mature. For purposes of this Section 5.1(t), “debt” shall mean any liability on a claim, and “claim” shall mean (A) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (B) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

(u) Insurance. The Borrower Parties and their Subsidiaries have insurance meeting the requirements of Section 6.5, and such insurance policies are in full force and effect.

(v) Broker’s or Finder’s Commissions. No broker’s or finder’s fee or commission will be payable with respect to the execution and delivery of this Agreement and the other Loan Documents, and no other similar fees or commissions will be payable by the Borrower Parties for any other services rendered to the Borrower Parties ancillary to the credit transactions contemplated herein.

(w) Real Property. All real property leased by each Borrower Party and each Subsidiary of a Borrower Party as of the Agreement Date, and the name of the lessor of such real property, is set forth in Schedule 5.1(w)-1 to the Disclosure Schedules. The leases of each Borrower Party and each Subsidiary of a Borrower Party are valid, enforceable and in full force and effect, and have not been modified or amended, except as otherwise set forth in Schedule 5.1(w)-1 to the Disclosure Schedules. No Borrower Party or any Subsidiary of a Borrower Party has made any pledge, mortgage, assignment or sublease of any of its rights under such leases except pursuant to the Loan Documents and as set forth in Schedule 5.1(w)-1 to the Disclosure Schedules and, there is no default or condition which, with the passage of time or the giving of notice, or both, could constitute a material default on the part of any party under such leases and the Borrower Parties and their Subsidiaries have paid all rents and other charges due and payable under such leases. All real property owned by each Borrower Party or a Subsidiary of a Borrower Party as of the Agreement Date is set forth in Schedule 5.1(w)-2 to the Disclosure Schedules. As of the Agreement Date, no Borrower Party or any Subsidiary of a Borrower Party owns, leases or uses any real property other than as set forth on Schedule 5.1(w)-1 or 5.1(w)-2 to the Disclosure Schedules. Each Borrower Party and each Subsidiary of a Borrower Party owns good and marketable fee simple title to all of its owned real property, and none of its respective owned real property is subject to any Liens, except Permitted Liens. No Borrower Party or any Subsidiary of a Borrower Party owns or holds, or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by it.

(x) Environmental Matters.

(i) Except as disclosed in Schedule 5.1(x) to the Disclosure Schedules or as could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect, the Borrower Parties and any Subsidiary thereof (A) to the knowledge of the Borrower Parties, are in compliance with all applicable Environmental Laws and have obtained, maintained and are in compliance with all permits, licenses or other approvals required under any Environmental Law, and (B) have not received written notice of any claim with respect to any violation of Environmental Law.

(ii) Except in each case, as could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect or as otherwise set forth in Schedule 5.1(x) to the Disclosure Schedules, (A) to the knowledge of the Borrower Parties, there are no current underground storage tanks or any surface impoundments, in which Hazardous Materials are being treated, stored or disposed on any property currently owned or, to the knowledge of any Borrower Party, operated by any Borrower Party; (B) to the knowledge of the Borrower Parties, there is no asbestos or asbestos-containing material on any property currently owned or, to the knowledge of any Borrower Party, operated by any Borrower Party or; and (C) to the knowledge of the Borrower Parties, Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Borrower Party or any Subsidiary thereof in a manner that requires remediation under applicable Environmental Laws.

(iii) Except in each case, as could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect or as otherwise set forth on Schedule 5.1(x) to the Disclosure Schedules, (i) no Borrower Party or any Subsidiary thereof is undertaking, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (ii) to the knowledge of the Borrower Parties, all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Borrower Party or any Subsidiary thereof have been disposed of in a manner not reasonably expected to result in liability to any Borrower Party or any Subsidiary thereof.

(y) Intentionally Omitted.

(z) Name of Borrower Party. Except as set forth on Schedule 5.1(z) to the Disclosure Schedules, no Borrower Party or any Subsidiary of any Borrower Party has changed its name within the preceding five (5) years from the Agreement Date, nor has any Borrower Party or any Subsidiary of a Borrower Party transacted business under any other name or trade name.

(aa) Investment Company Act. No Borrower Party or any Subsidiary of a Borrower Party is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower Parties of this Agreement nor the issuance of any Revolving Loan Notes violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act.

(bb) Patriot Act; FCPA. Each Borrower Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the US Patriot Act. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(cc) OFAC. No Borrower Party (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

(dd) Obligations Constitute Senior Debt. The Obligations constitute first-priority senior secured Indebtedness of the Borrowers and there is no other Indebtedness that ranks senior in right of payment to the Obligations.

Section 5.2 Representations and Warranties Relating to Accounts. With respect to all Accounts of each Borrower Party, such Borrower Party hereby warrants and represents to the Co-Collateral Agents that such Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery of Inventory or the rendition of services to such Account Debtors in the ordinary course of such Borrower Party’s business. As to each Account that was included by such Borrower Party as an Eligible Account in the most recent Borrowing Base Certificate submitted to the Co-Collateral Agents by the Administrative Borrower, such Account was not ineligible (to the Administrative Borrower’s knowledge with respect to any Account deemed ineligible by the Co-Collateral Agents in the exercise of their Permitted Discretion) by virtue of one or more of the excluding criteria set forth in the definition of Eligible Accounts as of the date of such Borrowing Base Certificate.

Section 5.3 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and, in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation and warranty shall be true and correct in all respects), at the date of each Advance or issuance of a Letter of Credit hereunder and on the date of each Compliance Certificate (in each case, except to the extent that such representation or warranty specifically refers to an earlier date, in which case it shall be so true and correct as of such earlier date), except to the extent previously fulfilled in accordance with the terms of this Agreement or the other Loan Documents and to the extent subsequently inapplicable. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lender Group, or any of them, any investigation or inquiry by any member of the Lender Group, or the making of any Advance or the issuance of any Letter of Credit under this Agreement.

ARTICLE 6.

GENERAL COVENANTS

Until the later of the date the Obligations are repaid and performed in full, and unless the Majority Lenders shall otherwise give their prior consent in writing:

Section 6.1 Preservation of Existence and Similar Matters. Each Borrower Party will, and will cause each of its Subsidiaries to (i) except as expressly permitted by Section 8.7, preserve and maintain its due organization, valid existence and good standing, in each case in its jurisdiction of incorporation or organization, (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect, and (iii) maintain all Necessary Authorizations except where the failure to maintain such Necessary Authorizations could not reasonably be expected to have a Materially Adverse Effect.

Section 6.2 Compliance with Applicable Law. Each Borrower Party will, and will cause each of its Subsidiaries to, comply with the requirements of all Applicable Law, except where the failure to comply could not reasonably be expected to have a Materially Adverse Effect.

Section 6.3 Maintenance of Properties. Each Borrower Party will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition, normal wear and tear and disposal of obsolete equipment excepted, all properties used or useful in its business (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto, except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect.

Section 6.4 Accounting Methods and Financial Records. Parent and its Subsidiaries shall maintain, on a consolidated basis, a system of accounting established and administered in accordance with GAAP and will keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

Section 6.5 Insurance. Each Borrower Party will, and will cause each of its Subsidiaries to, maintain insurance including property insurance, commercial general liability, business interruption and fidelity coverage insurance, in such amounts and against such risks as would be customary for companies in the same industry and of comparable size as the Borrower Parties and their Subsidiaries from financially sound and reputable insurance companies having and maintaining an A.M. Best rating of “A minus” or better and being in a size category of VI or larger or that which is commercially reasonable or otherwise acceptable to the Administrative Agent. All business interruption insurance policies shall name the Administrative Agent as a loss payee. Each Borrower Party shall deliver certificates of insurance evidencing that the required insurance is in force together with satisfactory lender’s loss payee endorsements. The Borrower Parties shall give not less than thirty (30) days’ prior written notice to the Administrative Agent in the event of cancellation or modification of the policy for any reason whatsoever (other than non-payment of premiums, which notice may be less than thirty (30) days but shall be at least ten (10) days). If any Borrower Party fails to provide and pay for such insurance, the Administrative Agent may, after the Borrowers have been given prior notice and an opportunity (but in any event, no more than fifteen (15) days) to procure such insurance on their own, at the Borrowers’ expense, procure the same, but shall not be required to do so. Each Borrower Party agrees to deliver to the Administrative Agent, promptly upon request, true copies of all reports made in any reporting forms to insurance companies.

Section 6.6 Payment of Taxes and Claims. Each Borrower Party will, and will cause each of its Subsidiaries to, pay and discharge all material taxes, assessments, and governmental charges or levies imposed upon it or its income or profit or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of its Property; except that, no such tax, assessment, charge, levy, or claim need be paid which is being reasonably and diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement.

Section 6.7 Visits and Inspections. Each Borrower Party will, and will permit each of its Subsidiaries to, permit representatives of the Co-Collateral Agents to (a) visit and inspect the properties of the Borrower Parties and their Subsidiaries during normal business hours and, unless an Event of Default has then occurred, with prior reasonable notice, (b) inspect and make extracts from and copies of the Borrower Parties’ and their Subsidiaries’ books and records, (c) to discuss with the Borrower Parties’ and their Subsidiaries’ respective principal officers the Borrower Parties’ or such Subsidiaries’ businesses, assets, liabilities, financial positions, results of operations, and business prospects relating to the Borrower Parties or such Subsidiaries and (d) conduct appraisals, field examinations and audits of the Borrower Parties and their Subsidiaries; provided, however, so long as no Event of Default shall have occurred and be continuing, (i) if Availability is greater than the Availability Trigger Amount, the Borrowers shall not be required to reimburse the Co-Collateral Agents for more than, in an aggregate amount for the Co-Collateral Agents, two (2) field audits per calendar year and (ii) if Availability is less than or equal to the Availability Trigger Amount, the Borrowers shall not be required to reimburse the Co-Collateral Agents for more than, in an aggregate amount for the Co-Collateral Agents, three (3) field audits per calendar year. Any other member of the Lender Group may, at its expense (unless an Event of Default has occurred and is continuing), accompany the Co-Collateral Agents on any regularly scheduled visit (or at any time that an Event of Default exists any visit regardless of whether it is regularly scheduled) to the Borrower Parties and their Subsidiaries’ properties.

Section 6.8 Conduct of Business. The Borrower Parties shall, and shall cause each of its Subsidiaries to, continue to engage in business of the same general industry as conducted by the Borrower Parties and their Subsidiaries, taken as a whole, as of the Agreement Date.

Section 6.9 ERISA. Each Borrower Party shall at all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to each Borrower Party’s and its ERISA Affiliates’ Plans that are subject to such funding requirements; furnish to the Administrative Agent, promptly upon the Administrative Agent’s request therefor, copies of any annual report required to be filed pursuant to ERISA in connection with each such Plan of each Borrower Party and its ERISA Affiliates; notify the Administrative Agent as soon as practicable of any ERISA Event regarding any such Plan that could reasonably be expected to have a Materially Adverse Effect or give rise to a pension Lien on any Borrower Party or on any of the assets thereof; and furnish to the Administrative Agent, promptly upon the Administrative Agent’s request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent. The Borrower Parties, upon request by the Administrative Agent, shall deliver to the Administrative Agent copies of all material Plans of the Borrower Parties, together with a copy of the latest IRS/DOL 5500-series form for each such Plan, as applicable.

Section 6.10 Lien Perfection. Each Borrower Party agrees to take such action as may be reasonably requested by the Administrative Agent, within ten (10) days (or such longer period as may be required by Applicable Law) of any such request to perfect or continue the perfection of the Administrative Agent’s (on behalf of, and for the benefit of, the Lender Group) security interest in the Collateral. Each Borrower Party hereby authorizes the Administrative Agent to file any such financing statement on such Borrower Party’s behalf describing the Collateral in the manner set forth in the Security Agreement.

Section 6.11 Blocked Account Agreements. On or before the Agreement Date, and at all times thereafter:

(a) Each deposit, securities, investment or other bank accounts owned or maintained by the Borrower Parties into which proceeds of Collateral are deposited (each a “Collateral Account”) shall be maintained at a bank or financial institution which is reasonably acceptable to the Administrative Agent (each such bank, a “Cash Management Bank”). As of the Agreement Date, all Collateral Accounts of the Borrower Parties are listed on Schedule 6.11 to the Disclosure Schedules. Each Collateral Account maintained by any Borrower Party shall at all times be subject to a Blocked Account Agreement which shall provide, among other things, that from and after the Agreement Date, the relevant Cash Management Bank, agrees, from and after the receipt of a notice from the Administrative Agent (an “Activation Notice”), to forward immediately all amounts in each such Collateral Account to the Administrative Agent per its instructions and to commence the process of daily sweeps from such account to the Administrative Agent. Notwithstanding the foregoing, the Administrative Agent may not provide an Activation Notice unless an Event of Default has occurred and is continuing or a Dominion Event shall have occurred; provided, however, that if an Activation Notice was delivered by reason of the occurrence of a Dominion Event, the Administrative Agent shall, after the occurrence of a Reversion Event and only so long as no Event of Default is then continuing, send notices to the applicable Cash Management Banks which received an Activation Notice directing such Cash Management Bank to resume taking the applicable Borrower Party’s instructions with respect to such Blocked Accounts for which an Activation Notice was received (a “Reversion Notice”); provided further, however, that the Administrative Agent shall in no event be required to give more than five (5) Reversion Notices during the term of this Agreement.

(b) The Borrower Parties shall take all reasonable steps to ensure that all of their trade and commercial Account Debtors forward all items of payment to the Blocked Accounts.

(c) In the event that any Borrower Party shall at any time receive any remittances of any of the foregoing directly or shall receive any other funds representing proceeds of the Collateral, such Borrower Party shall hold the same as trustee for the Administrative Agent, shall segregate such remittances from its other assets, and shall promptly (and in any event within one (1) Business Day of receipt thereof) deposit the same into a Blocked Account. All cash, Cash Equivalents, Short-Term Investments, checks, notes, drafts or similar items of payment constituting proceeds of Collateral received by any Borrower Party shall be deposited into a Blocked Account promptly upon (and in any event within one (1) Business Day of) receipt thereof by such Borrower Party.

(d) Except with the prior written consent of the Administrative Agent, no Borrower Party shall open or maintain any deposit, securities, investment or other bank account into which proceeds of Collateral are deposited unless the depository bank or financial institution for such account shall have entered into a Blocked Account Agreement in favor of the Administrative Agent within five (5) Business Days of opening any such account, with respect to such accounts opened after the Agreement Date.

Section 6.12 Further Assurances. Upon the request of the Administrative Agent, each Borrower Party will promptly cure, or cause to be cured, defects in the creation and issuance of any Revolving Loan Notes and the execution and delivery of the Loan Documents (including this Agreement) and any Bank Products Documents, resulting from any act or failure to act by any Borrower Party or any employee or officer thereof. Each Borrower Party at its expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or to further the accomplishment of the covenants and agreements of the Borrower Parties in the Loan Documents (including this Agreement) and the Bank Products Documents, or to correct any omissions in the Loan Documents or any Bank Products Documents, or more fully to state the obligations set out herein or in any of the Loan Documents or the Bank Products Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested by the Administrative Agent.

Section 6.13 Broker’s Claims. Each Borrower Party hereby indemnifies and agrees to hold each Indemnified Person harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by any such Indemnified Person in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or Bank Products Document or the consummation of the transactions contemplated herein or therein except as (a) arising solely out of a lawsuit or legal proceeding brought by one Indemnified Person against another Indemnified Person and to which no Borrower Party is a party or (b) resulting from the gross negligence or willful misconduct of such Indemnified Party, as determined by a final non-appealable judgment of a court of competent jurisdiction. This Section 6.13 shall survive termination of this Agreement.

Section 6.14 Indemnity. Each Borrower Party will indemnify and hold harmless each Indemnified Person from and against any and all claims, liabilities, losses, damages, actions, demands, penalties, judgments, suits, investigations and costs, expenses (including reasonable and documented fees and expenses of experts, agents and consultants and reasonable and documented fees and expenses of counsel) and disbursements, in each case, of any kind or nature (whether or not the Indemnified Person is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against an Indemnified Person resulting from any breach or alleged breach by the Borrower Parties of any representation or warranty made hereunder, or otherwise in any way relating to or arising out of the Commitments, this Agreement, the other Loan Documents, the Bank Products Documents or any other document contemplated by this Agreement, the making, administration or enforcement of the Loan Documents and the Loans or any Bank Products Documents, any transaction contemplated hereby or any related matters unless, with respect to any of the above, (a) arising solely out of a lawsuit or legal proceeding brought by one Indemnified Person against another Indemnified Person and to which no Borrower Party is a party or (b) resulting from the gross negligence or willful misconduct of such Indemnified Party, as determined by a final non-appealable judgment of a court of competent jurisdiction. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO ANY LOAN DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER ANY LOAN DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT. This Section 6.14 shall survive termination of this Agreement.

Section 6.15 Environmental Matters. Each Borrower Party shall (a) conduct its operations and keep and maintain its Properties in compliance with all Environmental Laws, except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect; (b) obtain and renew all environmental permits necessary for its operations and Properties, except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect; and (c) implement any and all investigation, remediation, removal and response actions that are appropriate or necessary to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under, or from any of its Properties, provided, however, that no Borrower Party shall be required to undertake any such investigation, remediation, removal or response action to the extent that (i) its obligation to do so is being reasonably and diligently contested in good faith and by proper proceedings and adequate reserves have been set aside and are being maintained by the Borrower Parties with respect to such circumstances in accordance with GAAP, or (ii) failure to undertake any investigation, remediation, removal or response action could not reasonably be expected to have a Materially Adverse Effect.

Section 6.16 Formation of Subsidiaries. At the time of the formation of any direct or indirect Domestic Subsidiary of any Borrower after the Agreement Date or the acquisition of any direct or indirect Domestic Subsidiary of any Borrower after the Agreement Date, in each case so long as such Domestic Subsidiary is not an Excluded Subsidiary, the Borrower Parties, as appropriate, shall (a) cause such Domestic Subsidiary to provide to the Administrative Agent, for the benefit of the Lender Group, a joinder and supplement to this Agreement substantially in the form of either Exhibit H (each, a “Guaranty Supplement”) or Exhibit J (each, a “Borrower Supplement”), pursuant to which such Domestic Subsidiary shall agree to join as a Guarantor of the Obligations under Article 3 or as a Borrower, as applicable, and as a Borrower Party under this Agreement, a supplement to the Security Agreement, and such other Security Documents, together with appropriate UCC financing statements, all in form and substance reasonably satisfactory to the Administrative Agent and (b) provide to the Administrative Agent, for the benefit of the Lender Group, all other documentation, including one or more opinions of counsel satisfactory to the Administrative Agent, which in its reasonable opinion is appropriate with respect to such formation and the execution and delivery of the applicable documentation referred to above. Nothing in this Section 6.16 shall authorize any Borrower Party or any Subsidiary of a Borrower Party to form or acquire any Subsidiary absent express authorization to so form or acquire such Subsidiary pursuant to Article 8. Any document, agreement or instrument executed or issued pursuant to this Section 6.16 shall be a “Loan Document” for purposes of this Agreement.

Section 6.17 Assignments and Records of Accounts. If so requested by the Administrative Agent following and during the continuance of an Event of Default, each Borrower Party shall execute and deliver to the Administrative Agent, for the benefit of the Lenders, formal written assignments of all of the Accounts daily, which shall include all Accounts that have been created since the date of the last assignment, together with copies of invoices or invoice registers related thereto. Each Borrower Party shall keep in all material respects accurate and complete records of the Accounts and all payments and collections thereon.

Section 6.18 Administration of Accounts.

(a) The Administrative Agent retains the right after the occurrence and during the continuance of an Event of Default to notify the Account Debtors that the Accounts have been assigned to the Administrative Agent, and to collect the Accounts directly in its own name and to charge the collection costs and expenses, including attorneys’ fees, to the Borrowers. The Administrative Agent has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them. Each Borrower Party irrevocably makes, constitutes and appoints the Administrative Agent as such Borrower Party’s true and lawful attorney and agent-in-fact to endorse such Borrower Party’s name on any checks, notes, drafts or other payments relating to, the Accounts which come into the Administrative Agent’s possession or under the Administrative Agent’s control as a result of its taking any of the foregoing actions. Additionally, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right to collect and settle or adjust all disputes and claims directly with the Account Debtors, and to compromise the amount or extend the time for payment of the Accounts upon such terms and conditions as the Administrative Agent may deem advisable, and to charge the deficiencies, reasonable costs and expenses thereof, including attorney’s reasonable and documented fees and expenses, to the Borrowers.

(b) If an Account includes a charge for any tax payable to any governmental taxing authority, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent is authorized, in its sole discretion, to pay the amount thereof to the proper taxing authority for the account of the applicable Borrower Party and to make a Base Rate Advance to the Borrowers to pay therefor. The Borrower Parties shall notify the Administrative Agent if any Account includes any tax due to any governmental taxing authority and, in the absence of such notice, the Administrative Agent shall have the right to retain the full proceeds of the Account and shall not be liable for any taxes to any governmental taxing authority that may be due by any Borrower Party by reason of the sale and delivery creating the Account.

(c) Whether or not a Default or Event of Default has occurred, any of the Administrative Agent’s officers, employees or agents shall have the right after prior notice to the Administrative Borrower (provided no prior notice shall be required if an Event of Default shall have occurred and be continuing), at any time or times hereafter, in the name of the Administrative Agent, or any designee of the Administrative Agent or the Borrower Parties, to verify the validity, amount or other matter relating to any Accounts by mail, telephone, telegraph or otherwise. The Borrower Parties shall cooperate fully with the Administrative Agent in an effort to facilitate and promptly conclude any such verification process.

Section 6.19 Location of Books and Records. All books and records related to Accounts owned by the Borrower Parties will at all times be kept by the Borrower Parties at one or more of the business locations of the Borrower Parties set forth in Schedule 6.19 to the Disclosure Schedules.

Section 6.20 Additional Collateral. Without limiting Section 6.12 and Section 6.16, with respect to any property acquired after the Agreement Date by any Borrower Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, at the time of the acquisition thereof, (i) execute and deliver to the Administrative Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary in its Permitted Discretion to grant to the Administrative Agent, for the benefit of the Administrative Agent, a Lien on such property subject only to Permitted Liens, and (ii) take all actions as the Administrative Agent shall deem necessary in its Permitted Discretion to cause such Liens to be duly perfected to the extent required by such Security Document in accordance with all requirements of Applicable Law, including the filing of UCC financing statements in such jurisdictions as may be requested by the Administrative Agent. The Borrower Parties shall otherwise take such actions and execute and deliver to the Administrative Agent such documents as the Administrative Agent shall require in its Permitted Discretion to confirm the validity, perfection and priority of the Liens created under the Security Documents against such after-acquired properties.

Section 6.21 Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 2.12 and request the issuance of Letters of Credit only for the purposes set forth in the definition of Commercial Letter of Credit or Standby Letter of Credit, as the case may be.

Section 6.22 Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule P, in each case within the time limits specified on such schedule.

ARTICLE 7.

INFORMATION COVENANTS

Until the earlier of the date the Obligations are repaid and performed in full, and unless the Majority Lenders shall otherwise give their prior consent in writing, the Borrower Parties will furnish or cause to be furnished to each member of the Lender Group; provided, however, that the Administrative Borrower, at its option, may deliver such items described in Sections 7.1, 7.2, 7.3, 7.5 and 7.6 to the Administrative Agent with instructions to post such items on “IntraLinks” or any similar website for viewing by the Lenders or to send such items to the Lenders via electronic mail and the Administrative Agent shall post or send via electronic mail such items within a reasonable period of time after delivery thereby by the Administrative

Borrower to it and such posting or sending via electronic mail shall constitute delivery of such items to the Lenders:

Section 7.1 Quarterly Financial Statements and Information. Within forty-five (45) days after the last day of each of the first three (3) fiscal quarters of each fiscal year of the Borrowers, the balance sheet of Parent and its Subsidiaries as at the end of such fiscal quarter, and the related statement of income and retained earnings and related statement of cash flows for such fiscal quarter which financial statements shall set forth in comparative form (i) such figures as at the end of such quarter during the previous fiscal year and for such quarter during the previous fiscal year and (ii) as contained in Parent’s and its Subsidiaries’ budget most recently delivered to the Administrative Agent for such periods, all of which shall be on a consolidated basis, and shall be certified by an Authorized Signatory of the Administrative Borrower to be, in his or her opinion, complete and correct in all material respects and to present fairly in accordance with GAAP the financial position of Parent and its Subsidiaries, as at the end of such period and the results of operations for such period, subject only to normal year-end adjustments and lack of footnotes. Each of the reports required pursuant to this Section 7.1 shall be deemed delivered if posted to the Borrower’s public web site.

Section 7.2 Annual Financial Statements and Information; Certificate of No Default. Within ninety (90) days after the end of each fiscal year of Parent, the audited balance sheet of Parent and its Subsidiaries as at the end of such year and the related audited statements of income and retained earnings and related audited statements of cash flows for such year, all of which shall be on a consolidated basis, which financial statements shall set forth in comparative form such figures as at the end of and for the previous year, and shall be accompanied by an unqualified opinion of independent certified public accountants of recognized national standing satisfactory to the Administrative Agent, stating that such financial statements have been prepared in all material respects in accordance with GAAP and fairly present the financial condition, results of operations and cash flows of Parent and its Subsidiaries in all material respects, which opinion shall not be subject to any scope limitations or any “going concern” or like qualifications, exceptions or explanatory paragraphs, and which shall be accompanied by a report setting forth management’s discussion and analysis of the business of the Borrower Parties and their Subsidiaries during such period and comparing such period against the corresponding period during the prior year. Each of the reports required pursuant to this Section 7.1 shall be deemed delivered if posted to the Borrower’s public web site.

Section 7.3 Compliance Certificates. At the time the financial statements are furnished pursuant to Section 7.1 and Section 7.2, a Compliance Certificate:

(a) Which sets forth as at the end of the relevant period, for the four (4) fiscal quarters then ended, the Fixed Charge Coverage Ratio, including arithmetical calculations required to determine the same, whether or not compliance is, as of the end of such period, required pursuant to the terms of Section 8.8 and, if compliance is so required, a determination of whether or not the Borrower Parties were in compliance with the requirements of the Financial Covenants; provided, however, that if there are no Advances or Letters of Credit outstanding and compliance with the Financial Covenants is not then required pursuant to the terms of Section 8.8, in each case as of the date of delivery of such Compliance Certificate), such information shall only be required to be included with the Compliance Certificate corresponding to the financial statements furnished pursuant to Section 7.2;

(b) Stating whether any material change in GAAP or the application thereof has occurred since the date of the Borrowers’ audited financial statements delivered on the Agreement Date, and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(c) Stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such period, or, if a Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing and what actions the Borrowers have taken or propose to take with respect thereto; and

(d) Stating whether, since the date of the most recently ended fiscal quarter for which a Compliance Certificate has been delivered, the Transaction Conditions (Undrawn) were relied upon by any Borrower Party to permit a transaction or event which would otherwise have not been permitted under Sections 8.1, 8.2, 8.4, 8.5, 8.7 or 8.13 of this Agreement and, if so, a summary of such transaction or event including, without limitation, the amounts and parties involved.

Section 7.4 Access to Accountants. Each Borrower Party hereby authorizes the Administrative Agent to communicate directly with the Borrower Parties’ and their Subsidiaries’ independent public accountants and authorizes these accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial data, including matters relating to the annual audit and copies of any management letter with respect to its business, financial condition and other affairs.

Section 7.5 Additional Reports.

(a) Within fifteen (15) Business Days after the end of each calendar month, the Borrowers shall deliver to the Co-Collateral Agents, a Borrowing Base Certificate as of the last day of the preceding calendar month, which shall be in such form as shall be satisfactory to the Co-Collateral Agents, setting forth a categorical breakdown of all Accounts of each Borrower and a calculation of Eligible Accounts as of such last day of the preceding calendar month; provided, however, that if Availability is less than or equal to the Availability Trigger Amount for five (5) consecutive Business Days, then the Borrowers shall instead provide the Borrowing Base Certificates and other information required by this Section 7.5(a) on a weekly basis, no later than two (2) Business Days after the end of each fiscal week, until such time as Availability is greater than the Availability Trigger Amount for 90 consecutive days (after which time, the Borrowers shall resume providing the Borrowing Base Certificates and other information required by this Section 7.5(a) on a monthly basis in accordance with the terms hereof).

(b) Within ten (10) Business Days after the end of each calendar month, or more frequently as reasonably required by the Co-Collateral Agents, Borrowers shall deliver to the Co-Collateral Agents, in form acceptable to the Co-Collateral Agents, (i) a report of sales, collections, debit and credit adjustments and (ii) a detailed aged trial balance of all Accounts of each Borrower existing as of the last day of the preceding calendar month or such other date reasonably required by the Co-Collateral Agents, specifying the names, and face value for each Account Debtor obligated on an Account of such Borrower so listed and all other information necessary to calculate Eligible Accounts as of such last day of the preceding calendar month or such other date reasonably required by the Co-Collateral Agents.

(c) Upon the Co-Collateral Agents’ request therefor, Borrowers shall deliver to the Co-Collateral Agents, in form acceptable to the Co-Collateral Agents, (i) bank and investment account statements and (ii) copies of proof of delivery and the original copy of all documents, including repayment histories and present status reports relating to the Accounts of such Borrower so scheduled and such other matters and information relating to the status of then existing Accounts of such Borrower as the Co-Collateral Agents shall reasonably request.

(d) Promptly upon (and in any event within seven (7) Business Days of) receipt thereof, the Borrower Parties shall deliver to the Lender Group copies of all final reports, statements and other correspondence, if any, submitted to any Borrower Party or any Subsidiary of a Borrower Party by the Borrower Parties’ and their Subsidiaries’ independent public accountants (if any) in connection with any annual or interim audit of the Borrower Parties and their Subsidiaries, including, without limitation, any final management report prepared in connection with the annual audit referred to in Section 7.2.

(e) Within 60 days after the beginning of each fiscal year, the Borrower Parties shall deliver to the Lender Group an annual budget approved by the board of directors of Parent including, without limitation, an annual income statement, balance sheet, statement of cash flows and Availability forecast for the immediately succeeding year on a quarterly basis.

(f) To the extent not covered elsewhere in this Article 7, promptly after (and in any event within seven (7) Business Days of) the sending thereof, the Borrower Parties shall, and shall cause their Subsidiaries to, deliver to the Administrative Agent and the Lenders copies of all financial statements, reports and other information which any Borrower Party or any such Subsidiary sends to any holder of its Funded Debt or its securities or which any Borrower Party or any such Subsidiary files with the Securities and Exchange Commission or any national securities exchange or filed pursuant to the SEA or the Exchange Act.

(g) If there is a material Accounting Change after December 26, 2010, that affects the presentation of the financial statements referred to in Section 7.1 or 7.2, then, in addition to delivery of such financial statements, and on the date such financial statements are required to be delivered, the Borrower Parties shall furnish the adjustments and reconciliations necessary to enable the Borrowers and each Lender to determine compliance with the Financial Covenants, all of which shall be determined in accordance with GAAP consistently applied unless, prior to the date such financial statements are required to be delivered, the Borrower Parties and the Majority Lenders agree to an amendment to the provisions of this Agreement affected by such Accounting Change in accordance with and as contemplated by Section 1.2, in which case no such adjustments and reconciliations shall be necessary pursuant to this Section 7.5(g).

(h) Promptly upon (and in any event within seven (7) Business Days of) any Borrower Party’s or any Subsidiary’s receipt thereof, the Borrower Parties shall deliver to the

Administrative Agent copies of all notices received from any Governmental Authority regarding the termination, cancellation, revocation or taking of action with respect to any Necessary Authorization.

(i) From time to time at the request of the Administrative Agent, and promptly upon (and in any event within ten (10) Business Days of) each request, the Borrower Parties shall, and shall cause their Subsidiaries to, deliver to the Administrative Agent on behalf of the Lender Group such data, certificates, reports, statements, documents, or further information regarding the business, assets, liabilities, financial position, projections, results of operations, or business prospects of the Borrower Parties, such Subsidiaries, or any of them, as the Administrative Agent may reasonably request.

Section 7.6 Notice of Litigation and Other Matters.

(a) Promptly upon (and in any event within seven (7) Business Days of) any Borrower Party’s obtaining knowledge of the institution of, or a written threat of, any action, suit, governmental investigation or arbitration proceeding against any Borrower Party, any Subsidiary of a Borrower Party or any Property, which action, suit, governmental investigation or arbitration proceeding could expose, in such Borrower Party’s reasonable judgment, any Borrower Party or any Subsidiary of a Borrower Party to liability in an aggregate amount in excess of $5,000,000, such Borrower Party shall notify the Lender Group of the occurrence thereof, and the Borrower Parties shall provide such additional information with respect to such matters as the Lender Group, or any of them, may reasonably request.

(b) Promptly upon (and in any event within seven (7) Business Days of) any Borrower Party’s obtaining knowledge of the occurrence of any default (whether or not any Borrower Party has received notice thereof from any other Person) on Funded Debt of any Borrower Party or any Subsidiary of a Borrower Party which singly, or in the aggregate, exceeds $35,000,000, such Borrower Party shall notify the Lender Group of the occurrence thereof.

(c) Promptly upon (and in any event within seven (7) Business Days of) any material default under the NYT Sale Leaseback that would permit termination of the Lease Agreement referenced in the definition of “NYT Sale Leaseback” or repossession by the landlord thereunder.

(d) Promptly upon (and in any event within seven (7) Business Days of) any Borrower Party’s receipt of notice of any event that could reasonably be expected to result in a Materially Adverse Effect, such Borrower Party shall notify the Lender Group of the occurrence thereof.

(e) Promptly (and in any event within seven (7) Business Days) following any material amendment or change approved by the board of directors of any Borrower to the budget submitted to the Lender Group pursuant to Section 7.5(f), the Borrower Parties shall notify the Lender Group of the occurrence thereof.

(f) Promptly upon (and in any event within seven (7) Business Days of) any officer of any Borrower becoming aware of any (i) Default or Event of Default under any Loan Document, (ii) breach under any lease under which any Borrower Party makes rental payments in excess of $1,000,000 in any year, or (iii) default under any other agreement (other than those referenced in clause (i) of this Section 7.6(f) or in Section 7.6(b)) to which any Borrower Party or any Subsidiary of a Borrower Party is a party or by which any Borrower Party’s or any such Subsidiary’s properties is bound which could reasonably be expected to have a Materially Adverse Effect (including, without limitation, the NYT Sale Leaseback), then the Borrower Parties shall notify the Lender Group of the occurrence thereof giving in each case the details thereof and specifying the action proposed to be taken with respect thereto.

(g) Promptly (but in any event within seven (7) Business Days) following the occurrence of (i) any ERISA Event or (ii) a “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of any Borrower Party or any of its ERISA Affiliates which could subject any Borrower Party to any penalty or tax on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan (other than claims for benefits in the ordinary course of business), the Borrower Parties shall notify the Administrative Agent and the Lenders of the occurrence thereof, provided such occurrence, proceeding, or failure exposes such Borrower Party or ERISA Affiliate to liability in an aggregate amount in excess of $5,000,000.

(h) Promptly after (and in any event within seven (7) Business Days of) the occurrence of any Governmental Authority having regulatory authority over Parent or any of its Subsidiaries imposing upon any Borrower Party or Subsidiary thereof (i) restriction on the payment of dividends or other payments by Parent or any such Subsidiary to a Borrower Party or (ii) any required capital or equity contribution to such Subsidiary by a Borrower Party, the Borrower Parties shall, and shall cause their Subsidiaries to, deliver to the Administrative Agent copies of all such notices, reports and other information received or submitted with respect to such action.

ARTICLE 8.

NEGATIVE COVENANTS

Until the earlier of the date the Obligations are repaid and performed in full, and unless the Majority Lenders shall otherwise give their prior consent in writing:

Section 8.1 Funded Debt. No Borrower Party will, or will permit any of its Subsidiaries to, create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, any Funded Debt except:

(a) Funded Debt under this Agreement and the other Loan Documents and the Bank Products Documents;

(b) Funded Debt existing on the Agreement Date and described on Schedule 8.1 to the Disclosure Schedules;

(c) Trade or accounts payable and/or similar obligations, and accrued expenses, incurred in the ordinary course of business, other than for borrowed money;

(d) Funded Debt of a Borrower Party or any Subsidiary of a Borrower Party that is either (i) secured by Permitted Liens described in clause (f) of the definition of Permitted Liens (including, without limitation, Capitalized Lease Obligations), (ii) Funded Debt of a Person acquired in an acquisition permitted by this Agreement, (iii) Funded Debt incurred with respect to an acquisition permitted by this Agreement or (iv) guarantees of third party Funded Debt, not to exceed the aggregate principal amount of $25,000,000 at any time;

(e) Guaranties permitted by Section 8.2;

(f) Unsecured Funded Debt of any Borrower Party owed to another Borrower Party, so long as such Funded Debt is subordinated in all respects to the Obligations and, upon request by the Administrative Agent, any note, instrument or agreement evidencing such Funded Debt shall contain a legend noting such subordination;

(g) Obligations under Hedge Agreements not entered into for speculative purposes;

(h) Unsecured Funded Debt of any Borrower Party or any Domestic Subsidiary of a Borrower Party owed to a Foreign Subsidiary of a Borrower Party;

(i) Unsecured Funded Debt of any Foreign Subsidiary of a Borrower Party owed to any Borrower Party or any Domestic Subsidiary of a Borrower Party, so long as in each case such Funded Debt is permitted as an investment under Section 8.5(g);

(j) Funded Debt representing deferred compensation to employees of any Borrower Party;

(k) Funded Debt consisting of the financing of insurance premiums in the ordinary course of business;

(l) the Existing Notes;

(m) the NYT Sale Leaseback;

(n) Other Funded Debt not otherwise permitted under clauses (a) through (m) of this Section 8.1 so long as (i) both before and after giving effect to the incurrence of such Funded Debt, either the Transaction Conditions or the Transaction Conditions (Undrawn) are met or (ii) such Funded Debt being incurred does not exceed, together with all other Funded Debt incurred pursuant to this Section 8.1(n)(ii), an aggregate principal amount of $10,000,000 at any time outstanding;

(o) the Midtown Insurance Debt; and

(p) Funded Debt incurred in connection with any Permitted Refinancing of any of the foregoing.

Section 8.2 Guaranties. No Borrower Party will, or will permit any Subsidiary of a Borrower Party to, at any time guarantee or enter into or assume any Guaranty, or be obligated with respect to, or permit to be outstanding, any Guaranty, other than (a) guaranties of the Obligations, (b) guaranties by any Borrower Party of obligations under agreements of any other Borrower Party entered into in connection with the acquisition of services, supplies, and equipment in the ordinary course of business of such Borrower Party, (c) endorsements of instruments in the ordinary course of business, (d) guaranties by any Borrower Party of any obligation of any other Borrower Party that is otherwise permitted hereunder (provided, that, if the primary obligation being Guaranteed is subordinated to the Obligations hereunder, such Guaranties are subordinated to the Obligations on substantially the same basis as such primary obligation is subordinated), (e) guaranties of any Funded Debt permitted by Section 8.1 or which constitute Investments permitted by Section 8.5 and (f) reasonable and customary indemnities in favor of sellers and purchases, as applicable, with respect to acquisitions and dispositions otherwise permitted by this Agreement.

Section 8.3 Liens. No Borrower Party will, or will permit any Subsidiary of a Borrower Party to, create, assume, incur, or permit or suffer to exist or to be created, assumed, or permitted or suffered to exist, directly or indirectly, any Lien on any of its property, real or personal, now owned or hereafter acquired, except for Permitted Liens.

Section 8.4 Restricted Payments and Purchases. No Borrower Party shall, or shall permit any Subsidiary of a Borrower Party to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, or set aside any funds for any such purpose, other than Dividends on common stock which accrue (but are not paid in cash) or are paid-in-kind or Dividends on preferred stock which accrue (but are not paid in cash) or are paid-in-kind; provided, however, that (a) any of the Borrowers’ Subsidiaries may make Restricted Payments to, or Restricted Purchases from, any Borrower or a wholly owned Domestic Subsidiary of any Borrower that is a Borrower Party, (b) Parent may make Restricted Payments and Restricted Purchases after the Agreement Date so long as, both before and after giving effect to such Restricted Payment or Restricted Purchase, either the Transaction Conditions or the Transaction Conditions (Undrawn) are met and (c) the Borrower Parties may repurchase, and make option payments with respect to, Equity Interests of the Borrower Parties held by an employee thereof as part of an employee compensation or incentive plan in an aggregate amount not to exceed, together with all other repurchases or payments made pursuant to this Section 8.4(c), $5,000,000 during any fiscal year.

Section 8.5 Investments. No Borrower Party will, or will permit any Subsidiary of a Borrower Party to, make Investments, except that (a) any Borrower may purchase or otherwise acquire and own and may permit any of its Subsidiaries to purchase or otherwise acquire and own Cash Equivalents and Short-Term Investments; (b) the Borrowers may make and hold Investments existing on, or contractually committed as of, the Agreement Date and described on Schedule 8.5 to the Disclosure Schedules and any extensions, renewals, or reinvestments thereof (of any form), so long as the aggregate amount of all Investments pursuant to this clause (b) is not increased at any time above the amount of such Investment existing or committed on the Agreement Date; (c) so long as no Event of Default exists, any Borrower may convert any of its Accounts that are in excess of ninety (90) days past due into notes or Equity Interests from the applicable Account Debtor so long as the Administrative Agent, for the benefit of the Lender Group, is granted a first priority security interest in such Equity Interests or notes which Lien is perfected contemporaneously with the conversion of such Account to Equity Interests or notes;

(d) the Borrower Parties and their Subsidiaries may hold the Equity Interests of their respective Subsidiaries in existence as of the Agreement Date and their Subsidiaries created after the Agreement Date in accordance with Section 6.16 and Section 8.7(g); (e) without limiting Section 8.2, any Borrower Party may make Investments in any Borrower; (f) the Borrower Parties may hold Investments arising out of Hedge Agreements not entered into for speculative purposes and approved by the Administrative Agent; (g) the Borrower Parties may make and hold loans to their employees in an aggregate amount not to exceed $5,000,000 during any fiscal year; and (h) any Borrower may make additional Investments after the Agreement Date so long as either (i) both before and after giving effect to such Investment, either the Transaction Conditions or the Transaction Conditions (Undrawn) are met or (ii) such Investments do not exceed, together with all other Investments made pursuant to this Section 8.5(h)(ii), $10,000,000 in the aggregate during any fiscal year; provided, however, that if the Borrower Parties do not make Investments in the full amount permitted pursuant to the foregoing clause (ii) in any fiscal year, the Borrower Parties may carry forward 100% of the unused portion thereof for Investments in the immediately succeeding fiscal year, so long as the Borrower Parties do not make Investments (and neither the foregoing clause (ii) nor this proviso shall be deemed to permit the Borrower Parties to make Investments) in an aggregate amount of more than $30,000,000 from and including the Agreement Date until the termination of this Agreement.

Section 8.6 Affiliate Transactions. No Borrower Party shall, or shall permit any Subsidiary of a Borrower Party to, enter into or be a party to any agreement or transaction with any Affiliate (other than a Borrower Party or a Subsidiary of a Borrower Party) except (a) as described on Schedule 8.6 to the Disclosure Schedules, (b) upon fair and reasonable terms that are not materially less favorable to such Borrower Party or such Subsidiary than it would obtain in a comparable arms length transaction with a Person not an Affiliate of such Borrower Party or such Subsidiary, or (c) as permitted by Sections 8.4 and 8.5.

Section 8.7 Liquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets; Etc. No Borrower Party shall, or shall permit any Subsidiary to, at any time:

(a) Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business, except that any Subsidiary of Parent may liquidate or dissolve itself in accordance with Applicable Law which results in the assets of such Subsidiary being distributed to Parent or another Borrower Party;

(b) Unless clauses (a), (c) and (d) of the definition of Transaction Conditions or the Transaction Conditions (Undrawn) are met both before and after giving effect to such transaction, sell, lease, abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions, any assets, property or business (including any Equity Interests), except for (i) Restricted Payments and Restricted Purchases expressly permitted by Section 8.4, (ii) sales of Inventory in the ordinary course of business at the fair market value thereof and for cash, Cash Equivalents or Short-Term Investments, (iii) physical assets used or consumed in the ordinary course of business, (iv) sales, leases, transfers and other dispositions of any property, equipment or other assets (including the abandonment of assets) that have become damaged, worn out or obsolete or that in the reasonable good faith judgment of such Borrower Party or such Subsidiary, as the case may be, are no longer used or useful in the business of such

Borrower Party or such subsidiary, as the case may be, (v) asset swaps, (vi) sales of assets with a sale value not greater than, together with all other sales made pursuant to this Section 8.7(b)(vi), $10,000,000 in the aggregate during any fiscal year; provided, however, that if the Borrower Parties do not sell assets with a sale value equal to the full amount permitted pursuant to the foregoing clause (vi) in any fiscal year, the Borrower Parties may carry forward 100% of the unused portion thereof for asset sales in the immediately succeeding fiscal year, so long as the Borrower Parties do not sell assets (and neither the foregoing clause (vi) nor this proviso shall be deemed to permit the Borrower Parties to sell assets) with an aggregate sale value of more than $30,000,000 from and including the Agreement Date until the termination of this Agreement, (vii) cancellation or abandonment of IP Rights and ordinary course licenses of IP Rights, in each case so long as such cancellation, abandonment or licensing, as applicable, does not materially impair value of the Collateral or the ability or practicality of the enforcement of remedies with respect to the Collateral by the Administrative Agent and (viii) transactions among the Borrowers if otherwise permitted by Section 8.6.

(c) Acquire any Person, all or any substantial part of the assets, property or business of a Person, or any assets that constitute a division or operating unit of the business of any Person, in each case except that the Borrower Parties and their Subsidiaries shall be permitted to consummate an acquisition described above in this clause (c) so long as either (i) both before and after giving effect to such acquisition, either the Transaction Conditions or the Transaction Conditions (Undrawn) are met or (ii) the consideration paid by the Borrower Parties for such acquisition being consummated does not exceed, together with all acquisitions consummated pursuant to this Section 8.7(c)(ii), an aggregate amount of $10,000,000 during any fiscal year; provided, however, that if the Borrower Parties do not consummate acquisitions with the aggregate consideration paid or expended by the Borrower Parties with respect thereof equal to the full amount permitted pursuant to the foregoing clause (ii) in any fiscal year, the Borrower Parties may carry forward 100% of the unused portion thereof in the immediately succeeding fiscal year as consideration for acquisitions, so long as the consideration paid or expended by the Borrower Parties with respect to such acquisitions does not exceed (and neither the foregoing clause (ii) nor this proviso shall be deemed to permit the Borrower Parties to pay or expend consideration for such acquisitions exceeding) an aggregate amount of $30,000,000 from the Agreement Date until the termination of this Agreement. The Borrower Parties and their Subsidiaries shall otherwise comply with the terms of this Agreement and the other Loan Documents with respect to any acquisition including, without limitation, Sections 6.10, 6.12, 6.16 and 6.20; provided, however, that the acquired assets shall not be eligible for inclusion in the Borrowing Base until the Co-Collateral Agents have successfully completed a field audit with respect to such acquired assets (at Borrowers’ sole cost and expense) and shall only be included thereafter to the extent such assets satisfy the applicable eligibility criteria;

(d) Merge or consolidate with any other Person; provided, however, that (i) any Borrower may merge into another Borrower so long as, with respect to any merger with Parent, Parent is the surviving entity after such merger, (ii) any Subsidiary of Parent may merge into any Borrower Party so long as, with respect to any merger with any Borrower, such Borrower shall be the surviving entity after such merger and, with respect to any merger with any other Borrower Party, such other Borrower Party shall be the surviving entity after such merger, (iii) any Foreign Subsidiary may merge into another Foreign Subsidiary, and (iv) any Borrower Party or any Subsidiary of a Borrower Party may merge with any Person in order to consummate an acquisition permitted under Section 8.7(c) so long as, with respect to any merger with a Borrower, such Borrower shall be the surviving entity after such merger, and, with respect to any merger with any other Borrower Party, such other Borrower Party shall be the surviving entity after such merger;

(e) Change its legal name, state of incorporation or formation or structure without giving the Administrative Agent at least thirty (30) days prior written notice of its intention to do so and complying with all reasonable requirements of the Lenders in regard thereto;

(f) Change its year-end for accounting purposes from the fiscal year ending the last Sunday in December; or

(g) Create any Subsidiary; provided, however, that any Borrower or any Subsidiary of any Borrower may create wholly-owned Subsidiaries so long as such Borrower and such Subsidiaries comply with Sections 6.10, 6.16 and 6.20.

Section 8.8 Financial Covenants. In the event that Availability is less than the Availability Trigger Amount for any three (3) consecutive Business Days (each such period, a “Testing Trigger Period”), the Borrower Parties, for the four (4) fiscal quarters ending on the last day of the fiscal quarter immediately prior to such event for which financial statements are available, and for the four (4) fiscal quarters ending on the last day of each fiscal quarter thereafter, shall not permit the Fixed Charge Coverage Ratio for the immediately preceding four (4) fiscal quarter period then ended to be less than 1.00 to 1.00, until such time as Availability is greater than the Availability Trigger Amount for 90 consecutive days and no subsequent Testing Trigger Period has occurred.

Section 8.9 Intentionally Omitted.

Section 8.10 Conduct of Business. The Borrower Parties shall not engage substantially in any line of business substantially different from the lines of business conducted by the Borrower Parties and their Subsidiaries on the Agreement Date or from any lines of business reasonably related, complementary, ancillary or incidental thereto.

Section 8.11 Amendment and Waiver. Except as permitted hereunder, no Borrower Party shall, or shall permit any Subsidiary of a Borrower Party to, (a) except as required by Applicable Law, enter into any amendment of, or agree to or accept any waiver, which could materially and adversely affect the rights of the Lender Group, or any member thereof, of its articles or certificate of incorporation or formation and by-laws, partnership agreement or other governing documents, or of the Midtown Insurance Debt (provided that with respect to the Midtown Insurance Debt, this Section 8.11 shall not prohibit a Permitted Refinancing thereof pursuant to Section 8.1(p)), or (b) permit any Material Contract to be amended, cancelled or terminated prior to its stated maturity if such amendment, cancellation or termination could reasonably be likely to result in a Materially Adverse Effect.

Section 8.12 ERISA Liability. No Borrower Party shall fail to meet all of the applicable minimum funding requirements of ERISA and the Code with respect to a Title IV Plan, to the extent such failure could reasonably be expected to have a Materially Adverse

Effect. No Borrower Party shall, or shall cause or permit any ERISA Affiliate to, (a) cause or permit to occur any event that could result in the imposition of a Lien under Section 430 of the Code or Section 302 or 4068 of ERISA, or (b) cause or permit to occur an ERISA Event to the extent the event described in (a) or (b) individually or in the aggregate could reasonably be expected to have a Materially Adverse Effect.

Section 8.13 Prepayments. No Borrower Party shall, or shall permit any Subsidiary of a Borrower Party to, prepay, redeem, defease or purchase in any manner, or deposit or set aside funds for the purpose of any of the foregoing, make any payment in respect of principal of, or make any payment in respect of interest on, any Funded Debt, except any Borrower may (i) make regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing any Funded Debt permitted hereunder, (ii) make payments, including prepayments permitted or required hereunder, with respect to the Obligations, (iii) prepay, redeem, defease or purchase, or deposit or set aside funds for the purpose of any of the foregoing, as applicable, for the purpose of prepaying Funded Debt, so long as the Transaction Conditions, except clause (b) thereof, are met or the Transaction Conditions (Undrawn) are met and (iv) make mandatory redemptions and repayments of Funded Debt at the scheduled maturity date of such Funded Debt (including through a Permitted Refinancing).

Section 8.14 Negative Pledge. No Borrower Party shall, or shall permit any Subsidiary of any Borrower Party to, directly or indirectly, enter into any agreement (other than the Loan Documents) with any Person that prohibits or restricts or limits the ability of any Borrower Party or any such Subsidiary to create, incur, pledge, or suffer to exist any Lien upon any of the Collateral, or restricts the ability of any Subsidiary of a Borrower to pay Dividends to such Borrower.

Section 8.15 Subsidiaries. Parent shall not, except as expressly permitted by this Agreement or as a result of dispositions otherwise permitted by this Agreement, cease, directly or indirectly, to own ninety percent (90%) of the outstanding Equity Interests of all of its Subsidiaries (or, if less than ninety percent (90%) of the outstanding Equity Interests of any such Subsidiary were owned, directly or indirectly, by Parent as of the Agreement Date, Parent ceases to directly or indirectly own the percentage of outstanding Equity Interests owned by it as of the Agreement Date).

Section 8.16 Midtown Insurance. The Borrower Parties shall not permit Midtown Insurance from engaging in any business or activity except for providing insurance coverage to the Borrower Parties and their Subsidiaries and activities incidental to its existence and the foregoing including, without limitation, actions required by Applicable Law. The Borrower Parties shall require Midtown Insurance at all times to maintain reinsurance policies and eligibility under the Terrorism Risk Insurance Act consistent with its current practices as of the Agreement Date and to the extent available. The Borrower Parties shall not permit Midtown Insurance to own or lease any real or personal property, whether tangible or intangible, other than as necessary or appropriate for the conduct of activities not prohibited by the foregoing sentences of this Section 8.16. No payment or prepayment of any Funded Debt owed to Midtown Insurance by any Borrower Party or Subsidiary thereof (including any amounts owed to Midtown Insurance pursuant to the Midtown Insurance Debt) shall be made unless either (x) such amounts are required by Midtown Insurance to pay expenses incurred in the ordinary course of its business or (y) each of the following conditions is met in each instance: (i) such payment or prepayment is made to fund a concurrent payment of a bona fide claim on account of an insurance policy issued by Midtown Insurance where the proceeds of such claim are received by one or more Borrower Parties or their Subsidiaries, (ii) Midtown Insurance and any other applicable Borrower Parties or Subsidiaries thereof shall exercise commercially reasonable efforts to recover any available proceeds from reinsurance policies and on account of the Terrorism Risk Insurance Act with respect to such claim and (iii) all proceeds received from reinsurance policies and on account of the Terrorism Risk Insurance Act with respect to such claim shall be promptly (but in any event within two (2) Business Days of receipt by Midtown Insurance, any Borrower Party or a Subsidiary thereof) lent to a Borrower Party in the form of a loan by Midtown Insurance to a Borrower Party pursuant to one or more of the debt instruments constituting the Midtown Insurance Debt, it being understood that any payment or prepayment of any Funded Debt owing to Midtown Insurance made in accordance with the foregoing provisions shall be deemed to be permitted pursuant to Section 8.13.

ARTICLE 9.

DEFAULT

Section 9.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

(a) Any representation, warranty or certification made under this Agreement or any other Loan Document shall be incorrect or misleading, including by omission, in any material respect (unless such representation, warranty or certification is qualified as to materiality, in which case such representation, warranty or certification shall at any time prove to have been incorrect or misleading in any respect) when made or deemed to have been made pursuant to Section 5.3;

(b) (i) Any payment of any principal hereunder, or any reimbursement obligations with respect to any Letter of Credit shall not be received by the Administrative Agent on the date such payment is due, or (ii) any payment of any interest hereunder or any fees or any other amounts payable hereunder or under the other Loan Documents by any Borrower Party shall not be received by the Administrative Agent within three (3) Business Days from the date on which such payment is due;

(c) Any Borrower Party shall default in the performance or observance of any agreement or covenant contained in (i) Section 6.5, which default is not cured within fifteen (15) days of the initial default thereof, (ii) Section 6.7, which default is not cured within five (5) days of the initial default thereof, (iii) Section 7.5(b) or (c), which default is nor cured within three (3) Business Days of the initial default thereof or (iv) in any of Sections 2.12, 6.1, 6.10, 6.11, 6.22 or in Article 7 (except Section 7.5(b) and (c)) or Article 8 or in any Security Document;

(d) Any Borrower Party shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 9.1, and such default, if curable, shall not be cured to the Majority Lenders’ satisfaction within the earlier of (i) a period of thirty (30) days from the date that an officer of such Borrower Party knew of the occurrence of such default, or (ii) a period of thirty (30) days after written notice of such default is given by the Administrative Agent to the Administrative Borrower;

(e) There shall occur any default in the performance or observance by any Borrower Party of any agreement or covenant contained in any of the other Loan Documents or in the Bank Products Documents with respect to Lender Hedge Agreements (other than otherwise provided in this Section 9.1) which shall not be cured to the Majority Lenders’ satisfaction within the applicable cure period, if any, provided for in such Loan Document or Bank Products Document, or, if there is no applicable cure period set forth in such Loan Document or Bank Product Document, within the earlier of (i) a period of thirty (30) days from the date that an officer of a Borrower knew of the occurrence of such default, or (ii) a period of thirty (30) days after written notice of such default is given by the Administrative Agent to the Administrative Borrower;

(f) There shall occur any Change In Control;

(g) (i) There shall be entered a decree or order for relief in respect of Parent or any Significant Subsidiary of the Parent (or, if at such time there are any Advances or Letters of Credit outstanding, any Borrower Party or any Subsidiary of a Borrower Party) under the Bankruptcy Code, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of Parent or any Significant Subsidiary of Parent (or, if at such time there are any Advances or Letters of Credit outstanding, any Borrower Party or any Subsidiary of a Borrower Party) or of any substantial part of their properties, or ordering the winding-up or liquidation of the affairs of Parent or any Significant Subsidiary of Parent (or, if at such time there are any Advances or Letters of Credit outstanding, any Borrower Party or any Subsidiary of a Borrower Party), (ii) an involuntary petition shall be filed against Parent or any Significant Subsidiary of Parent (or, if at such time there are any Advances or Letters of Credit outstanding, any Borrower Party or any Subsidiary of a Borrower Party) and a temporary stay entered and (A) such petition and stay shall not be diligently contested, or (B) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days or (iii) Parent or any Significant Subsidiary of the Parent (or, if at such time there are any Advances or Letters of Credit outstanding, any Borrower Party or any Subsidiary of a Borrower Party) shall liquidate, wind-up or dissolve in accordance with its organizational documents or Applicable Law as a result of its member, manager, general partner, equity owner or equivalent thereof commencing an Insolvency Proceeding or becoming subject to an event or condition otherwise described in Section 9.1(g) or (h);

(h) Parent or any Significant Subsidiary of Parent (or, if at such time there are any Advances or Letters of Credit outstanding, any Borrower Party or any Subsidiary of a Borrower Party) shall commence an Insolvency Proceeding or Parent or any Significant Subsidiary of Parent (or, if at such time there are any Advances or Letters of Credit outstanding, any Borrower Party or any Subsidiary of a Borrower Party) shall consent to the institution of an Insolvency Proceeding or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Parent or such Significant

Subsidiary of Parent (or, if at such time there are any Advances or Letters of Credit outstanding, any Borrower Party or any Subsidiary of a Borrower Party) or of any substantial part of their properties, or Parent or any Significant Subsidiary of Parent (or, if at such time there are any Advances or Letters of Credit outstanding, any Borrower Party or any Subsidiary of a Borrower Party) shall take any action in furtherance of any such action;

(i) A final judgment (other than a money judgment or judgments fully covered (except for customary deductibles or copayments) by insurance as to which the insurance company has acknowledged coverage) shall be entered by any court against any Borrower Party or any Subsidiary of any Borrower Party for the payment of money which exceeds, together with all such other judgments of the Borrower Parties and their Subsidiaries, $35,000,000 in the aggregate if the Transaction Conditions (Undrawn) are met (or, otherwise, $10,000,000 in the aggregate) or a warrant of attachment or execution or similar process shall be issued or levied against property of any Borrower Party or any Subsidiary of a Borrower Party pursuant to a final judgment which, together with all other such property of the Borrower Parties and their Subsidiaries subject to other such process, exceeds in value $35,000,000 in the aggregate if the Transaction Conditions (Undrawn) are met (or, otherwise, $10,000,000 in the aggregate), and if, within sixty (60) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant, or process shall not have been paid or discharged;

(j) There shall be at any time (i) any “accumulated funding deficiency,” as defined in ERISA or in Section 412 of the Code, with respect to any Title IV Plan maintained by any Borrower Party or any ERISA Affiliate of a Borrower Party, or to which any Borrower Party or any of its ERISA Affiliates has any liabilities; (ii) a trustee shall be appointed by a United States District Court to administer any Title IV Plan maintained by any Borrower Party or any ERISA Affiliate of a Borrower Party, or to which any Borrower Party or any of its ERISA Affiliates has any liabilities; (iii) the PBGC shall institute proceedings to terminate any such Title IV Plan; (iv) any Borrower Party or any ERISA Affiliate of any Borrower Party shall incur any liability to the PBGC in connection with the termination of any such Title IV Plan; (v) any Plan or trust created under any Plan of any Borrower Party or any ERISA Affiliate of any Borrower Party shall engage in a non-exempt “prohibited transaction” (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to any tax or penalty on “prohibited transactions” imposed by Section 502 of ERISA or Section 4975 of the Code unless the associated aggregate liability could not reasonably be expected to exceed $5,000,000; (vi) there shall be at any time a Lien imposed against the assets of a Borrower Party or ERISA Affiliate under Code Section 430, or ERISA Sections 302 or 4068; or (vii) there shall occur at any time an ERISA Event; provided, however that no Event of Default shall occur as a result of an event described in clauses (i), (ii), (iii), (iv), (v), (vi) or (vii) of this Section 9.1(j) unless such event either individually or in the aggregate with other events described therein could reasonably be expected to result in or otherwise have a Materially Adverse Effect;

(k) (i) There shall occur any default (after the expiration of any applicable grace or cure period) under any indenture, agreement, or instrument evidencing Funded Debt of any Borrower Party or any Subsidiary of a Borrower Party in an aggregate principal amount exceeding $35,000,000 (determined singly or in the aggregate with other Funded Debt) or (ii) there shall occur any default under any Hedge Agreement (after the expiration of any applicable cure period set forth therein);

(l) All or any portion of any Security Document, any other material Loan Document or any Bank Products Document shall at any time and for any reason be declared to be null and void, the effect of which is to render any such Loan Document or Bank Products Document inadequate for the practical realization of the rights and benefits afforded thereby, or a proceeding shall be commenced by any Borrower Party, any Subsidiary of a Borrower Party or any Affiliate thereof, or by any Governmental Authority having jurisdiction over any Borrower Party, any Subsidiary of a Borrower Party or any Affiliate thereof, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Borrower Party, any Subsidiary of a Borrower Party or any Affiliate thereof shall deny that it has any liability or obligation for the payment of any Obligation provided under any Loan Document or any Bank Products Document, or any Lender Hedge Agreement shall be terminated as a result of a default or event of default thereunder by any Borrower Party;

(m) If a notice of termination for default by a Borrower Party or the actual termination for default by a Borrower Party of any Material Contract shall have been issued to or received by any Borrower or any Subsidiary of any Borrower and such termination could reasonably be expected to have a Materially Adverse Effect;

(n) The obligation of any Guarantor under Article 3 shall be materially limited or terminated by operation of law or by such Guarantor; or

(o) Any Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Lender the Liens, rights, powers and privileges purported to be created and granted under such Security Documents (including a perfected first priority security interest in and Lien on, any material portion of the Collateral thereunder (except as otherwise expressly provided in such Security Document)) in favor of the Lender, or shall be asserted by any Borrower Party not to be a valid, perfected, first priority (except as expressly provided in this Agreement or such Security Document) security interest in or Lien on any material portion of the Collateral covered thereby.

Section 9.2 Remedies. If an Event of Default shall have occurred and shall be continuing, in addition to the rights and remedies set forth elsewhere in this Agreement, the other Loan Documents and any Bank Products Documents:

(a) With the exception of an Event of Default specified in Section 9.1(g) or (h) resulting from an Insolvency Proceeding of a Borrower Party, the Administrative Agent may in its discretion (unless otherwise instructed by the Majority Lenders) or shall at the direction of the Majority Lenders, (i) terminate the Commitments and the Letter of Credit Commitment, or (ii) declare the principal of and interest on the Loans and all other Obligations (other than any Obligations existing from time to time of any Borrower Party to the Administrative Agent (or an Affiliate of the Administrative Agent) arising in connection with any Bank Products Documents) to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding, or both.

(b) Upon the occurrence and continuance of an Event of Default specified in Section 9.1(g) or (h) resulting from an Insolvency Proceeding of a Borrower Party, such principal, interest, and other Obligations (other than any Obligations existing from time to time of any Borrower Party to the Administrative Agent (or an Affiliate of the Administrative Agent) arising in connection with any Bank Products Documents) shall thereupon and concurrently therewith become due and payable, and the Commitments and the Letter of Credit Commitment, shall forthwith terminate, all without any action by the Lender Group, or any of them and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(c) The Administrative Agent may in its discretion (unless otherwise instructed by the Majority Lenders) or shall at the direction of the Majority Lenders exercise all of the post-default rights granted to the Lender Group, or any of them, under the Loan Documents or under Applicable Law. The Administrative Agent, for the benefit of the Lender Group, shall have the right to the appointment of a receiver for the Property of the Borrower Parties, and the Borrower Parties hereby consent to such rights and such appointment and hereby waive any objection the Borrower Parties may have thereto or the right to have a bond or other security posted by the Lender Group, or any of them, in connection therewith.

(d) In regard to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of any acceleration of the Obligations pursuant to the provisions of this Section 9.2 or, upon the request of the Administrative Agent, after the occurrence of an Event of Default and prior to acceleration, the Borrowers shall promptly upon demand by the Administrative Agent deposit in a Letter of Credit Reserve Account opened by the Administrative Agent for the benefit of the Lender Group an amount equal to one hundred five percent (105%) of the aggregate then undrawn and unexpired amount of such Letter of Credit Obligations. Amounts held in such Letter of Credit Reserve Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations in the manner set forth in Section 2.11. Pending the application of such deposit to the payment of the Reimbursement Obligations, the Administrative Agent shall, to the extent reasonably practicable, invest such deposit in an interest bearing open account or similar available savings deposit account and all interest accrued thereon shall be held with such deposit as additional security for the Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied, and all other Obligations shall have been paid in full, the balance, if any, in such Letter of Credit Reserve Account shall be returned to the Borrowers. Except as expressly provided hereinabove, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrowers.

(e) The rights and remedies of the Lender Group hereunder shall be cumulative, and not exclusive.

ARTICLE 10.

THE ADMINISTRATIVE AGENT

Section 10.1 Appointment and Authorization. Each member of the Lender Group hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in this Agreement and the other Loan Documents and its Loans, its portion of the Commitments and, if applicable, Letter of Credit Commitment irrevocably to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Without limiting the foregoing, each member of the Lender Group hereby authorizes the Administrative Agent to execute and deliver each Loan Document to which the Administrative Agent is, or is required to be, a party. Neither the Administrative Agent nor any of its directors, officers, employees, or agents shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final non-appealable order of a court of competent jurisdiction.

Section 10.2 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent under this Section 10.2, as the holder of all of the interests of such Lender in this Agreement and the other Loan Documents, its Loans and its portion of the Commitments until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

Section 10.3 Consultation with Counsel. The Administrative Agent may consult with legal counsel selected by it and shall not be liable to any Lender or the Issuing Bank for any action taken or suffered by it in good faith in reliance on the advice of such counsel.

Section 10.4 Documents. The Administrative Agent shall not be under any duty to examine, inquire into, or pass upon the validity, effectiveness, or genuineness of this Agreement, any other Loan Document, or any instrument, document, or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective, and genuine, have been signed or sent by the proper parties, and are what they purport to be.

Section 10.5 Administrative Agent and Affiliates. With respect to the Commitments and Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and its Affiliates, as the case may be, may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower Parties or any Affiliates of, or Persons doing business with, the Borrower Parties, as if it were not the Administrative Agent or affiliated with the Administrative Agent and without any obligation to account therefor. The Lenders and the Issuing Bank acknowledge that the Administrative Agent and its Affiliates have other lending and investment relationships with the Borrower Parties and their Affiliates and in the future may enter into additional such relationships.

Section 10.6 Responsibility of the Administrative Agent. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any other member of the Lender Group, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent shall be entitled to assume that no Default or Event of Default exists unless it has actual knowledge, or has been notified by any Borrower Party, of such fact, or has been notified by a Lender that such Lender considers that a Default or Event of Default exists, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall provide each Lender with copies of such documents received from any Borrower Party as such Lender may reasonably request.

Section 10.7 Action by Administrative Agent.

(a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Majority Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances.

(b) The Administrative Agent shall not be liable to the Lenders and the Issuing Bank, or any of them, in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders (or all Lenders if expressly required by Section 11.12), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders and the Issuing Bank.

Section 10.8 Notice of Default. In the event that any member of the Lender Group shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, such member of the Lender Group shall promptly notify the other members of the Lender Group, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Majority Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Event of Default after their receipt of the notice thereof from a member of the Lender Group, or shall request inconsistent action with respect to such Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 9) as it deems in its discretion to be advisable for the protection of the Lender Group, except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

Section 10.9 Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

(a) To any Borrower Party or any other Person or entity as a consequence of any failure or delay in performance by or any breach by, any member of the Lender Group of any of its obligations under this Agreement;

(b) To any member of the Lender Group, or any of them, as a consequence of any failure or delay in performance by, or any breach by, any Borrower Party or any other obligor of any of its obligations under this Agreement or any other Loan Document; or

(c) To any member of the Lender Group, or any of them, for any statements, representations, or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability, or sufficiency of this Agreement, any other Loan Document, or any other document contemplated by this Agreement.

Section 10.10 Indemnification. The Lenders agree to indemnify (to the extent not reimbursed by the Borrowers) and hold harmless the Administrative Agent (and, with respect to the Co-Collateral Agents which have been delegated responsibilities of the Administrative Agent pursuant to Section 10.16(a), each such Co-Collateral Agent) and each of its Affiliates, employees, representatives, officers and directors (each an “Administrative Agent Indemnified Person”) pro rata in accordance with their Aggregate Commitment Ratios from and against any and all claims, liabilities, investigations, losses, damages, actions, demands, penalties, judgments, suits, investigations, costs, expenses (including fees and expenses of experts, agents, consultants and counsel) and disbursements, in each case, of any kind or nature (whether or not an Administrative Agent Indemnified Person is a party to any such action, suit or investigation) whatsoever which may be imposed on, incurred by, or asserted against an Administrative Agent Indemnified Person resulting from any breach or alleged breach by the Borrower Parties, or any of them, of any representation or warranty made hereunder, or otherwise in any way relating to or arising out of the Commitments, the Loans, the Letters of Credit, this Agreement, the other Loan Documents or any other document contemplated by this Agreement or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement (other than Bank Products Documents), the making, administration or enforcement of the Loan Documents and the Loans or any transaction contemplated hereby or any related matters unless, with respect to any of the above, such Administrative Agent Indemnified Person is determined by a final non-appealable judgment of a court of competent jurisdiction to have acted or failed to act with gross negligence or willful misconduct. This Section 10.10 is for the benefit of each Administrative Agent Indemnified Person and shall not in any way limit the obligations of the Borrower Parties under Section 6.14. The provisions of this Section 10.10 shall survive the termination of this Agreement.

Section 10.11 Credit Decision. Each member of the Lender Group represents and warrants to each other member of the Lender Group that:

(a) In making its decision to enter into this Agreement and to make its Advances it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower Parties and that it has made an independent credit judgment, and that it has not relied upon information provided by the Administrative Agent or any of its Affiliates;

(b) So long as any portion of the Obligations remains outstanding, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower Parties; and

(c) Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower Parties which may come into the possession of any of the Administrative Agent or any Affiliates of the Administrative Agent.

Section 10.12 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Administrative Borrower. In addition, if and for so long as the Administrative Agent is a Defaulting Lender, then the Administrative Agent shall upon thirty (30) days’ notice from and at the direction of Majority Lenders and Administrative Borrower, and upon the payment and satisfaction in full in immediately available funds of all Obligations owing to the Administrative Agent (in its capacity as the Administrative Agent and as a Lender), resign as the Administrative Agent and the Commitment of the Administrative Agent in its capacity as a Lender shall terminate. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent (with the consent of the Administrative Borrower if no Default or Event of Default then exists). If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a Person organized under the laws of the US, a State or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties, and obligations of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article 10 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

Section 10.13 Administrative Agent May File Proofs of Claim. The Administrative Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel), the Lenders and the Issuing Bank allowed in any judicial proceedings relative to any Borrower Party, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due to the Administrative Agent for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents, financial advisors and counsel, and any other amounts due the Administrative Agent under Section 11.2. Nothing contained in this Agreement or the Loan Documents shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting this Agreement, the Revolving Loan Notes, the Letters of Credit or the rights of any holder thereof, or to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank in any such proceeding.

Section 10.14 Collateral. The Administrative Agent is hereby authorized to hold all Collateral pledged pursuant to any Loan Document and to act on behalf of the Lender Group, in its own capacity and through other agents appointed by it, under the Security Documents; provided, that the Administrative Agent shall not agree to the release of any Collateral except in accordance with the terms of this Agreement. The Lender Group acknowledges that the Loans, any Overadvances, all Obligations with respect to Bank Products Documents and all interest, fees and expenses hereunder constitute one Funded Debt, secured by all of the Collateral. The Administrative Agent hereby appoints each Lender and the Issuing Bank as its agent (and each Lender and the Issuing Bank hereby accepts such appointment) for the purpose of perfecting the Administrative Agent’s Liens in assets which, in accordance with the UCC, can be perfected by possession. Should any Lender or the Issuing Bank obtain possession of any such Collateral, subject to the limitations set forth in the Blocked Account Agreements, such Lender or the Issuing Bank shall, promptly upon the Administrative Agent’s request therefore, deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent’s instructions.

Section 10.15 Release of Collateral.

(a) Each Lender and the Issuing Bank hereby directs, in accordance with the terms of this Agreement, the Administrative Agent to release any Lien held by the Administrative Agent for the benefit of the Lender Group:

(i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations and termination of the Commitments; or

(ii) against any part of the Collateral sold, transferred or disposed of by the Borrower Parties if such sale, transfer or other disposition is permitted by this Agreement or is otherwise consented to by the requisite Lenders for such release as set forth in Section 11.12.

(b) Each Lender and the Issuing Bank hereby directs the Administrative Agent to execute and deliver or file or authorize the filing of such termination and partial release statements and do such other things as are necessary to release Liens to be released pursuant to this Section 10.15 promptly upon the effectiveness of any such release. Upon request by the Administrative Agent at any time, the Lenders and the Issuing Bank will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 10.15.

Section 10.16 Co-Collateral Agents and Additional Agents.

(a) Certain duties with respect to the performance of audits, valuations, visits and inspections, review of information regarding the Collateral and other administrative or ministerial tasks reasonably incidental thereto have been delegated to the Co-Collateral Agents, who shall in each case act as agent for the Administrative Agent on the terms set by forth in the Loan Documents; provided, however, that no Co-Collateral Agent shall be permitted to execute any document or instrument in the name of the Administrative Agent. The indemnification and expense reimbursement provision of this Agreement and the Loan Documents, including without limitation, Sections 6.14, 10.10 and 11.2 of this Agreement shall be deemed to accrue in favor of each Co-Collateral Agent as if named as the Administrative Agent thereunder (without limiting the benefit of such provision to the Administrative Agent). Each Co-Collateral Agent will advise and consult the other Co-Collateral Agent in performing their respective delegated responsibilities and will exercise reasonable efforts to avoid duplicative expense.

(b) Except as expressly set forth in Section 10.16(a), none of the Lenders or other entities identified on the facing page of this Agreement as a “Joint Lead Arranger”, “Co-Collateral Agent” (including the Co-Collateral Agents), or “Joint Book Runner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such if such entity is also a Lender. Without limiting the foregoing, none of the Lenders or other entities so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other entities so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder.

ARTICLE 11.

MISCELLANEOUS

Section 11.1 Notices.

(a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) day after being entrusted to a reputable commercial overnight delivery service, or when delivered to the telegraph office or sent out (with receipt confirmed) by telex or telecopy (or to the extent specifically permitted under Section 11.1(c) only, when sent out by Electronic Transmission) addressed to the party to which such notice is directed at its address determined as in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

(i) If to any Borrower Party, to such Borrower Party in care of the Administrative Borrower at:

The New York Times Company

620 Eighth Avenue, 16th Floor

New York, NY 10018-1405

Attn: Laurena L. Emhoff,

Vice President and Treasurer

with a copy to:

The New York Times Company

620 Eighth Avenue, 16th Floor

New York, NY 10018-1405

Attn: General Counsel

Telecopy: 212-556-4634

E-mail: richierk@nytimes.com

(ii) If to the Administrative Agent, to it at:

SunTrust Bank

303 Peachtree Street

Twenty Third Floor

Atlanta, Georgia 30308

Attn: Group Portfolio Manager

Telecopy No.: 404-813-5890

Email: earl.garris@suntrust.com

with a copy to:

Chris D. Molen, Esq.

Paul, Hastings, Janofsky & Walker LLP

600 Peachtree Street, N.E.

Suite 2400

Atlanta, Georgia 30308

Telecopy No.: (404) 815-2424

Email: chrismolen@paulhastings.com

(iii) If to the Lenders, to them at the addresses set forth on the signature pages of this Agreement; and

(iv) If to the Issuing Bank, at the address set forth on the signature pages of this Agreement.

(b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days’ written notice of such change to the other parties.

(c) All notices and other items to be, or which may be from time to time, delivered by and among the Borrower Parties and the Lender Group (including delivery of the items required by Sections 7.1, 7.2 and 7.3) may be made via Electronic Transmission. The Administrative Agent shall so post such items required to be delivered to the Lender Group within a reasonable period of time after delivery thereof by the Borrower Parties. Such posting or sending via Electronic Transmission to the Lender Group shall constitute delivery of such items to the Lender Group. If any notice or other item under this Agreement or any other Loan Document shall be required to be delivered on a day which is not a Business Day, such delivery shall instead be required on the next succeeding day which is a Business Day.

Section 11.2 Expenses. Each Borrower agrees, jointly and severally, to promptly pay or promptly reimburse:

(a) All reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including, with respect to the Co-Collateral Agents which may be delegated any responsibilities of the Administrative Agent pursuant to Section 10.16(a), each such Co-Collateral Agent) and its Affiliates in connection with the preparation, negotiation, execution, delivery and syndication of this Agreement, the other Loan Documents and the Bank Products Documents, the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the reasonable fees and disbursements of counsel for the Administrative Agent and its Affiliates;

(b) All reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including, with respect to the Co-Collateral Agents which may be delegated any responsibilities of the Administrative Agent pursuant to Section 10.16(a), each such Co-Collateral Agent) and its Affiliates in connection with the administration of the transactions contemplated in this Agreement, the other Loan Documents and the Bank Products Documents, and the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by the Lenders relating to this Agreement, the other Loan Documents or the Bank Products Documents, including, but not limited to, all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with their periodic field audits, appraisals and examinations, and the internal per diem audit charge as established by the Administrative Agent from time to time, per auditor, plus reasonable and documented out-of-pocket costs and expenses for each field audit or examination of a Borrower Party performed by personnel employed by the Administrative Agent, and the reasonable fees and disbursements of counsel for the Administrative Agent;

(c) All reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, the Issuing Bank and any Lender in connection with any restructuring, refinancing, or “work out” of the transactions contemplated by this Agreement, and of obtaining performance under this Agreement, the other Loan Documents and the Bank Products Documents, and all reasonable and documented out-of-pocket costs and expenses of collection if default is made in the payment of the Obligations, which in each case shall include reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent, the Issuing Bank and any Lender, and the reasonable and documented fees and out-of-pocket expenses of any experts of the Administrative Agent, or consultants of the Administrative Agent;

(d) All taxes, assessments, general or special, and other charges levied on, or assessed, placed or made against any of the Collateral, and, to the extent provided in Section 2.8(b), any Revolving Loan Notes or the Obligations; and

(e) All reasonable and documented out-of-pocket costs and expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder.

Section 11.3 Waivers. The rights and remedies of the Lender Group under this Agreement, the other Loan Documents and the Bank Products Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Lender Group, or any of them, or the Majority Lenders in exercising any right shall operate as a waiver of such right. The Lender Group expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event the Lenders decide to fund a request for an Advance at a time when the Borrowers are not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further requests for Advances or preclude the Lenders from exercising any rights available to the Lenders under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders or by the Majority Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders’ intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Lenders are party, relating to the Borrowers.

Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, except to the extent limited by Applicable Law, at any time that an Event of Default exists, each member of the Lender Group and each subsequent holder of the Obligations is hereby authorized by the Borrower Parties at any time or from time to time, without notice to the Borrower Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Funded Debt evidenced by certificates of deposit, in each case whether matured or unmatured, but not including any amounts held by any member of the Lender Group or any of its Affiliates in any escrow account) and any other Funded Debt at any time held or owing by any member of the Lender Group or any such holder to or for the credit or the account of any Borrower Party, against and on account of the obligations and liabilities of the Borrower Parties, to any member of the Lender Group or any such holder under this Agreement, any Revolving Loan Notes, any other Loan Document and any Bank Products Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, any Revolving Loan Notes, any other Loan Document or any Bank Products Document, irrespective of whether or not (a) the Lender Group shall have made any demand hereunder or (b) the Lender Group shall have declared the principal of and interest on the Loans and any Revolving Loan Notes and other amounts due hereunder to be due and payable as permitted by Section 9.2 and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any member of the Lender Group or by any subsequent holder of the Obligations shall be subject to the application of payments provisions of Article 2.

Section 11.5 Assignment.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Affiliates of the Administrative Agent) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender (and any Lender that is an Issuing Bank) may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its portion of the Commitments and the Loans at the time owing to it and, if applicable, all or a portion of its portion of the Letter of Credit Commitment and excluding rights and obligations with respect to Bank Products Documents); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender’s portion of the Commitments and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the portion of the Commitments, subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default exists, the Administrative Borrower otherwise consents (each such consent not to be unreasonably withheld, and the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within seven (7) Business Days after having received notice thereof), and (ii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund), and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.5(c), from and after the effective date specified in each Assignment and Acceptance, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.8(b), 2.9,

6.14, 12.3 and 12.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.5.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the portion of the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its portion of the Commitments and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers and the Lender Group shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 11.12(a)(i) that affects such Participant. Subject to paragraph (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.8(b), 2.9, 6.14 and 12.3 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.5(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.4 as though it were a Lender, provided such Participant agrees to be subject to Section 2.8(b) as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 2.8(b) or Section 12.3 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Administrative Borrower’s prior written consent. A Participant that would be a Non-US Lender if it were a Lender shall not be entitled to the benefits of Section 2.8(b) unless the Administrative Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.8(b) as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation (i) any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender and (ii) in the case of any Lender that is a Fund, any pledge or assignment of all or any portion of such Lender’s rights under this Agreement to any holders of obligations owed, or securities issued, by such Lender as security for such obligations or securities, or to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments, Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Advances, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

Section 11.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument. In proving this Agreement or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or by electronic transmission shall be deemed an original signature hereto. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 11.7 Governing Law. This Agreement and the other Loan Documents are intended to and shall be construed in accordance with and governed by the laws of the State of New York, except to the extent otherwise expressly provided in the Loan Documents.

Section 11.8 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 11.9 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

Section 11.10 Source of Funds. Notwithstanding the use by the Lenders of the Base Rate and the Eurodollar Rate as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates tied to such reference rates.

Section 11.11 Entire Agreement. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. Each Borrower Party represents and warrants to the Lender Group that it has read the provisions of this Section 11.11 and discussed the provisions of this Section 11.11 and the rest of this Agreement with counsel for such Borrower Party, and such Borrower Party acknowledges and agrees that the Lender Group is expressly relying upon such representations and warranties of such Borrower Party (as well as the other representations and warranties of such Borrower Party set forth in this Agreement and the other Loan Documents) in entering into this Agreement.

Section 11.12 Amendments and Waivers.

(a) Neither this Agreement, any other Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Majority Lenders, or in the case of Loan Documents executed by the Administrative Agent (and not the other members of the Lender Group), signed by the Administrative Agent and approved by the Majority Lenders and, in the case of an amendment, also by the Borrowers, except that: (i) the consent of each of the Lenders (or in the case of clause (C) and clause (E), each of the affected Lenders and, except in the case of clause (C) and clause (E), excluding the Defaulting Lenders) and, in the case of an amendment, the Borrowers, shall be required for (A) any sale or release of, or the subordination of, the Obligations or the Administrative Agent’s security interest in, any material Collateral except in conjunction with sales or transfers of Collateral permitted hereunder, (B) except in conjunction with transactions permitted hereunder, any release of any material guarantor of the Obligations or any Borrower listed on Schedule E, (C) any extensions, postponements or delays of the Maturity Date or the scheduled date of payment of interest or principal or fees, or any reduction of principal (without a corresponding payment with respect thereto), or reduction in the rate of interest or fees due to the Lenders hereunder or under any other Loan Documents, (D) any amendment of this Section 11.12 or of the definition of “Majority Lenders” or any other provision of the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder; (E) any amendment increasing the Commitments (it being understood and agreed that a waiver of any Default or Event of Default or modification of any of the defined terms contained herein (other than those defined terms specifically addressed in this Section 11.12) shall not constitute a change in the terms of any portion of the Commitments held by any Lender); and (F) any amendment to Section 2.11; (ii) the consent of the Administrative Agent, the Majority Lenders and the Borrowers shall be required for any amendment to Section 2.1(f) or Article 10; (iii) the consent of the Issuing Bank, the Majority Lenders and the Borrowers shall be required for any amendment to Section 2.1(c) or 2.15 or the definition of “Letter of Credit

Commitment”; (iv) the consent of the Guarantors and the Majority Lenders shall be required for any amendment to Article 3; (v) the consent of the Swing Bank, the Majority Lenders and the Borrowers shall be required for any amendment to Section 2.1(d) or Section 2.2(g); (vi) the consent of the Administrative Agent only shall be required to amend Schedule C to reflect assignments of any portion of the Commitments and Loans in accordance with this Agreement, (vii) any amendment, waiver or other modification of any term or condition of any Fee Letter shall require the consent of only the parties thereto; (viii) the consent of the Administrative Agent, the Co-Collateral Agents, the Borrowers and at least sixty-six and two-thirds percent (66 2/3%) of the Lenders (determined by the Lenders’ Commitments) shall be required to amend the definition of “Availability”, “Borrowing Base” and any of the defined terms used therein, if the effect is to increase Availability and (ix) the consent of the Administrative Agent, the Co-Collateral Agents, the Majority Lenders and the Borrowers shall be required to amend Section 10.16. In addition to the required consents set forth above, if SunTrust Bank, any Lender or any Affiliate thereof has entered into a Lender Hedge Agreement with any Borrower Party and SunTrust Bank or such Lender is no longer the Administrative Agent or a Lender, as the case may be, the consent of SunTrust Bank, such Lender or such Affiliate shall be required for any amendment to Section 2.11 or any amendment described in Section 11.12(a)(i)(A). Any amendment, modification, waiver, consent, termination or release of any Bank Products Documents may be effected by the parties thereto without the consent of the Lender Group.

(b) Each Lender grants to the Administrative Agent the right to purchase all (but not less than all) of such Lender’s portion of the Commitments, portion of the Letter of Credit Commitment, the Loans and Letter of Credit Obligations owing to it and any Revolving Loan Notes held by it and all of its rights and obligations hereunder and under the other Loan Documents at a price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid Commitment Fees and Letter of Credit fees owing to such Lender plus the amount necessary to cash collateralize any Letters of Credit issued by such Lender, which right may be exercised by the Administrative Agent if such Lender refuses to execute any amendment, waiver or consent which requires the written consent of all of the Lenders and to which the Majority Lenders, the Administrative Agent and the Borrowers have agreed. Each Lender agrees that if the Administrative Agent exercises its option hereunder, it shall promptly execute and deliver an Assignment and Acceptance and other agreements and documentation necessary to effectuate such assignment. The Administrative Agent may assign its purchase rights hereunder to any assignee if such assignment complies with the requirements of Section 11.5(b).

(c) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Administrative Agent’s election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

Section 11.13 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of any member of the Lender Group to enter into or maintain business relationships with any Borrower, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

Section 11.14 Pronouns. The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

Section 11.15 Disclosure. The Borrower Parties agree that the Administrative Agent, and the Administrative Agent agrees that the Borrower Parties, shall each have the right, with the consent of the other (such consent not to be unreasonably withheld), to issue press releases and other marketing materials regarding the making of the Loans and the issuance and the Commitments to the Borrowers pursuant to the terms of this Agreement.

Section 11.16 Replacement of Lender. In the event that a Replacement Event occurs and is continuing with respect to any Lender, the Administrative Borrower may designate another financial institution (such financial institution being herein called a “Replacement Lender”) acceptable to the Administrative Agent, and which is not a Borrower or an Affiliate of any Borrower, to assume such Lender’s portion of the Commitments hereunder, to purchase the Loans and participations of such Lender and such Lender’s rights hereunder and (if such Lender is the Issuing Bank) to issue Letters of Credit in substitution for all outstanding Letters of Credit issued by such Lender, without recourse to or representation or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and accrued but unpaid commitment fees and letter of credit fees owing to such Lender plus amounts necessary to cash collateralize any Letters of Credit issued by such Lender, and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation satisfactory to the Administrative Agent (pursuant to which such Replacement Lender shall assume the obligations of such original Lender under this Agreement), the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder and such Lender shall no longer be a party hereto or have any rights hereunder provided that the obligations of the Borrowers to indemnify such Lender with respect to any event occurring or obligations arising before such replacement shall survive such replacement. “Replacement Event” shall mean, with respect to any Lender, (a) the commencement of or the taking of possession by, a receiver, custodian, conservator, trustee or liquidator of such Lender, or the declaration by the appropriate regulatory authority that such Lender is insolvent or such Lender shall become a Defaulting Lender or (b) the making of any claim by any Lender under Section 2.8(b), 12.3 or 12.5, unless the changing of the lending office by such Lender would obviate the need of such Lender to make future claims under such Sections.

Section 11.17 Confidentiality. No member of the Lender Group shall disclose any material non-public confidential information regarding the Borrower Parties (“Confidential Information”) to any other Person without the consent of the Administrative Borrower, other than (i) to such member of the Lender Group’s Affiliates and their officers, directors, employees, agents and advisors, to other members of the Lender Group and, as contemplated by Section 11.5, to actual or prospective assignees and participants, and then only on a confidential basis, (ii) as required by any law, rule or regulation or judicial process, (iii) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Borrower Parties received by it from such member of the Lender Group, (iv) as requested or required by any state, federal or foreign authority or examiner regulating banks or banking and (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder.

Section 11.18 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by any Borrower or any Guarantor, or the transfer to the Lender Group of any property, should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group, or any of them, is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group, or any of them, is required or elects to repay or restore, and as to all reasonable costs, expenses and attorneys fees of the Lender Group related thereto, the liability of the Borrowers or such Guarantor, as applicable, automatically shall be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made.

Section 11.19 Electronic Transmissions.

(a) Authorization. Subject to the provisions of this Section 11.19(a), each of the Administrative Agent, the Borrowers, the Lenders, the Issuing Bank and each of their Affiliates is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each of the Borrowers and the other Borrower Parties hereby acknowledges and agrees, and each of the Borrowers and the other Borrower Parties shall cause each of their Subsidiaries to acknowledge and agree, that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the transmission of Electronic Transmissions.

(b) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to the terms and conditions of this Agreement, separate terms and conditions posted or referenced in such E-System and related contractual obligations executed by Borrower Parties or the members of the Lender Group in connection with the use of such E-System.

(c) Limitation of Liability. All E-Systems and Electronic Transmissions shall be provided “as is” and “as available”. None of Administrative Agent or any of its Affiliates warrants the accuracy, adequacy or completeness of any E-Systems or Electronic Transmission, and each disclaims all liability for errors or omissions therein. No warranty of any kind is made by the Administrative Agent or any of its Affiliates in connection with any E-Systems or Electronic Transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each of the Borrowers and the other Borrower Parties agrees that the Administrative Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

ARTICLE 12.

YIELD PROTECTION

Section 12.1 Eurodollar Rate Basis Determination. Notwithstanding anything contained herein which may be construed to the contrary, if with respect to any proposed Eurodollar Advance for any Eurodollar Advance Period, the Administrative Agent (a) determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Eurodollar Advance Period or (b) is advised by the Majority Lenders that the Eurodollar Basis for such Eurodollar Advance Period will not adequately and fairly reflect the cost to the Lenders of making or maintaining the Loans for such Eurodollar Advance Period, the Administrative Agent shall forthwith give notice thereof to the Administrative Borrower and the Lenders, whereupon until the Administrative Agent notifies the Administrative Borrower that the circumstances giving rise to such situation no longer exist, the obligations of the Lenders to make Eurodollar Advances shall be suspended.

Section 12.2 Illegality. If any change in Applicable Law, any change in the interpretation or administration of any Applicable Law by any Governmental Authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any change in compliance with Applicable Law as a result of any request or directive (whether or not having the force of law) of any such authority, central bank, or comparable agency after the Agreement Date, shall make it unlawful for any Lender to make, maintain, or fund its Eurodollar Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Administrative Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 12.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2, the Borrowers shall repay in full the then outstanding principal amount of each affected Eurodollar Advance of such Lender, together with accrued interest thereon, either (a) on the last day of the then current Eurodollar Advance Period applicable to such Eurodollar Advance if such Lender may lawfully continue to maintain and fund such Eurodollar Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain such Eurodollar Advance to such day. Concurrently with repaying each affected Eurodollar Advance of such Lender, notwithstanding anything contained in Article 2, the Borrowers shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Revolving Loans held by such Lender shall equal the outstanding principal amount of such Revolving Loans immediately prior to such repayment.

Section 12.3 Increased Costs.

(a) If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Eurodollar Basis), any Issuing Bank or Swing Bank; (ii) subject any Lender, any Issuing Bank or Swing Bank to any Taxes on its Loans, loan principal, Letters of Credit, Commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (excluding, for purposes of this Section 12.3, any such increased costs resulting from Taxes (as to which Section 2.8(b) shall govern)); or (iii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurodollar Advances made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or Swing Bank of making, converting to, continuing or maintaining any Eurodollar Advance or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, the Issuing Bank or Swing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Administrative Agent, Lender, Issuing Bank or Swing Bank (whether of principal, interest or any other amount) then, upon request of such Administrative Agent, Lender, Issuing Bank or Swing Bank, the Borrower will pay to such Administrative Agent, Lender, Issuing Bank or Swing Bank, as the case may be, such additional amount or amounts as will compensate such Administrative Agent, Lender, Issuing Bank or Swing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law affecting such Lender or Issuing Bank or any lending office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Loans held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.

(c) A certificate of any Lender or the Issuing Bank claiming compensation under this Section 12.3 and setting forth the Additional Amount to be paid to it hereunder and calculations therefor shall be conclusive in the absence of manifest error. In determining such amount, such Lender or the Issuing Bank may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 12.3, the Borrowers may at any time, upon at least five (5) Business Days’ prior notice to such Lender, prepay in full the then outstanding affected Eurodollar Advances of such Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9. Concurrently with prepaying such Eurodollar Advances, the Borrowers shall borrow a Base Rate Advance, or a Eurodollar Advance not so affected, from such Lender, and such Lender shall make such Advance in an amount such that the outstanding principal amount of the Revolving Loans held by such Lender shall equal the outstanding principal amount of such Revolving Loans immediately prior to such prepayment.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 12.4 Effect On Other Advances. If notice has been given pursuant to Sections 12.1, 12.2 or 12.3 suspending the obligation of any Lender to make any, or requiring Eurodollar Advances of any Lender to be repaid or prepaid, then, unless and until such Lender (or, in the case of Section 12.1, the Administrative Agent) notifies the Administrative Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as to the Eurodollar Advances affected shall, at the option of the Administrative Borrower, be made instead as Base Rate Advances.

Section 12.5 Capital Adequacy. If after the Agreement Date, any Lender or Issuing Bank (or any Affiliate of the foregoing) shall have reasonably determined that the adoption of any Applicable Law, governmental rule, regulation or order regarding the capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender or Issuing Bank (or any Affiliate of the foregoing) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency (but only if such adoption, change, request or directive occurs after the Agreement Date), has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s (or any Affiliate of the foregoing) capital as a consequence of such Lender’s or Issuing Bank’s portion of the Commitments or obligations hereunder to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or Issuing Bank’s (or any Affiliate of the foregoing) policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender’s or Issuing Bank’s (or any Affiliate of the foregoing) capital was fully utilized prior to such adoption, change or compliance), then, promptly upon demand by such Lender or Issuing Bank, the Borrowers shall immediately pay to such Lender or Issuing Bank such Additional Amounts as shall be sufficient to compensate such Lender or Issuing Bank for any such reduction actually suffered; provided, however, that there shall be no duplication of amounts paid to a Lender pursuant to this sentence and Section 12.3. A certificate of such Lender or Issuing Bank setting forth the amount to be paid to such Lender or Issuing Bank by the Borrowers as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.

ARTICLE 13.

JURISDICTION, VENUE AND WAIVER OF JURY TRIAL

Section 13.1 Jurisdiction and Service of Process. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY ANY MEMBER OF THE LENDER GROUP WITH RESPECT TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY BANK PRODUCTS DOCUMENT, EACH BORROWER PARTY HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND HEREBY IRREVOCABLY DESIGNATES AND APPOINTS, AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK, THE ADMINISTRATIVE BORROWER, OR SUCH OTHER PERSON AS SUCH BORROWER PARTY SHALL DESIGNATE HEREAFTER BY WRITTEN NOTICE GIVEN TO THE ADMINISTRATIVE AGENT. THE CONSENT TO JURISDICTION HEREIN SHALL BE EXCLUSIVE; PROVIDED THAT THE ADMINISTRATIVE GENT RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY BORROWER PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT. THE LENDER GROUP SHALL FOR ALL PURPOSES AUTOMATICALLY, AND WITHOUT ANY ACT ON THEIR PART, BE ENTITLED TO TREAT SUCH DESIGNEE OF EACH BORROWER PARTY AS THE AUTHORIZED AGENT TO RECEIVE FOR AND ON BEHALF OF SUCH BORROWER PARTY SERVICE OF WRITS, OR SUMMONS OR OTHER LEGAL PROCESS IN THE STATE OF NEW YORK, WHICH SERVICE SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH BORROWER PARTY SERVED WHEN DELIVERED, WHETHER OR NOT SUCH AGENT GIVES NOTICE TO SUCH BORROWER PARTY; AND DELIVERY OF SUCH SERVICE TO ITS AUTHORIZED AGENT SHALL BE DEEMED TO BE MADE WHEN PERSONALLY DELIVERED OR THREE (3) BUSINESS DAYS AFTER MAILING BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH AUTHORIZED AGENT. EACH BORROWER PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO SUCH BORROWER PARTY AT THE ADDRESS SET FORTH ABOVE, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING. IN THE EVENT THAT, FOR ANY REASON, SUCH AGENT OR ITS SUCCESSORS SHALL NO LONGER SERVE AS AGENT OF EACH BORROWER PARTY TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK, EACH BORROWER PARTY SHALL SERVE AND ADVISE THE ADMINISTRATIVE AGENT THEREOF SO THAT AT ALL TIMES EACH BORROWER PARTY WILL MAINTAIN AN AGENT TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK ON BEHALF OF SUCH BORROWER PARTY WITH RESPECT TO THIS AGREEMENT, ALL OTHER LOAN DOCUMENTS AND THE BANK PRODUCTS DOCUMENTS. IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.

Section 13.2 Consent to Venue. EACH BORROWER PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT COULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY BANK PRODUCTS DOCUMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 13.3 Waiver of Jury Trial. EACH BORROWER PARTY AND EACH MEMBER OF THE LENDER GROUP, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH ANY BORROWER PARTY, ANY MEMBER OF THE LENDER GROUP OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE BANK PRODUCTS DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS ARTICLE 13.

Section 13.4 The Administrative Borrower. Each Borrower Party hereby irrevocably appoints Parent as the borrowing agent and attorney-in-fact for all Borrower Parties (the “Administrative Borrower”), which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by each Borrower Party that such appointment has been revoked and that another Borrower has been appointed the Administrative Borrower. Each Borrower Party hereby irrevocably appoints and authorizes the Administrative Borrower, on behalf of each of the Borrower Parties, (i) to provide the Administrative Agent with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower Party and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

Section 13.5 All Obligations to Constitute Joint and Several Obligations.

(a) All Obligations shall constitute joint and several obligations of the Borrowers and shall be secured by the Administrative Agent’s Lien upon all of the Collateral, and by all other Liens heretofore, now or at any time hereafter granted by each Borrower to the Administrative Agent, for the benefit of the Lender Group, to the extent provided in the Loan Documents or Bank Product Documents under which such Lien arises. Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by the Administrative Agent, and the other members of the Lender Group to any other Borrower hereunder and under the other Loan Documents and the Bank Product Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers. Each Borrower acknowledges that any Request for Advance, Notice of Conversion/Continuation, Notice of Requested Commitment Increase, Request for Issuance of Letter of Credit or other notice or request given by any Borrower (including the Administrative

Borrower) to the Administrative Agent shall bind all Borrowers, and that any notice given by the Administrative Agent or any other member of the Lender Group to any Borrower shall be effective with respect to all Borrowers. Each Borrower acknowledges and agrees that each Borrower shall be liable, on a joint and several basis, for all of the Loans and other Obligations, regardless of which Borrower actually may have received the proceeds of any of the Loans or other extensions of credit or have had Letters of Credit issued hereunder or the amount of such Loans received, Letters of Credit issued or the manner in which the Administrative Agent or any other member of the Lender Group accounts among the Borrowers for such Loans, Letters of Credit or other extensions of credit on its books and records, and further acknowledges and agrees that Loans and other extensions of credit to any Borrower inure to the mutual benefit of all of the Borrowers and that the Administrative Agent and the other members of the Lender Group are relying on the joint and several liability of the Borrowers in extending the Loans and other financial accommodations hereunder. Each Borrower shall be entitled to subrogation and contribution rights from and against the other Borrowers to the extent any Borrower is required to pay to any member of the Lender Group any amount in excess of the Loans advanced directly to, or other Obligations incurred directly by, such Borrower or as otherwise available under Applicable Law; provided, however, that such subrogation and contribution rights are and shall be subject to the terms and conditions of this Section 13.5.

(b) In the event any Borrower Party (a “Funding Borrower Party”) shall make any payment or payments under this Agreement or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations hereunder, such Funding Borrower Party shall have the right to seek subrogation or contribution payments from each other Borrower Party (each, a “Contributing Borrower Party”) to the extent permitted by Applicable Law. Nothing in this Section 13.5(b) shall affect any Borrower Party’s joint and several liability to the Lender Group for the entire amount of its Obligations. Each Borrower Party covenants and agrees that (i) its right to receive any subrogation or contribution hereunder from a Contributing Borrower Party shall be subordinate and junior in right of payment to all obligations of the Borrower Parties to the Lender Group hereunder and (ii) it shall not exercise any such subrogation or contribution rights unless and until the Obligations shall have been paid in full in cash (or, with respect to Letters of Credit, cash collateralized or supported by a letter of credit) and the Commitments terminated.

(c) Nothing in this Section 13.5 shall affect any Borrower’s joint and several liability to the Lender Group for the entire amount of its Obligations. Each Borrower Party covenants and agrees that its right to receive any subrogation or contribution hereunder from a contributing Borrower Party shall be subordinate and junior in right of payment to all Obligations of the Borrowers to the Lender Group hereunder. No Borrower Party will exercise any rights that it may acquire by way of subrogation hereunder or under any other Loan Document or any Bank Product Document or at law by any payment made hereunder or otherwise, nor shall any Borrower Party seek or be entitled to seek any contribution or reimbursement from any other Borrower Party in respect of payments made by such Borrower Party hereunder or under any other Loan Document or under any Bank Product Document, until all amounts owing to the Lender Group on account of the Obligations are paid in full in cash (or, with respect to Letters of Credit, are either cash collateralized or supported by a letter of credit) and the Commitments are terminated. If any amounts shall be paid to any Borrower Party on account of such subrogation or contribution rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Borrower Party in trust for the Lender Group segregated from other funds of such Borrower Party, and shall, forthwith upon receipt by such Borrower Party, be turned over to the Administrative Agent in the exact form received by such Borrower Party (duly endorsed by such Borrower Party to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, as provided for herein.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

BORROWERS:	THE NEW YORK TIMES COMPANY, a New York corporation

	By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Senior Vice President and General Counsel

ABOUT, INC., a Delaware corporation

	By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Senior Vice President and Secretary

CONSUMERSEARCH, INC., a Delaware corporation

	By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Vice President and Secretary

BASELINE ACQUISITIONS CORP., a Delaware corporation

	By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Secretary

BASELINE, INC., a Delaware corporation

	By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Secretary

STUDIO SYSTEMS, INC., a Delaware corporation

	By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Secretary

CREDIT AGREEMENT

SCREENLINE, LLC, a Delaware limited liability company

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	Senior Vice President and Secretary

IHT LLC, a Delaware limited liability company

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	Secretary

INTERNATIONAL HERALD TRIBUNE U.S. INC., a New York corporation

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	Vice President

NEW YORK TIMES DIGITAL LLC, a Delaware limited liability company

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	Vice President and Secretary

NYT GROUP SERVICES, LLC, a Delaware limited liability company

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	President and Secretary

NYT CAPITAL, LLC, a Delaware limited liability company

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	Senior Vice President and Secretary

CREDIT AGREEMENT

GLOBE NEWSPAPER COMPANY, INC., a Massachusetts corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Assistant Clerk

BOSTON GLOBE ELECTRONIC PUBLISHING, LLC, a Delaware limited liability company

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Assistant Secretary

BOSTON GLOBE MARKETING, LLC, a Delaware limited liability company

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Assistant Secretary

COMMUNITY NEWSDEALERS, LLC, a Delaware limited liability company

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: President and Assistant Secretary

COMMUNITY NEWSDEALERS HOLDINGS, INC., a Delaware corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: President and Secretary

GLOBEDIRECT, LLC, a Delaware limited liability company

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Assistant Secretary

CREDIT AGREEMENT

RETAIL SALES, LLC, a Delaware limited liability company

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	Assistant Secretary

HENDERSONVILLE NEWSPAPER CORPORATION, a North Carolina corporation

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	Vice President and Secretary

HENDERSONVILLE NEWSPAPER HOLDINGS, INC., a Delaware corporation

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	President and Secretary

LAKELAND LEDGER PUBLISHING CORPORATION, a Florida corporation

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	Vice President and Secretary

LAKELAND LEDGER HOLDINGS, INC., a Delaware corporation

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	President and Secretary

NYT HOLDINGS, INC., an Alabama corporation

By:	/s/ Kenneth A. Richieri
	Name:	Kenneth A. Richieri
	Title:	Vice President and Secretary

CREDIT AGREEMENT

NYT MANAGEMENT SERVICES, INC., a Delaware corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Senior Vice President and Secretary

NYT SHARED SERVICE CENTER, INC., a Delaware corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Vice President and Secretary

INTERNATIONAL MEDIA CONCEPTS, INC., a Delaware corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Vice President and Secretary

THE DISPATCH PUBLISHING COMPANY, a North Carolina corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Vice President and Secretary

THE DISPATCH PUBLISHING HOLDINGS, INC., a Delaware corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: President and Secretary

THE HOUMA COURIER NEWSPAPER CORPORATION, a Delaware corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: President and Secretary

CREDIT AGREEMENT

THE HOUMA COURIER NEWSPAPER HOLDINGS, INC., a Delaware corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: President and Secretary

THE NEW YORK TIMES DISTRIBUTION CORPORATION, a Delaware corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Vice President and Secretary

THE NEW YORK TIMES SALES COMPANY, a Massachusetts business trust

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: President and Secretary

THE NEW YORK TIMES SYNDICATION SALES CORPORATION, a Delaware corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Vice President and Secretary

THE SPARTANBURG HERALD-JOURNAL, INC., a Delaware corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: President and Secretary

WORCESTER TELEGRAM & GAZETTE CORPORATION, a Massachusetts corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Assistant Clerk

CREDIT AGREEMENT

WORCESTER TELEGRAM & GAZETTE HOLDINGS, INC., a Delaware corporation

By:	/s/ Kenneth A. Richieri
Name: Kenneth A. Richieri
Title: Vice President and Secretary

CREDIT AGREEMENT

ADMINISTRATIVE AGENT, ISSUING BANK,

SWING BANK, CO-COLLATERAL AGENTS

AND LENDERS:

SUNTRUST BANK, as the Administrative Agent, a Co-Collateral Agent, the Issuing Bank, a Lender and the Swing Bank

By:	/s/ Scott Cowan
Name: Scott Cowan
Title: Director

WELLS FARGO CAPITAL FINANCE, LLC, as a Co-Collateral Agent

By:	/s/ Casimir Mazurkiewicz
Name: Casimir Mazurkiewicz
Title: Director

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Casimir Mazurkiewicz
Name: Casimir Mazurkiewicz
Title: Authorized Signatory

JP MORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Thomas G. Williams
Name: Thomas G. Williams
Title: Vice President

BARCLAYS BANK PLC, as a Lender

By:	/s/ Diane Rolfe
Name: Diane Rolfe
Title: Director

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Lisa Hanson
Name: Lisa Hanson
Title: Authorized Signatory

CREDIT AGREEMENT

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement (as defined below), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the date of acceptance and recording inserted by the Administrative Agent below (the “Effective Date”) (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other rights of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [Identify Lender]][1]

3.	Borrower(s):	The New York Times Company and certain of its Subsidiaries

4.	Administrative
	Agent:	SunTrust Bank, as the administrative agent under the Credit Agreement

[1]	Select as applicable.

5.	Credit Agreement:	The Credit Agreement, dated as of June , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definitions shall have the meanings ascribed thereto in the Credit Agreement), by and among THE NEW YORK TIMES COMPANY, a New York corporation (“Parent”), the other Persons party thereto as Borrowers (together with Parent, collectively, the “Borrowers” and each individually a “Borrower”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders, SUNTRUST BANK, as the Administrative Agent and Issuing Bank and the other agents party thereto from time to time.
6.	Assigned Interest:

Aggregate Amount of Commitments/ Loans for all Lenders[2]	Amount of Commitment/Loans Assigned[3]	Percentage Assigned of Commitment/ Loans[4]
$	$		%

[remainder of page left blank intentionally]

[2]	Global amount of the Commitment/Loans.
[3]	Amount to be assigned to Assignee as of the Effective Date.
[4]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

Effective Date:                  , 20

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

ACCEPTED AND APPROVED THIS DAY OF , 20 ;

SUNTRUST BANK, as the Administrative Agent

By:
Name:
Title:

[If no Event of Default exists:

THE NEW YORK TIMES COMPANY, as Parent and a Borrower

By:
Name:
Title: ]

ANNEX 1 to Assignment and Acceptance

THE NEW YORK TIMES COMPANY CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Sections 7.1 or 7.2 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT B

Summary Page Borrowing Base Certificate

Date
Name	New York Times Company (“Parent”)

A/R As of:

Pursuant to the provisions of the Credit Agreement and other financing documents (collectively the “Credit Agreement”) made by and between Borrowers, the lenders from time to time party thereto (“Lenders”), Wells Fargo Capital Finance, LLC (“Wells”) and SunTrust Bank (together with Wells, the “Co-Collateral Agents”), Parent hereby delivers, on behalf of itself and the other Borrowers, this Borrowing Base Certificate to the Co-Collateral Agents in order to induce the Lenders to make loans to Borrowers pursuant to the Credit Agreement.

Accounts Receivable

Accounts Receivable Balance per Aging Report Assigned To Wells	—

Less Ineligibles (detailed on page 2)	—

Net Eligible Accounts Receivable	—

Accounts Receivable Availability before Sublimit(s)	—

Net Available Accounts Receivable after Sublimit(s)	—

Loans

Total Availability before Loans & Reserves	—

Letters of Credit (LC’s):	—
Letter of Credit Sub-Limit
Lesser of Letters of Credit (LC’s) balance	—
Other Reserves

Total Reserves	—

Total Availability after LC’s and Reserves before Loan Balance	—

Total Credit Line	Suppressed Availability	—

Availability before Loan Balance		—

Loan Ledger Balance	As of:	—

Net Availability	—

The undersigned borrower certifies to you that: (a) this report, including all other reports and other schedules referred to herein, is true and correct in all respects, is in accordance with the books and records of the undersigned and is prepared in accordance with the terms of the Credit Agreement; (b) as of the date hereof, all representations and warranties of the undersigned contained in the Credit Agreement are true and correct; and (c) no default or event of default or any event or condition, which with the giving of notice or the passage of time or both would constitute a default or event of default under the Credit Agreement, exists.

List of attachments included with this Borrowing Base Certificate:
Authorized Signer	Page 2 - Accounts Receivable Availability Detail
Page 2b - Accounts Receivable Concentrations

Accounts Receivable Availability Detail
Name:	New York Times Company (“Parent”)
Report based on Aging dated:
			Loan ID #:	n/ap	n/ap	n/ap	n/ap	n/ap	n/ap	n/ap
			Division Name:	NYT Print	Globe Print	NYT Digital	Boston.com Digital	About.com Digital	WTG	Regionals	Total

Aging Spreads:
Current Month
1 Month Prior
2 Months Prior
3 Months Prior
4 Months Prior
5+ Months Prior

A/R Aging Balance:(1)
Ineligibles:
	ERS	Past Due-3+MP Print & 4+MP Digitals
	ERS	Past Due Credits
	ERS	CrossAge
	ERS	Intercompany
	ERS	Foreign
	ERS	Government
	ERS	COD
	ERS	Debit Memo
	ERS	Customer Deposits
	ERS	Employee Sales
	ERS	Progress Billing
	ERS	Extended Terms
	ERS	Finance Charges
	ERS	Guaranteed
	ERS	Coop Advertising
	ERS	Samples
	ERS	Consignment Sales
	ERS	Bill & Hold
	ERS	Bankrupt/Doubtful
	ERS	Contra
	ERS	Other1-Common Ownership
	ERS	Other2-Barter AR
	ERS	Other3
	ERS	Other4
	ERS	Other5
	ERS	Other6
	Manual	Boston.com Def Inc GL #3645
	Manual	Unidentified Cash GL #1540
	Manual	Unfulfilled Prepaid Ad GL #3940
	Manual	Unfulfilled Prepaid Ad GL #3231
	Manual	Manual Aging/AR Aging Variance
	Manual	Concentration Cap
	Manual	Reserve grossed up as Ineligible
	Manual	Dilution Ineligible (grossed up)

Total Ineligible A/R:				—	—	—	—	—	—	—	—

Eligible A/R				—	—	—	—	—	—	—	—
Advance Rate
A/R Availability before Sublimit(s)				—	—	—	—	—	—	—	—

Line Limit or Sublimit(s)

Net A/R Availability				—		—	—	—	—	—	—

RM Signature

(1)	To be updated for other ineligibility criteria applicable to this borrowing base certificate for the period of time which it is delivered, pursuant to the definition of “Eligible Accounts” in the Credit Agreement.

Page 2 - AR Detail

AR CONCENTRATIONS
New York Times Company (“Parent”)	As of:

Consolidated												Ineligibles
#	Customer Name Calc	% or $ Allowed of Eligible AR	% of Eligible	% of AR	Total	Current Month	1 Month Prior	2 Months Prior	3 Months Prior	4 Months Prior	5+ Months Prior	Total	Eligible A/R	Conc Cap	Conc IE	% of Balance
1													—	—	—
2													—	—	—
3													—	—	—
4													—	—	—
5													—	—	—
6													—	—	—
7													—	—	—
8													—	—	—
9													—	—	—
10													—	—	—
	Total Analyzed				—	—	—	—	—	—	—	—	—		—

	CONSOLIDATED TOTAL AR				—	—	—	—	—	—	—
	Remaining AR				—	—	—	—	—	—	—
	Ineligible AR Prior to Concentration Ineligible				—
	Net Eligible AR Prior to Concentration Ineligible				—

Concentration Caps or Limits per the Credit Agreement:

	Names (Customer_Name_Calc)	% or Dollar Cap

All Others

Page 2b - AR Concentrations

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

The undersigned hereby certifies that he or she is the [                    ] and an Authorized Signatory of THE NEW YORK TIMES COMPANY, a New York corporation (“Administrative Borrower”). In connection with that certain Credit Agreement, dated as of June __, 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement), by and among Administrative Borrower, the Subsidiaries party thereto as Borrowers, the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as lenders (the “Lenders”) and SUNTRUST BANK, as the administrative agent (the “Administrative Agent”), the undersigned does hereby further certify on behalf of the Borrower Parties that:

1.	[There are no Advances or Letters of Credit outstanding as of the date of delivery of this Compliance Certificate and this Compliance Certificate corresponds to financial statements furnished pursuant to Section 7.1 of the Credit Agreement / The Fixed Charge Coverage Ratio for the four (4) fiscal quarters ended [DATE], including arithmetical calculations required to determine the same, are set forth on Schedule 1 attached hereto and, if compliance pursuant to Section 8.8 of the Credit Agreement is as of the date hereof required, a determination of whether or not the Borrower Parties are in compliance with the requirements of the Financial Covenants];

2.	No material change in GAAP or the application thereof has occurred since the date of the Borrowers’ audited financial statements delivered on the Agreement Date [, except as set forth on Schedule 2 (which schedule describes the effect of such change on the financial statements accompanying this Compliance Certificate)];

3.	To the best of my knowledge, no Default or Event of Default has occurred during the period ended [DATE] [, except as described on Schedule 3 attached hereto (which Schedule describes the nature of each such Default or Event of Default, when it occurred, whether it is continuing and what actions the Borrowers have taken or propose to take with respect thereto)]; and

4.	No Borrower Party has relied upon the Transaction Conditions (Undrawn) to permit a transaction or event which would otherwise not have been permitted under Sections 8.1, 8.2, 8.4, 8.5, 8.7 or 8.13 of the Credit Agreement since the date of the most recently ended fiscal quarter for which a Compliance Certificate has been delivered [, except as described on Schedule 4 attached hereto (which Schedule sets forth a summary of each such transaction or event including, without limitation, the amounts and parties involved)].

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, I have executed this Compliance Certificate as of                  , 20    .

THE NEW YORK TIMES COMPANY, a New York corporation, as Administrative Borrower

By:
Name:
Title:

Schedule 1

Compliance Calculation Section 8.8– Fixed Charge Coverage Ratio1

(a) Net Income for such period (the consolidated net income (or loss) of the Borrowers and their Subsidiaries for such period, determined in accordance with GAAP2 )	$

(b) to the extent deducted in determining Net Income, Interest Expense for such period	$

(c) to the extent deducted in determining Net Income, the provision for Federal, state, local and foreign income taxes payable by the Borrowers and their Subsidiaries for such period	$

(d) to the extent deducted in determining Net Income, depreciation and amortization expense	$

(e) to the extent deducted in determining Net Income, non-cash items, including, without limitation stock compensation expenses and pension expenses	$

(f)     to the extent deducted in determining Net Income, other non-recurring expenses of Borrowers and their Subsidiaries reducing such Net Income which do not represent a cash item in such period or any future period

$

(g) To the extent included in calculating Net Income, Federal, state, local and foreign income tax credits of the Borrowers and their Subsidiaries for such period	$

[1]	The Fixed Charge Coverage Ratio is to be calculated on a Pro Forma Basis.
[2]

Excluded from consolidated net income (or loss): (a) net after-tax gains (or losses) from asset sales or abandonment or reserves relating thereto, (b) net after-tax items classified as extraordinary gains (or losses), (c) the net income (but not loss) of any Borrower (except Parent) or Subsidiary thereof to the extent that a corresponding amount could not be distributed to the Parent at the date of determination as a result of any restriction pursuant to such Person’s charter or by-laws or any law, regulation, agreement or judgment applicable to any such distribution, (d) any increase (but not decrease) in net income attributable to minority interests in any Subsidiary and (e) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Net Income accrued at any time following the Agreement Date.

(h) To the extent included in calculating Net Income, all non-cash items increasing Net Income for such period	$

(i) EBITDA for such period: (a) + ((b) + (c) + (d) + (e) + (f)) – ((g) + (h))	$

(j) Unfinanced Capital Expenditures for such period	$

(k) tax payments paid in cash during such period, net of any cash tax refunds received during such period	$

(l) (i) – ((j) + (k))	$

(m) the greater of (l) or zero (0)	$

(n) with respect to the Borrowers and their Subsidiaries on a consolidated basis, Interest Expense paid in cash for such Person during such period	$

(o)    with respect to the Borrowers and their Subsidiaries on a consolidated basis, all cash dividends or other distributions paid, accrued or scheduled to be paid or accrued, on any series of preferred stock, common stock or other equity interests of any Borrower during such period to any Person other than such Person or any of its Subsidiaries (excluding items eliminate in consolidation)

$

(p)    with respect to the Borrowers and their Subsidiaries on a consolidated basis, scheduled payments of principal during such period (excluding payments of principal on the applicable scheduled maturity dates of the Excluded Notes)

$

(q) with respect to the Borrowers and their Subsidiaries on a consolidated basis, mandatory pension payments made in cash during such period	$

(r) Fixed Charges[3] : (n) + (o) + (p) + (q)	$

(s) Ratio of (m) to (r)	:

Compliance required pursuant to Section 8.8 of the Credit Agreement?	☐ Yes ☐ No

In compliance?	☐ Yes ☐ No

[3]

For the avoidance of doubt, the early redemption of any of the Excluded Notes does not constitute a scheduled payment of principal in respect of such Excluded Notes for purposes of this definition of Fixed Charges to the extent either (i) cash on hand (other than from an Advance of the Revolving Loan) or (ii) proceeds from a Permitted Refinancing are used to make such redemption.

Schedule 2

Schedule 3

Schedule 4

                 , 20

EXHIBIT D

FORM OF NOTICE OF CONVERSION/CONTINUATION

I,                                         , the                                          and an Authorized Signatory of THE NEW YORK TIMES COMPANY, a New York corporation (“Administrative Borrower”), do hereby certify pursuant to the provisions of that certain Credit Agreement, dated as of June     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement), by and among Administrative Borrower, the other Persons party thereto as Borrowers (together with Administrative Borrower, collectively, the “Borrowers” and each individually a “Borrower”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders, SUNTRUST BANK, as the Administrative Agent and Issuing Bank and the other agents party thereto from time to time, on behalf of the Borrower Parties, that, with respect to the existing outstanding [Base Rate / Eurodollar] Advance under the Commitments in the original principal amount of $[        ],

(a) that such [Base Rate / Eurodollar] Advance be converted or continued as follows:

(i) $[        ] of such amount shall be converted to a Base Rate Advance, effective [            ,     ] [DATE];

(ii) $[        ] of such amount shall be [converted to /continued as] a Eurodollar Advance with a Eurodollar Advance Period of [    ] months, effective [            ,     ] [DATE];

(iii) $[        ] of such amount shall be repaid on [            ,     ] [DATE];

(b) after giving effect to the foregoing, the number of Eurodollar Advances outstanding shall not exceed seven (7); and

(c) no Default or Event of Default has occurred and is continuing.1

The foregoing instructions shall be irrevocable. This Notice of Conversion/Continuation shall be a Loan Document for all purposes.

[remainder of page left blank intentionally]

[1]

Pursuant to Section 2.2(a)(ii)(D) of the Credit Agreement, this condition must be satisfied for conversion or continuation of Eurodollar Advances unless consented to by the Administrative Agent and the Majority Lenders in their sole discretion.

1

Dated as of this      day of             , 20    .

THE NEW YORK TIMES COMPANY, a New York corporation, as Administrative Borrower

By:
Name:
Title:

EXHIBIT E

FORM OF REQUEST FOR ADVANCE

I,                                         , the                                          and an Authorized Signatory of THE NEW YORK TIMES COMPANY, a New York corporation (“Administrative Borrower”), pursuant to the provisions of that certain Credit Agreement, dated as of June     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement), by and among Administrative Borrower, the other Persons party thereto as Borrowers (together with Administrative Borrower, collectively, the “Borrowers” and each individually a “Borrower”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders, SUNTRUST BANK, as the Administrative Agent and Issuing Bank and the other agents party thereto from time to time, do hereby certify on behalf of the Borrower Parties that:

1. The Borrowers hereby request [a Eurodollar Advance in the amount of $[        ] with a Eurodollar Advance Period of [    ] months / a Base Rate Advance in the amount of $[        ]], which Advance is requested to be dated and made on [            , 20    ], under the Commitments. To the extent this Advance is a Base Rate Advance, such Advance [shall/shall not] constitute a Swing Loan. The proceeds of the Advance should be wired on behalf of the Borrower as set forth below. The foregoing instructions shall be irrevocable.

Bank Name:

Bank Address:

ABA#:

Account Name:

Account Number:

Federal Tax I.D. #:

2. All representations and warranties of the Borrower Parties made in the Credit Agreement and the other Loan Documents, which, pursuant to Section 5.3 of the Credit Agreement, are made at and as of the time of the Advance requested hereby, are true and correct in all material respects as of the date hereof (unless any such representation or warranty is qualified as to materiality, in which case such representation or warranty is true and correct in all respects and unless such representation or warranty is made as of an earlier date, in which case such representation or warranty were true and correct in all material respects as of such earlier date), both before and after giving effect to the application of the proceeds of the Advance for which this Request for Advance is given, and all applicable conditions set forth in Section[s] [[4.1 and]1 4.2] of the Credit Agreement have been satisfied or waived in writing by the necessary Lenders.

3. No event has occurred since December 26, 2010, which has had or could reasonably be expected to have a Materially Adverse Effect.

4. No Default or Event of Default exists or will exist immediately after giving effect to this Request for Advance.

5. [The Borrowers have provided the Co-Collateral Agents written notice at least fifteen (15) days prior to the date of this requested Advance and the opportunity to conduct a field exam of the Borrowers’ Accounts during such fifteen (15) day period.]2

6. [The Borrowers have provided the Administrative Agent with a certificate certifying compliance on a Pro Forma Basis, after giving effect to this Request for Advance, with the Fixed Charge Coverage Ratio, including arithmetical calculations required to determine the same, as set forth in Section 8.8.]3

7. No Overadvance exists, after giving effect to this Request for Advance, as demonstrated by the most recent Borrowing Base Certificate (delivered to the Co-Collateral Agents pursuant to Section 7.5(a)).

8. The Administrative Agent has received all other certificates, reports, statements, opinions of counsel, or other documents as the Administrative Agent has reasonably requested in its Permitted Discretion and all other conditions to the making of this Advance which are set forth in the Credit Agreement have been fulfilled.

9. None of the events or conditions described in Section 9.1(g) or (h) now exist with respect to any Borrower Party or any Subsidiary of any Borrower Party.4

[1]	For initial Advance only.
[2]

Only required if Borrowers have requested an Advance on or after the Agreement Date and prior to the first field exam by the Co-Collateral Agents after the Agreement Date, and if the requested Advance, together with all other Advances made and Letters of Credit issued before such requested Advance, is in an aggregate amount in excess of $10,000,000.

[3]

Only if either (i) Availability is less than the Availability Trigger Amount during any Testing Trigger Period or (ii) since the date of the most recent Advance or issuance of Letter of Credit (including the initial Advance and initial issuance of Letter of Credit, as applicable), the Transaction Conditions (Undrawn) are relied upon at any time during the period of time beginning with the first day of the fiscal quarter ended immediately preceding the requested date of a new Advance to and including such requested date of borrowing, by any Borrower Party to permit a transaction or event which would otherwise have not been permitted under Sections 8.1, 8.2, 8.4, 8.5, 8.7 or 8.13 of this Agreement.

[4]	Unless otherwise consented to in writing by the Administrative Agent and the Majority Lenders

2

10. The incumbency of persons authorized by the Borrower Parties to sign documents is as stated in the certificate of incumbency most recently delivered by the Borrower Parties to the Administrative Agent.

[remainder of page intentionally left blank]

3

Dated as of this      day of             , 20    .

THE NEW YORK TIMES COMPANY, as Administrative Borrower

By:
Name:
Title:

EXHIBIT F

FORM OF REQUEST FOR ISSUANCE OF LETTER OF CREDIT

I,                                         , the                                          and an Authorized Signatory of THE NEW YORK TIMES COMPANY, a New York corporation (“Administrative Borrower”), pursuant to the provisions of that certain Credit Agreement, dated as of June     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement), by and among Administrative Borrower, the other Persons party thereto as Borrowers (together with Administrative Borrower, collectively, the “Borrowers” and each individually a “Borrower”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders, SUNTRUST BANK, as the Administrative Agent and Issuing Bank and the other agents party thereto from time to time, do hereby certify on behalf of all Borrower Parties that:

1. The Borrowers hereby request that [SunTrust Bank], as an Issuing Bank, issue a [Commercial/Standby] Letter of Credit under the Letter of Credit Commitment in the amount of $[        ], which Letter of Credit is requested to be dated and issued on [             , 20    ,] (the “Issuance Date”) for the account of [                                        ] and for the benefit of [                                        ] to expire on [                                         ].

2. As of the Issuance Date, the Available Letter of Credit Amount is $[        ] which is equal to or greater than the face amount of the Letter of Credit requested hereby.

3. All representations and warranties of the Borrower Parties made in the Credit Agreement and other Loan Documents, which, pursuant to Section 5.3 of the Credit Agreement, are made at and as of the time of the issuance of the Letter of Credit, are true and correct in all material respects as of the date hereof (unless any such representation or warranty is qualified as to materiality, in which case such representation or warranty is true and correct in all respects and unless such representation or warranty is made as of an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date), both before and after giving effect to the issuance of the Letter of Credit for which this Request for Issuance of Letter of Credit is given, and all applicable conditions set forth in Section[s] [[4.1 and]1 4.3] of the Credit Agreement have been satisfied or waived in writing by the necessary Lenders.

[1]	For initial Letter of Credit only.

1

4. No event has occurred since December 26, 2010, which has had or could reasonably be expected to have a Materially Adverse Effect.

5. No Default or Event of Default exists or will exist immediately after giving effect to the issuance of the Letter of Credit for which this Request for Issuance of Letter of Credit is given.

6. [The Borrowers have provided the Administrative Agent written notice at least fifteen (15) days prior to the date of this Request for Issuance of Letter of Credit and the opportunity to conduct a field exam of the Borrowers’ Accounts during such fifteen (15) day period.]2

7. [The Borrowers have delivered to the Administrative Agent a certificate certifying compliance on a Pro Forma Basis, after giving effect to this requested Letter of Credit, with the Fixed Charge Coverage Ratio, including arithmetical calculations required to determine the same, as set forth in Section 8.8.]3

8. No Overadvance exists, after giving effect to the issuance of the Letter of credit for which this Request for Issuance of Letter of Credit is given, as demonstrated by the most recent Borrowing Base Certificate (delivered to the Co-Collateral Agents pursuant to Section 7.5(a)).

9. The Administrative Agent and the Issuing Bank have received all such other certificates, reports, statements, opinions of counsel, or other documents as the Administrative Agent or the Issuing Bank have reasonably requested in its Permitted Discretion and all other conditions to the issuance of the Letter of Credit for which this Request for Issuance of Letter of Credit is given which are set forth in the Credit Agreement have been fulfilled.

[2]	Only required if Borrowers have requested the issuance of a Letter of Credit on or after the Agreement Date and prior to the first field exam by the Co-Collateral Agents after the Agreement Date, and if the issuance of the Letter of Credit for which this Request for the Issuance of Letter of Credit, together with all other Advances made and Letters of Credit issued before this Request for the Issuance of a Letter of Credit, is in an aggregate amount in excess of $10,000,000.
[3]	Only if either (i) Availability is less than the Availability Trigger Amount during any Testing Trigger Period or (ii) since the date of the most recent Advance or issuance of Letter of Credit (including the initial Advance and initial issuance of Letter of Credit, as applicable), the Transaction Conditions (Undrawn) are relied upon at any time during the period of time beginning with the first day of the fiscal quarter ended immediately preceding the requested date of issuance of a new Letter of Credit to and including such requested date of issuance, by any Borrower Party to permit a transaction or event which would otherwise have not been permitted under Sections 8.1, 8.2, 8.4, 8.5, 8.7 or 8.13 of this Agreement.

2

10. None of the events or conditions described in Section 9.1(g) or (h) now exist with respect to any Borrower Party or any Subsidiary of any Borrower Party.4

11. The incumbency of persons authorized by the Borrower Parties to sign documents is as stated in the certificate of incumbency most recently delivered by the Borrower Parties to the Administrative Agent.

[remainder of page intentionally left blank]

[4]	Unless otherwise consented to in writing by the Administrative Agent and the Majority Lenders

3

Dated as of this     day of             , 20    .

THE NEW YORK TIMES COMPANY, as Administrative Borrower

By:
Name:
Title:

EXHIBIT G

FORM OF REVOLVING LOAN NOTE

US $[ ]	[DATE]

FOR VALUE RECEIVED, the undersigned, THE NEW YORK TIMES COMPANY, a New York corporation (“Parent”) and the Subsidiaries of Parent signatory hereto (together with Parent, collectively, jointly and severally, the “Borrowers” and each, individually, a “Borrower”), hereby promise, jointly and severally, to pay to [                                        ] (hereinafter, together with its successors and assigns, the “Lender”), at the office of the Administrative Agent (as defined below), in immediately available funds, the principal sum of [                                         and         /100s DOLLARS ($            )] of United States funds, or, if less, so much thereof as may from time to time be advanced and outstanding as Revolving Loans by the Lender to the Borrowers hereunder, plus interest as hereinafter provided. Such Advances of Revolving Loans may be endorsed from time to time on the grid attached hereto, but the failure to make such notations shall not affect the validity of the Borrowers’ obligations to repay unpaid principal and interest hereunder.

This Revolving Loan Note is one of the Revolving Loan Notes referred to in that certain Credit Agreement, dated as of June     , 2011, by and among Parent and the other Borrowers, the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders, SUNTRUST BANK, as the Administrative Agent and Issuing Bank and the other agents party thereto from time to time, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). All capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement except to the extent such capitalized terms are otherwise defined or limited herein.

All principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Maturity Date, or such earlier date as the Revolving Loans shall be due and payable in full, whether by acceleration or otherwise, pursuant to the Credit Agreement. The Borrowers also shall repay the principal outstanding hereunder from time to time as provided in the Credit Agreement.

The Borrowers shall be entitled to borrow, repay and re-borrow funds hereunder pursuant to the terms and conditions of the Credit Agreement. Prepayment of the principal amount of any Revolving Loan may be made only as provided in the Credit Agreement.

The Borrowers hereby promise to pay interest on the unpaid principal amount hereof as provided in Article II of the Credit Agreement. The Obligations shall bear interest payable at the Default Rate in the manner and at the times provided in the Credit Agreement.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrowers or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrowers shall notify the Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrowers not pay, and the Lender not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under Applicable Law.

The Borrowers hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest, notice of protest and notice of any other kind whatsoever not expressly provided for in the Credit Agreement or any other Loan Document.

Time is of the essence in this Revolving Loan Note.

This Revolving Loan Note evidences the Lender’s portion of the Revolving Loans under, and is entitled to the benefits and subject to the terms of, the Credit Agreement, which contains provisions with respect to the acceleration of the maturity of this Revolving Loan Note upon the happening of certain stated events, and provisions for prepayment and repayment. This Revolving Loan Note is secured by and is also entitled to the benefits of the Loan Documents to the extent provided therein and any other agreement or instrument providing collateral for the Revolving Loans, whether now or hereafter in existence, and any filings, instruments, agreements and documents relating thereto and providing collateral for the Revolving Loans.

This Revolving Loan Note shall be construed in accordance with and governed by the laws of the State of New York.

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IN WITNESS WHEREOF, the duly authorized officers of the Borrowers, as Authorized Signatories, have each executed this Revolving Loan Note under seal as of the day and year first above written.

THE NEW YORK TIMES COMPANY, a New York corporation, as a Borrower

By:
Name:
Title:

ABOUT, INC., a Delaware corporation

By:
Name:
Title:

CONSUMERSEARCH, INC., a Delaware corporation

By:
Name:
Title:

BASELINE ACQUISITIONS CORP., a Delaware corporation

By:
Name:
Title:

BASELINE, INC., a Delaware corporation

By:
Name:
Title:

STUDIO SYSTEMS, INC., a Delaware corporation

By:
Name:
Title:

SCREENLINE, LLC, a Delaware limited liability company

By:
Name:
Title:

IHT LLC, a Delaware limited liability company

By:
Name:
Title:

INTERNATIONAL HERALD TRIBUNE U.S. INC., a New York corporation

By:
Name:
Title:

NEW YORK TIMES DIGITAL LLC, a Delaware limited liability company

By:
Name:
Title:

NYT GROUP SERVICES, LLC, a Delaware limited liability company

By:
Name:
Title:

NYT CAPITAL, LLC, a Delaware limited liability company

By:
Name:
Title:

GLOBE NEWSPAPER COMPANY, INC., a Massachusetts corporation

By:
Name:
Title:

BOSTON GLOBE ELECTRONIC PUBLISHING, LLC, a Delaware limited liability company

By:
Name:
Title:

BOSTON GLOBE MARKETING, LLC, a Delaware limited liability company

By:
Name:
Title:

COMMUNITY NEWSDEALERS, LLC, a Delaware limited liability company

By:
Name:
Title:

COMMUNITY NEWSDEALERS HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

GLOBEDIRECT, LLC, a Delaware limited liability company

By:
Name:
Title:

RETAIL SALES, LLC, a Delaware limited liability company

By:
Name:
Title:

HENDERSONVILLE NEWSPAPER CORPORATION, a North Carolina corporation

By:
Name:
Title:

HENDERSONVILLE NEWSPAPER HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

LAKELAND LEDGER PUBLISHING CORPORATION, a Florida corporation

By:
Name:
Title:

LAKELAND LEDGER HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

NYT HOLDINGS, INC., an Alabama corporation

By:
Name:
Title:

NYT MANAGEMENT SERVICES, INC., a Delaware corporation

By:
Name:
Title:

NYT SHARED SERVICE CENTER, INC., a Delaware corporation

By:
Name:
Title:

INTERNATIONAL MEDIA CONCEPTS, INC., a Delaware corporation

By:
Name:
Title:

THE DISPATCH PUBLISHING COMPANY, a North Carolina corporation

By:
Name:
Title:

THE DISPATCH PUBLISHING HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

THE HOUMA COURIER NEWSPAPER CORPORATION, a Delaware corporation

By:
Name:
Title:

THE HOUMA COURIER NEWSPAPER HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

THE NEW YORK TIMES DISTRIBUTION CORPORATION, a Delaware corporation

By:
Name:
Title:

THE NEW YORK TIMES SALES COMPANY, a Massachusetts business trust

By:
Name:
Title:

THE NEW YORK TIMES SYNDICATION SALES CORPORATION, a Delaware corporation

By:
Name:
Title:

THE SPARTANBURG HERALD-JOURNAL, INC., a Delaware corporation

By:
Name:
Title:

WORCESTER TELEGRAM & GAZETTE CORPORATION, a Massachusetts corporation

By:
Name:
Title:

WORCESTER TELEGRAM & GAZETTE HOLDINGS, INC., a Delaware corporation

By:
Name:
Title:

REVOLVING LOAN ADVANCES

DATE	AMOUNT OF REVOLVING LOAN ADVANCE	TYPE OF REVOLVING LOAN ADVANCE	AMOUNT OF PRINCIPAL PAID OR PREPAID	NOTATION MADE

EXHIBIT H

FORM OF GUARANTY SUPPLEMENT

Reference is made to that certain Credit Agreement, dated as of June     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement), by and among THE NEW YORK TIMES COMPANY, a New York corporation (“Parent”), the other Persons party thereto as Borrowers (together with Parent, collectively, the “Borrowers” and each individually a “Borrower”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders, SUNTRUST BANK, as the Administrative Agent and Issuing Bank and the other agents party thereto from time to time.

Whereas, pursuant to Section 6.16 of the Credit Agreement, a new Domestic Subsidiary (whether by acquisition, creation or designation) of the Borrowers which is not an Excluded Subsidiary is required to join the Credit Agreement as a Guarantor (if not joined as a Borrower) and become a Borrower Party by executing and delivering in favor of the Administrative Agent this Guaranty Supplement. Upon the execution and delivery of this Guaranty Supplement by such Domestic Subsidiary, such Domestic Subsidiary shall become a Guarantor of the Obligations and become a Borrower Party under the Credit Agreement with the same force and effect as if originally named as a Guarantor therein.

The undersigned (the “New Guarantor”) hereby agrees as follows:

1. In accordance with Section 6.16 of the Credit Agreement, the New Guarantor, by its signature below, becomes a “Guarantor” and a “Borrower Party” under the Credit Agreement with the same force and effect as if originally named therein as a “Guarantor” and as a “Borrower Party”, and the New Guarantor hereby agrees to all of the terms and provisions of the Credit Agreement applicable to it as a “Guarantor” and as a “Borrower Party” thereunder. In furtherance of the foregoing, the New Guarantor, as security for the payment and performance in full of the Obligations, does hereby guarantee, subject to the limitations set forth in Section 3.1(g) of the Credit Agreement, to the Administrative Agent, for the benefit of the Lender Group, the full and prompt payment of the Obligations, including, without limitation, any interest thereon (including, without limitation, interest, as provided in the Credit Agreement, accruing after the filing of a petition initiating any Insolvency Proceedings, whether or not such interest accrues or is recoverable against the Borrowers after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), plus reasonable and documented attorneys’ fees and expenses if the obligations represented by the Credit Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Each reference to a “Guarantor” and “Borrower Party” in the Credit Agreement shall be deemed to include the New Guarantor. The Credit Agreement is incorporated herein by reference. Any Schedule attached hereto with respect to the New Guarantor supplements the corresponding numbered schedule to the Credit Agreement, and shall be deemed a part thereof for all purposes of the Credit Agreement.

2. The New Guarantor represents and warrants to the Administrative Agent and the other members of the Lender Group that this Guaranty Supplement has been duly executed and delivered by the New Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Additionally, the New Guarantor makes each of the representations and warranties set forth in Article V of the Credit Agreement, to the extent relating to the New Guarantor (to the extent representations and warranties do not expressly relate solely to a date prior to the date hereof).

3. This Guaranty Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Guaranty Supplement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

4. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

5. THIS GUARANTY SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

6. This Guaranty Supplement shall be considered a Loan Document for all purposes.

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IN WITNESS WHEREOF, the New Guarantor has duly executed this Guaranty Supplement as of the day and year first above written.

NEW GUARANTOR:	[NAME OF NEW GUARANTOR]

By:
Name:
Title:

EXHIBIT I

FORM OF NOTICE OF REQUESTED COMMITMENT INCREASE

                 , 20

SunTrust Bank

303 Peachtree Street

Twenty-Fifth Floor

Atlanta, Georgia 30308

Attn: [                                         ]

Telecopy No.: [                    ]

Email: [                    ]

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of June     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement), by and among THE NEW YORK TIMES COMPANY, a New York corporation (“Administrative Borrower”), the other Persons party thereto as Borrowers (together with Administrative Borrower, collectively, the “Borrowers” and each individually a “Borrower”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders, SUNTRUST BANK, as the Administrative Agent and Issuing Bank and the other agents party thereto from time to time. The undersigned hereby gives notice, on behalf of the Borrower Parties, pursuant to Section 2.17 of the Credit Agreement, that it hereby requests a Commitment Increase, and in connection therewith sets forth below the information relating to such requested Commitment Increase, as required by Section 2.17 of the Credit Agreement:

1. The Borrowers hereby request the following Commitment Increase in the amount of $[        ].

2. The requested date of the proposed Commitment Increase is [            , 20    ].

The undersigned hereby certifies that the following statements are true on the date hereof:

(a) The representations and warranties contained in the Credit Agreement and the other Loan Documents shall be true and correct in all material respects (unless any such representation or warranty is qualified as to materiality, in which case such representation or warranty is true and correct in all respects and unless such representation or warranty is made as of an earlier date, in which case such representation or warranty shall have been true and correct in all material respects as of such earlier date) at such time, both before and after giving effect to the Commitment Increase; and

(b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Commitment Increase.

The Administrative Borrower has caused this Notice of Requested Commitment Increase to be executed and delivered by its duly authorized representative as of the date and year first written above.

THE NEW YORK TIMES COMPANY, as Administrative Borrower

By:
Name:
Title:

EXHIBIT J

FORM OF BORROWER SUPPLEMENT

Reference is made to that certain Credit Agreement, dated as of June     , 2011 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings ascribed thereto in the Credit Agreement), by and among THE NEW YORK TIMES COMPANY, a New York corporation (“Parent”), the other Persons party thereto as Borrowers (together with Parent, collectively, the “Borrowers” and each individually a “Borrower”), the Persons party thereto from time to time as Guarantors, the financial institutions party thereto from time to time as Lenders, SUNTRUST BANK, as the Administrative Agent and Issuing Bank and the other agents party thereto from time to time.

Whereas, pursuant to Section 6.16 of the Credit Agreement, a new Domestic Subsidiary (whether by acquisition, creation or designation) of the Borrowers which is not an Excluded Subsidiary is required to join the Credit Agreement as a Borrower (if not joined as a Guarantor) and become a Borrower Party by executing and delivering in favor of the Administrative Agent this Borrower Supplement. Upon the execution and delivery of this Borrower Supplement by such Domestic Subsidiary, such Domestic Subsidiary shall become a Borrower and Borrower Party under the Credit Agreement with the same force and effect as if originally named as a Borrower therein.

The undersigned (the “New Borrower”) hereby agrees as follows:

1. In accordance with Section 6.16 of the Credit Agreement, the New Borrower, by its signature below, becomes a “Borrower” and a “Borrower Party” under the Credit Agreement with the same force and effect as if originally named therein as a “Borrower” and as a “Borrower Party”, and the New Borrower hereby agrees to all of the terms and provisions of the Credit Agreement applicable to it as a “Borrower” and as a “Borrower Party” thereunder. New Borrower hereby expressly assumes, jointly and severally, all Obligations of the Borrower Parties under the Credit Agreement and the other Loan Documents (without a release of any other Borrower Party with respect thereto), including, without limitation, any interest thereon (including, without limitation, interest, as provided in the Credit Agreement, accruing after the filing of a petition initiating any Insolvency Proceedings, whether or not such interest accrues or is recoverable against the Borrowers after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), plus reasonable and documented attorneys’ fees and expenses if the obligations represented by the Credit Agreement are collected by law, through an attorney-at-law, or under advice therefrom. Each reference to a “Borrower” and “Borrower Party” in the Credit Agreement shall be deemed to include the New Borrower. The Credit Agreement is incorporated herein by reference. Any Schedule attached hereto with respect to the New Borrower supplements the corresponding numbered schedule to the Credit Agreement, and shall be deemed a part thereof for all purposes of the Credit Agreement.

2. The New Borrower represents and warrants to the Administrative Agent and the other members of the Lender Group that this Borrower Supplement has been duly executed and delivered by the New Borrower and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). Additionally, the New Borrower makes each of the representations and warranties set forth in Article V of the Credit Agreement, to the extent relating to the New Borrower (to the extent representations and warranties do not expressly relate solely to a date prior to the date hereof).

3. This Borrower Supplement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Borrower Supplement in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures delivered by a party by facsimile transmission or other electronic transmission shall be deemed an original signature hereto.

4. Except as expressly supplemented hereby, the Credit Agreement shall remain in full force and effect.

5. THIS BORROWER SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

6. This Borrower Supplement shall be considered a Loan Document for all purposes.

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IN WITNESS WHEREOF, the New Borrower has duly executed this Borrower Supplement as of the day and year first above written.

NEW BORROWER:	[NAME OF NEW BORROWER]

By:
Name:
Title:

Schedule C

Commitment Ratios

Lender	Commitment	Commitment Ratio

SunTrust Bank	$31,666,666.67	25.333333336%

Wells Fargo Bank, N.A.	$31,666,666.67	25.333333336%

JP Morgan Chase Bank, N.A.	$31,666,666.66	25.333333328%

Barclays Bank PLC	$15,000,000.00	12.000000000%

Morgan Stanley Senior Funding, Inc.	$15,000,000.00	12.000000000%

Totals	$125,000,000	100%

Schedule E

Eligible Account Borrowers

(i)	The New York Times Company, a New York corporation;

(ii)	About, Inc., a Delaware corporation;

(iii)	Worcester Telegram & Gazette Corporation, a Massachusetts corporation;

(iv)	Lakeland Ledger Publishing Corporation, a Florida corporation;

(v)	Globe Newspaper Company, Inc., a Massachusetts corporation;

(vi)	the Sarasota Herald Tribune division of NYT Management Services, Inc., a Delaware corporation; and

(vii)	Boston Globe Electronic Publishing, LLC, a Delaware limited liability company

Schedule P

Post-Closing Matters

1.	On or before July 5, 2011 (as such date may be extended by Administrative Agent in its sole discretion), the Borrower Parties shall use commercially reasonable efforts to deliver to Administrative Agent, a certificate of good standing, in form and substance reasonably satisfactory to Administrative Agent and without qualification as to overdue filings, taxes or similar statements, from the State of California with respect to each of About, Inc., Studio Systems, Inc., The New York Times Syndication Sales and The New York Times Sales Company.

2.	On or before July 5, 2011 (as such date may be extended by Administrative Agent in its sole discretion), the Borrower Parties shall deliver to Administrative Agent a duly executed and effective amendment to the applicable governing documents of each of the following Borrower Parties, in each case eliminating the application of Section 102(b)(2) of Title 8 of the Delaware Code for such Borrower Party with respect to the Credit Agreement and the financing transactions contemplated thereby: (i) International Media Concepts, Inc., (ii) Lakeland Ledger Holdings, Inc., (iii) NYT Capital, LLC, (iv) NYT Holdings, Inc., (v) NYT Shared Service Center, Inc., (vi) Studio Systems, Inc., (vii) The Dispatch Publishing Holdings, Inc., (viii) The Dispatch Publishing Holdings, Inc., (ix) The Houma Courier Newspaper Holdings, Inc., (x) The Spartanburg Herald-Journal, Inc., (xi) Worcester Telegram & Gazette Holdings, Inc., (xii) Hendersonville Newspaper Holdings, Inc., (xiii) Community Newsdealers Holdings, Inc and (xiv) any other Borrower Party that by the terms of its governing documents is subject to of Section 102(b)(2) of Title 8 of the Delaware Code (or, if incorporated or formed, as applicable, in a State other than the State of Delaware, the equivalent of such Borrower Party’s State of incorporation or formation, as applicable).